AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 29, 2003


                           Registration No. 333-83964
                     =======================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                         POST-EFFECTIVE AMENDMENT NO. 2
                                       TO
                                    FORM S-1


             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                            TIAA REAL ESTATE ACCOUNT
                            ------------------------
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                    New York
                                    --------
         (STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)

                                (Not applicable)
                                ----------------
            (PRIMARY STANDARD INDUSTRIAL CLASSIFICATION CODE NUMBER)

                                (Not applicable)
                                ----------------
                      (I.R.S. EMPLOYER IDENTIFICATION NO.)

            c/o Teachers Insurance and Annuity Association of America
                                730 Third Avenue
                          New York, New York 10017-3206
                                 (212) 490-9000
                       -----------------------------------
                   (ADDRESS INCLUDING ZIP CODE, AND TELEPHONE
             NUMBER, INCLUDING AREA CODE, OF REGISTRANT'S PRINCIPAL
                               EXECUTIVE OFFICES)

                               Lisa Snow, Esquire
              Teachers Insurance and Annuity Association of America
                                730 Third Avenue
                          New York, New York 10017-3206
                                 (212) 490-9000
                        ---------------------------------
            (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                                    COPY TO:
                            Steven B. Boehm, Esquire
                         Sutherland Asbill & Brennan LLP
                         1275 Pennsylvania Avenue, N.W.
                           Washington, D.C. 20004-2415

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:

As soon as practicable after the effective date of the registration statement. If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of
1933, check the following box:     [X]

IF THIS FORM IS FILED TO REGISTER ADDITIONAL SECURITIES FOR AN OFFERING PURSUANT TO RULE 462(B) UNDER THE SECURITIES ACT, PLEASE CHECK THE FOLLOWING BOX AND LIST THE SECURITIES ACT REGISTRATION STATEMENT NUMBER OF THE EARLIER EFFECTIVE
REGISTRATION STATEMENT FOR THE SAME OFFERING:                        [ ] _______

IF THIS FORM IS A POST-EFFECTIVE AMENDMENT FILED PURSUANT TO RULE 462(C) UNDER THE SECURITIES ACT, PLEASE CHECK THE FOLLOWING BOX AND LIST THE SECURITIES ACT REGISTRATION STATEMENT NUMBER OF THE EARLIER EFFECTIVE REGISTRATION STATEMENT
FOR THE SAME OFFERING:                                               [ ] _______

IF DELIVERY OF THE PROSPECTUS IS EXPECTED TO BE MADE PURSUANT TO RULE 434,
PLEASE CHECK THE FOLLOWING BOX:                                      [ ] _______

PURSUANT TO RULE 429 UNDER THE SECURITIES ACT, THE PROSPECTUS CONTAINED HEREIN ALSO RELATES TO AND CONSTITUTES A POST-EFFECTIVE AMENDMENT TO SECURITIES ACT REGISTRATION STATEMENTS 33-92990, 333-13477, 333-22809 AND 333-59778.

MAY 1, 2003

TIAA REAL ESTATE ACCOUNT

PROSPECTUS

A TAX-DEFERRED VARIABLE ANNUITY OPTION OFFERED BY
TEACHERS INSURANCE AND ANNUITY
ASSOCIATION OF AMERICA

      THIS PROSPECTUS TELLS YOU ABOUT THE TIAA REAL ESTATE ACCOUNT, AN INVESTMENT OPTION OFFERED THROUGH INDIVIDUAL AND GROUP VARIABLE ANNUITY CONTRACTS ISSUED BY TIAA. PLEASE READ IT CAREFULLY BEFORE INVESTING AND KEEP IT FOR FUTURE REFERENCE.

      The Real Estate Account invests primarily in real estate and real estate-related investments. TIAA, one of the largest and most experienced mortgage and real estate investors in the nation, manages the Account's assets.


      The value of your investment in the Real Estate Account will go up or down depending on how the Account performs and you could lose money. The Account's performance depends mainly on the value of the Account's real estate and other real estate-related investments, and the income generated by those investments. The Account's returns could go down if, for example, real estate values or rental and occupancy rates decrease due to general economic conditions or a weak market for real estate generally. Property operating costs and government regulations, such as zoning or environmental laws, could also affect a property's profitability. TIAA does not guarantee the investment performance of the Account, and you bear the entire investment risk. FOR A DETAILED DISCUSSION OF THE SPECIFIC RISKS OF INVESTING IN THE ACCOUNT, SEE "RISKS," PAGE 4.


      We take deductions daily from the Account's net assets for the Account's operating and investment management expenses. The Account also pays TIAA for bearing mortality and expense risks and for providing a liquidity guarantee. The current estimated annual expense deductions from Account's net assets total 0.690%.

      The Real Estate Account is designed as an option for retirement and tax-deferred savings plans for employees of nonprofit institutions. TIAA offers the Real Estate Account under the following annuity contracts:

      o     RA and GRAs (Retirement and Group Retirement Annuities)

      o     SRAs (Supplemental Retirement Annuities)

      o     GSRAs (Group Supplemental Retirement Annuities)

      o     Classic and Roth IRAs (Individual Retirement Annuities)

      o     GAs (Group Annuities) and institutionally-owned GSRAs

      o     Keoghs

      THE SECURITIES AND EXCHANGE COMMISSION (SEC) HAS NOT APPROVED OR DISAPPROVED THESE SECURITIES OR PASSED UPON THE ADEQUACY OF THE INFORMATION IN THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

      AN INVESTMENT IN THE REAL ESTATE ACCOUNT IS NOT A BANK DEPOSIT AND IS NOT INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY.


                                        TIAA Real Estate Account  PROSPECTUS |1|

TABLE OF CONTENTS


 2   About the Real Estate Account and TIAA
 2   The Account's Investment Objective and Strategy
 2   About the Account's Investments -- In General
 3   General Investment and Operating Policies
 4   Risks
 6   Establishing and Managing the Account-- the Role of TIAA
 8   Description of Properties
12   Selected Financial Data
13 Management's Discussion and Analysis of Financial Condition and Results of Operations
16   Valuing the Account's Assets
17   Expense Deductions
18   The Contracts
19   How to Transfer and Withdraw Your Money
20   Receiving Annuity Income
22   Death Benefits
23   Taxes
24   General Matters
24   Distributor
24   State Regulation
24   Legal Matters
25   Experts
25   Additional Information
25   Financial Statements
25   Index to Financial Statements
44   Appendix A -- Management of TIAA
44   Appendix B -- Special Terms


ABOUT THE REAL ESTATE ACCOUNT AND TIAA

The TIAA Real Estate Account was established in February 1995 as a separate account of Teachers Insurance and Annuity Association of America (TIAA). TIAA is a life insurance company founded in 1918 by the Carnegie Foundation for the Advancement of Teaching. Its home office is at 730 Third Avenue, New York, NY 10017-3206 and its telephone number is (212) 490-9000. In addition to issuing variable annuities, whose returns depend upon the performance of certain specified investments, TIAA also offers traditional fixed annuities.


      With its 50 years in the real estate business and interests in properties located across the U.S., TIAA is one of the nation's largest and most experienced investors in mortgages and real estate equity interests. As of December 31, 2002, TIAA's general account had a mortgage and real property portfolio of approximately $29.6 billion.

      TIAA is the companion organization of the College Retirement Equities Fund
(CREF), the first company in the United States to issue a variable annuity. Together, TIAA and CREF form the principal retirement system for the nation's education and research communities and one of the largest pension systems in the U.S., based on assets under management. TIAA-CREF serves approximately 2.5 million people at over 15,000 institutions. As of December 31, 2002, TIAA's assets were approximately $141.8 billion; the combined assets for TIAA and CREF totaled approximately $255.6 billion.


      THE REAL ESTATE ACCOUNT OFFERED BY THIS PROSPECTUS IS ONLY BEING OFFERED IN THOSE JURISDICTIONS WHERE IT IS LEGAL TO DO SO. NO PERSON MAY MAKE ANY REPRESENTATION TO YOU OR GIVE YOU ANY INFORMATION ABOUT THE OFFERING THAT IS NOT IN THE PROSPECTUS. IF ANYONE PROVIDES YOU WITH INFORMATION ABOUT THE OFFERING THAT IS NOT IN THE PROSPECTUS, YOU SHOULDN'T RELY ON IT.

THE ACCOUNT'S INVESTMENT OBJECTIVE AND STRATEGY

INVESTMENT OBJECTIVE: The Real Estate Account seeks favorable long term returns primarily through rental income and appreciation of real estate investments owned by the Account. The Account also will invest in publicly-traded securities and other investments that are easily converted to cash to make redemptions, purchase or improve properties or cover other expenses.


      INVESTMENT STRATEGY: The Account seeks to invest between 70 percent to 95 percent of its assets directly in real estate or real estate-related investments. The Account's principal strategy is to purchase direct ownership interests in income-producing real estate, such as office, industrial, retail, and multi-family residential properties. The Account can also invest in other real estate or real estate-related investments, through joint ventures, real estate partnerships or real estate investment trusts (REITs). To a limited extent, the Account can also invest in conventional mortgage loans, participating mortgage loans, common or preferred stock of companies whose operations involve real estate (I.E., that primarily own or manage real estate), and mortgage-backed securities.


      The Account will invest the remaining portion of its assets in government and corporate debt securities, money market instruments and other cash equivalents, and, at times, stock of companies that don't primarily own or manage real estate. In some circumstances, the Account can increase the portion of its assets invested in debt securities or money market instruments. This could happen if the Account receives a large inflow of money in a short period of time, there is a lack of attractive real estate investments available on the market, or the Account anticipates a need to have more cash available.


      The amount the Account invests in real estate and real estate-related investments at a given time will vary depending on market conditions and real estate prospects, among other factors. On December 31, 2002, the Account had approximately 96.90 percent of its portfolio invested in real estate and real estate-related investments (including REITs).


ABOUT THE ACCOUNT'S INVESTMENTS--IN GENERAL

DIRECT INVESTMENTS IN REAL ESTATE

DIRECT PURCHASE: The Account will generally buy direct ownership interests in existing or newly constructed income-producing properties, including office, industrial, retail, and multi-family residential properties. The Account will invest mainly in established properties with existing rent and expense schedules or in newly-constructed properties with predictable cash flows or in which a seller agrees to provide certain minimum income levels. On occasion the Account might invest in real estate development projects.

      PURCHASE-LEASEBACK TRANSACTIONS: The Account can enter into purchase-leaseback transactions (leasebacks) in which it typically will buy land and income-producing improvements on the land (such as buildings), and simultaneously lease the land and improvements to a third party (the lessee). Leasebacks are generally for very long terms. Usually, the lessee is responsible for operating the property and paying all operating costs, including taxes and mortgage debt. The Account can also give the lessee an option to buy the land and improvements.

      In some leasebacks, the Account may purchase only the land under an income-producing building and lease the land to the building owner. In


|2| PROSPECTUS TIAA Real Estate Account those cases, the Account will often seek to share (or "participate") in any increase in property value from building improvements or in the lessee's revenues from the building above a base amount. The Account can invest in leasebacks that are subordinated to other interests in the land, buildings, and improvements (e.g., first mortgages); in that case, the leaseback interest will be subject to greater risks.

INVESTMENTS IN MORTGAGES

GENERAL: The Account can originate or acquire interests in mortgage loans, generally on the same types of properties it might otherwise buy. These mortgage loans may pay fixed or variable interest rates or have "participating" features (as described below). Normally the Account's mortgage loans will be secured by properties that have income-producing potential. They usually will not be insured or guaranteed by the U.S. government, its agencies or anyone else. They usually will be non-recourse, which means they won't be the borrower's personal obligations. Most will be first mortgage loans on existing income-producing property, with first-priority liens on the property. These loans may be amortized, or may provide for interest-only payments, with a balloon payment at maturity.

      PARTICIPATING MORTGAGE LOANS: The Account may make mortgage loans which permit the Account to share (have a "participation") in the income from or appreciation of the underlying property. These participations let the Account receive additional interest, usually calculated as a percentage of the revenues the borrower receives from operating, selling or refinancing the property. The Account may also have an option to buy an interest in the property securing the participating loan.

      MANAGING MORTGAGE LOAN INVESTMENTS: TIAA can manage the Account's mortgage loans in a variety of ways, including:

o     renegotiating and restructuring the terms of a mortgage loan

o     extending the maturity of any mortgage loan made by the Account

o     consenting to a sale of the property subject to a mortgage loan

o financing the purchase of a property by making a new mortgage loan in connection with the sale

o     selling them, or portions of them, before maturity

OTHER REAL ESTATE-RELATED INVESTMENTS


REAL ESTATE INVESTMENT TRUSTS: The Account may invest in real estate investment trusts (REITs), publicly-owned entities that lease, manage, acquire, hold mortgages on, and develop real estate. Normally the Account will buy the common or preferred stock of a REIT, although at times it may purchase REIT debt securities. REITs seek to maximize share value and increase cash flows by acquiring and developing new projects, upgrading existing properties or renegotiating existing arrangements to increase rental rates and occupancy levels. REITs must distribute at least 90% of their net earnings to shareholders in order to benefit from a special tax structure, which means they may pay high dividends. The value of a particular REIT can be affected by such factors as cash flow, the skill of its management team, and defaults by its lessees or borrowers.


      STOCK OF COMPANIES INVOLVED IN REAL ESTATE ACTIVITIES: The Account can invest in common or preferred stock of companies whose business involves real estate. These stocks may be listed on U.S. or foreign stock exchanges or traded over-the-counter in the U.S. or abroad.


      MORTGAGE-BACKED SECURITIES: The Account can invest in mortgage-backed securities and other mortgage-related or asset-backed instruments, including commercial mortgage-backed securities (CMBSs), residential mortgage-backed securities, mortgage-backed securities issued or guaranteed by agencies or instrumentalities of the U.S. Government, non-agency mortgage instruments, and collateralized mortgage obligations that are fully collateralized by a portfolio of mortgages or mortgage-related securities. Mortgage-backed securities are instruments that directly or indirectly represent a participation in, or are secured by and payable from, one or more mortgage loans secured by real estate. In most cases, mortgage-backed securities distribute principal and interest payments on the mortgages to investors. Interest rates on these instruments can be fixed or variable. Some classes of mortgage-backed securities may be entitled to receive mortgage prepayments before other classes do. Therefore, the prepayment risk for a particular instrument may be different than for other mortgage-related securities.

      INVESTMENT VEHICLES INVOLVED IN REAL ESTATE ACTIVITIES: The Account can hold interests in limited partnerships, funds, and other commingled investment vehicles involved in real estate-related activities, including owning, financing, managing, or developing real estate.


NON-REAL ESTATE-RELATED INVESTMENTS

The Account can also invest in:

o     U.S. government or government agency securities

o Money market instruments and other cash equivalents. These will usually be high-quality short-term debt instruments, including U.S. government or government agency securities, commercial paper, certificates of deposit, bankers' acceptances, repurchase agreements, interest-bearing time deposits, and corporate debt securities.

o Corporate debt or asset-backed securities of U.S. or foreign entities, or debt securities of foreign governments or multi-national organizations, but only if they're investment-grade and rated in the top four categories by a nationally recognized rating organization (or, if not rated, deemed by TIAA to be of equal quality)

o Common or preferred stock, or other ownership interests, of U.S. or foreign companies that aren't involved in real estate, to a limited extent

FOREIGN REAL ESTATE AND OTHER FOREIGN INVESTMENTS

The Account may invest in foreign real estate or real estate-related investments. It might also invest in securities or other instruments of foreign government or private issuers. While the percentage will vary, we expect that foreign investments will be no more than 25 percent of the Account's portfolio. Depending on investment opportunities, the Account's foreign investments could at times be concentrated in one or two foreign countries. We will consider the special risks involved in foreign investing before investing in foreign real estate and won't invest unless our standards are met.

GENERAL INVESTMENT AND OPERATING POLICIES

STANDARDS FOR REAL ESTATE INVESTMENTS

GENERAL CRITERIA FOR BUYING REAL ESTATE OR MAKING MORTGAGE LOANS: Before the Account purchases real estate or makes a mortgage loan, TIAA will consider such factors as:

o     the location, condition, and use of the underlying property

o     its operating history, and its future income-producing capacity

o     the quality, operating experience, and creditworthiness of the borrower

      TIAA will analyze the fair market value of the underlying real estate, taking into account the property's operating cash flow (based on the historical and projected levels of rental and occupancy rates, and expenses), as well as the general economic conditions in the area where the property is located.

      DIVERSIFICATION: We haven't placed percentage limitations on the type and location of properties that the Account can buy. However, the Account seeks to diversify its investments by type of property and geographic location. How much the Account diversifies will depend upon whether suitable investments are available and how much the Account has available to invest.


                                        TIAA Real Estate Account  PROSPECTUS |3|

      SPECIAL CRITERIA FOR MAKING MORTGAGE LOANS: Ordinarily, the Account will only make a mortgage loan if the loan, when added to any existing debt, will not exceed 85 percent of the appraised value of the mortgaged property when the loan is made, unless the Account is compensated for taking additional risk.

      SELLING REAL ESTATE INVESTMENTS: The Account doesn't intend to buy and sell its real estate investments simply to make short-term profits. But the Account may sell investments if market conditions are favorable or to raise cash. The Account will reinvest any sale proceeds that it doesn't need to pay operating expenses or to meet redemption requests (E.G., cash withdrawals or transfers).

OTHER REAL ESTATE-RELATED POLICIES


APPRAISALS: The Account will rely on TIAA's own analysis to appraise a property when it first buys it. After that, normally the Account's properties and participating mortgage loans will be appraised or valued once a year by an independent state-certified appraiser who is a member of a professional appraisal organization. In addition, TIAA's appraisal staff will perform a valuation of each real estate property on a quarterly basis. While the Account usually won't receive an independent appraisal before it buys real estate, it will get an independent appraisal when it makes mortgage loans.


      BORROWING: The Account may borrow money and assume or obtain a mortgage on a property -- i.e., make leveraged real estate investments -- under the following limited circumstances:

o The Account may borrow money when it buys a property that is already subject to existing mortgage loans

o The Account may take out a mortgage on a property with a joint venture partner

o The Account may take out a construction loan on a property with a joint venture partner, provided that if there is a default under the loan, the lender's recourse is limited to the assets of that joint venture

o To meet short-term cash needs, the Account may obtain a line of credit whose terms require that the Account secure a loan with one or more of its properties

      The Account's total borrowings may not exceed 20% of the Account's total net asset value. (In calculating the 20% limit, we will include only the Account's actual percentage interest in any borrowings and not that of any joint venture partner.) The Account may only borrow up to 70% of the then current value of a property, although construction loans may be for 100% of costs incurred in developing the property. Except for construction loans, any mortgage loans on a property will be non-recourse, meaning that if the Account defaults on its loan, the lender will have recourse only to the property encumbered or the joint venture owning the property, and not to any other assets of the Account. When possible, the Account will seek to have loans mature at different times to limit the risks of borrowing.

      The Account will not obtain mortgage financing from TIAA or any of its affiliates. However, on a limited basis, the Account may place a mortgage on an Account property held by a subsidiary for tax planning or other purposes. This type of mortgage will not be subject to the general limitations on borrowing described above.


      When the Account assumes or obtains a mortgage on a property, it will bear the expense of mortgage payments. It will also be exposed to certain additional risks, which are described under "Risks of Borrowing" on page 5.


      JOINT INVESTMENTS: The Account can hold property jointly through general or limited partnerships, joint ventures, leaseholds, tenancies-in-common, or other legal arrangements. However, the Account will not hold real property jointly with TIAA or its affiliates.

      DISCRETION TO EVICT OR FORECLOSE: TIAA may, in its discretion, evict defaulting tenants or foreclose on defaulting borrowers to maintain the value of an investment, when it decides that it's in the Account's best interests.

      PROPERTY MANAGEMENT AND LEASING SERVICES: The Account usually will hire a local management company to perform the day-to-day management services for the Account's properties, including supervising any on-site personnel, negotiating maintenance and service contracts, and providing advice on major repairs and capital improvements. The local manager will also recommend changes in rent schedules and create marketing and advertising programs to attain and maintain good occupancy rates by responsible tenants. The Account may also hire leasing companies to perform or coordinate leasing and marketing services to fill any vacancies. The fees paid to the local management company, along with any leasing commissions and expenses, will reduce the Account's cash flow from a property.

      INSURANCE: We will try to arrange for, or require proof of, comprehensive insurance, including liability, fire, and extended coverage, for the Account's real property and properties securing mortgage loans or subject to purchase-leaseback transactions. The Account's insurance currently includes some coverage for terrorist acts, but we can't assure you that it will be adequate to cover all losses. We also can't assure you that we will be able to obtain coverage for terrorist acts at an acceptable cost, if at all, when the current policy expires.

OTHER POLICIES

LIQUID ASSETS: At times, a significant percentage of the Account may be invested in liquid assets (which may or may not be real estate-related) while we look for suitable real property investments. The Account can temporarily increase the percentage of its liquid assets under some circumstances, including the rapid inflow of participants' funds, lack of suitable real estate investments, or a need for greater liquidity.

      INVESTMENT COMPANY ACT OF 1940: We intend to operate the Account so that it will not have to register as an "investment company" under the Investment Company Act of 1940 (the 1940 Act). This will require monitoring the Account's portfolio so that it won't have more than 40 percent of total assets, other than U.S. government securities and cash items, in investment securities. As a result, the Account may be unable to make some potentially profitable investments.

      CHANGING OPERATING POLICIES OR WINDING DOWN: TIAA can decide to change the operating policies of the Account or wind it down. If the Account is wound down, you may need to transfer your accumulations or annuity income to TIAA's traditional annuity or any CREF account available under your employer's plan. If you don't tell us where to transfer your accumulations or annuity income, we'll automatically transfer them to the CREF Money Market Account. You will be notified in advance if we decide to change a significant policy or wind down the Account.

RISKS

THE VALUE OF YOUR INVESTMENT IN THE ACCOUNT WILL GO UP AND DOWN BASED ON THE VALUE OF THE ACCOUNT'S ASSETS AND THE INCOME THE ASSETS GENERATE. The potential risk of investing in the Account is moderate. You can lose money by investing in the Account. The Account's assets and income (particularly its real estate assets and rental income) can be affected by many factors, and you should consider the specific risks presented below before investing in the Account.

RISKS OF REAL ESTATE INVESTING

GENERAL RISKS OF OWNING REAL PROPERTY: The Account will be subject to the risks inherent in owning real property, including:

o The Account's property values or rental and occupancy rates could go down due to general economic conditions, a weak market for real estate


|4| PROSPECTUS TIAA Real Estate Account generally, changing supply and demand for certain types of properties, and natural disasters or man-made events.

o A property may be unable to attract and retain tenants, which means that rental income would decline.

o The Account could lose revenue if tenants don't pay rent, or if the Account is forced to terminate a lease for nonpayment. Any disputes with tenants could also involve costly litigation.

o A property's profitability could go down if operating costs, such as property taxes, utilities, maintenance and insurance costs, go up in relation to gross rental income, or the property needs unanticipated repairs and renovations.

      GENERAL RISKS OF SELLING REAL ESTATE INVESTMENTS: Among the risks of selling real estate investments are:

o The sale price of an Account property might differ from its estimated or appraised value, leading to losses or reduced profits to the Account.

o Because of the nature of real estate, the Account might not be able to sell a property at a particular time for its full value, particularly in a poor market. This might make it difficult to raise cash quickly and also could lead to Account losses.

o     The Account may need to provide financing if no cash buyers are available.

      RISKS OF BORROWING: Among the risks of borrowing money and investing in a property subject to a mortgage are:

o The Account may not be able to make its loan payments, which could result in a default on its loan. The lender then could foreclose on the underlying property and the Account would lose the value of its investment in the foreclosed property.

o If the Account obtains a mortgage loan that involves a balloon payment, there is a risk that the Account may not be able to make the lump sum principal payment due under the loan at the end of the loan term, or otherwise obtain adequate refinancing. The Account then may be forced to sell the property or other properties under unfavorable market conditions or default on its mortgage.

o If the Account takes out variable-rate loans, the Account's returns may be volatile when interest rates are volatile.

      REGULATORY RISKS: Government regulation, including zoning laws, property taxes, fiscal, environmental or other government policies, could operate or change in a way that hurts the Account and its properties. For example, regulations could raise the cost of owning and maintaining properties or make it harder to sell, rent, finance, or refinance properties due to the increased costs associated with regulatory compliance.

      ENVIRONMENTAL RISKS: The Account may be liable for damage to the environment caused by hazardous substances used or found on its properties. Under various environmental regulations, the Account may also be liable, as a current or previous property owner or mortgagee, for the cost of removing or cleaning-up hazardous substances found on a property, even if it didn't know of and wasn't responsible for the hazardous substances. If any hazardous substances are present or the Account doesn't properly clean up any hazardous substances, or if the Account fails to comply with regulations requiring it to actively monitor the business activities on its premises, the Account may have difficulty selling or renting a property or be liable for monetary penalties. The cost of any required clean-up and the Account's potential liability for environmental damage to a single real estate investment could exceed the value of the Account's investment in a property, the property's value, or in an extreme case, a significant portion of the Account's assets.

      UNINSURABLE LOSSES: Certain catastrophic losses (e.g., from earthquakes, wars, terrorist acts, nuclear accidents, floods, or environmental or industrial hazards or accidents) are uninsurable or so expensive to insure against that it doesn't make sense to buy insurance for them. If a disaster that we haven't insured against occurs, the Account could lose both its original investment and any future profits from the property affected. In addition, some leases may permit a tenant to terminate its obligations in certain situations, regardless of whether those events are fully covered by insurance. In that case, the Account would not receive rental income from the property while that tenant's space is vacant.

      RISKS OF DEVELOPING REAL ESTATE OR BUYING RECENTLY-CONSTRUCTED PROPERTIES:
If the Account chooses to develop a property or buys a recently-constructed property, it may face the following risks:

o If developing real estate, there may be delays or unexpected increases in the cost of property development and construction due to strikes, bad weather, material shortages, increases in material and labor costs, or other events.

o Because external factors may have changed from when the project was originally conceived (e.g., slower growth in local economy, higher interest rates, or overbuilding in the area), the property, if purchased when unleased, may not operate at the income and expense levels first projected or may not be developed in the way originally planned.

o The seller or other party may not be able to carry out any agreement to provide certain minimum levels of income, or that agreement could expire, which could reduce operating income and lower returns.

      RISKS OF JOINT OWNERSHIP: Investing in joint venture partnerships or other forms of joint property ownership may involve special risks.

o The co-venturer may have interests or goals inconsistent with those of the Account.

o If a co-venturer doesn't follow the Account's instructions or adhere to the Account's policies, the jointly-owned properties, and consequently the Account, might be exposed to greater liabilities than expected.

o A co-venturer can make it harder for the Account to transfer its property interest, particularly if the co-venturer has the right to decide whether and when to sell the property.

o     The co-venturer may become insolvent or bankrupt.

      RISKS WITH PURCHASE-LEASEBACK TRANSACTIONS: The major risk of purchase-leaseback transactions is that the third party lessee will not be able to make required payments to the Account. If the leaseback interest is subordinate to other interests in the real property, such as a first mortgage or other lien, the risk to the Account increases because the lessee may have to pay the senior lienholder to prevent foreclosure before it pays the Account. If the lessee defaults or the leaseback is terminated prematurely, the Account might not recover its investment unless the property is sold or leased on favorable terms.


      APPRAISAL RISKS: Real estate appraisals are only estimates of property values based on a professional's opinion and may not be accurate predictors of the amount the Account would actually receive if it sold a property. If an appraisal is too high, the Account's value could go down upon reappraisal or if the property is sold for a lower price than the appraisal. If appraisals are too low, those who redeem prior to an adjustment to the valuation or a property sale will have received less than the true value of the Account's assets.


RISKS OF MORTGAGE LOAN INVESTMENTS


GENERAL RISKS OF MORTGAGE LOANS: The Account will be subject to the risks inherent in making mortgage loans, including:


o The borrower may default, requiring that the Account foreclose on the underlying property to protect the value of its mortgage loan. Since its mortgage loans are usually non-recourse, the Account must rely solely on the value of a property for its security. The larger the mortgage loan compared to the value of the property securing it, the greater the loan's risk. Upon default, the Account may not be able to sell the property for its

                                        TIAA Real Estate Account  PROSPECTUS |5|
      estimated or appraised value. Also, certain liens on the property, such as mechanic's or tax liens, may have priority over the Account's security interest.


o A deterioration in the financial condition of tenants, or the bankruptcy or insolvency of a major tenant, may adversely affect the income of a property, which could increase the likelihood that the borrower will default under its obligations.


o The borrower may not be able to make a lump sum principal payment due under a mortgage loan at the end of the loan term, unless it can refinance the mortgage loan with another lender.

o If interest rates are volatile during the loan period, the Account's variable-rate mortgage loans could have lower yields.


      PREPAYMENT RISKS: The Account's mortgage loan investments will usually be subject to the risk that the borrower repays the loan early. Prepayments can change the Account's return because we may be unable to reinvest the proceeds at as high an interest rate as the original mortgage loan rate.

      INTEREST LIMITATIONS: The interest rate we charge on mortgage loans may inadvertently violate state usury laws that limit rates, if, for example, state law changes during the loan term. If this happens, we could incur penalties or may not be able to enforce payment of the loan.

      RISKS OF PARTICIPATIONS: Participating mortgages are subject to the following additional risks:


o The participation element might generate insufficient returns to make up for the higher interest rate the loan would have obtained without the participation feature.

o In very limited circumstances, a court could possibly characterize the Account's participation interest as a partnership or joint venture with the borrower and the Account could lose the priority of its security interest, or be liable for the borrower's debts.

RISKS OF REIT INVESTMENTS

REITs are subject to many of the same general risks associated with direct real property ownership. In particular, equity REITs may be affected by changes in the value of the underlying property owned by the trust, while mortgage REITs may be affected by the quality of any credit extended. In addition to these risks, because REIT investments are securities, they may be exposed to market risk-price volatility due to changing conditions in the financial markets and, in particular, changes in overall interest rates.


RISKS OF MORTGAGE-BACKED SECURITIES

Mortgage-backed securities are subject to many of the same general risks inherent in real estate investing, making mortgage loans and investing in debt securities. In particular, these types of investments may be subject to prepayment risk -- i.e., the risk that borrowers will repay the loans early. If the underlying mortgage assets experience greater than anticipated payments of principal, the Account could fail to recoup some or all of its initial investment in these securities. The rate of prepayments depends on a variety of geographic, social and other functions, including prevailing market interest rates and general economic factors.

      The market value of these securities is also highly sensitive to changes in interest rates. Note that the potential for appreciation, which could otherwise be expected to result from a decline in interest rates, may be limited by any increased prepayments.

      These securities may be harder to sell than other securities.


RISKS OF LIQUID INVESTMENTS

      The Account's investments in securities and other liquid investments may be subject to:

o FINANCIAL RISK -- for debt securities, the possibility that the issuer won't be able to pay principal and interest when due, and for common or preferred stock, the possibility that the issuer's current earnings will fall or that its overall financial soundness will decline, reducing the security's value.

o MARKET RISK -- price volatility due to changing conditions in the financial markets and, particularly for debt securities, changes in overall interest rates.

o INTEREST RATE VOLATILITY, which may affect current income from an investment.

RISKS OF FOREIGN INVESTMENTS

Foreign investments present the following special risks:

o Foreign real estate markets may have different liquidity and volatility attributes than U.S. markets.

o The value of foreign investments or rental income can go up or down from changes in currency rates, currency exchange control regulations, possible expropriation or confiscatory taxation, political, social, and economic developments, and foreign regulations.

o The Account may (but is not required to) seek to hedge its exposure to changes in currency rates, which could involve extra costs. Hedging might not be successful.

o It may be more difficult to obtain and collect a judgment on foreign investments than on domestic ones.

NO OPPORTUNITY FOR PRIOR REVIEW OF PURCHASE

You won't have the opportunity to evaluate the economic merit of a property purchase before the Account completes the purchase, so you will need to rely solely on TIAA's judgment and ability to select investments consistent with the Account's investment objective and policies.

ESTABLISHING AND MANAGING THE ACCOUNT -- THE ROLE OF TIAA

ESTABLISHING THE ACCOUNT

TIAA's Board of Trustees established the Real Estate Account as a separate account of TIAA under New York law on February 22, 1995. The Account is regulated by the State of New York Insurance Department (NYID) and the insurance departments of some other jurisdictions in which the annuity contracts are offered. Although TIAA owns the assets of the Real Estate Account, and the Account's obligations are obligations of TIAA, the Account's income, investment gains, and investment losses are credited to or charged against the assets of the Account without regard to TIAA's other income, gains, or losses. Under New York insurance law, we can't charge the Account with liabilities incurred by any other TIAA business activities or any other TIAA separate account.

MANAGING THE ACCOUNT

TIAA employees, under the direction and control of TIAA's Board of Trustees and its Investment Committee, manage the investment of the Account's assets, following investment management procedures TIAA adopted for the Account. TIAA's investment management responsibilities include:

o identifying, recommending and purchasing appropriate real estate-related and other investments

o providing all portfolio accounting, custodial, and related services for the Account

o arranging for others to provide certain advisory or other management services to the Account's joint ventures or other investments


      TIAA provides all services to the Account at cost. For more about the charge for investment management services, see "Expense Deductions" page 17.



|6| PROSPECTUS  TIAA Real Estate Account

      You don't have the right to vote for TIAA Trustees directly. See "Voting Rights" page 24. For information about the Trustees and principal executive officers of TIAA, see Appendix A on page 44 of this prospectus.


      TIAA'S ERISA FIDUCIARY STATUS. To the extent that assets of a plan subject to ERISA are allocated to the Account, TIAA will be acting as an "investment manager" and a fiduciary under ERISA with respect to those assets.

LIQUIDITY GUARANTEE


TIAA provides the Account with a liquidity guarantee -- TIAA ensures that the Account has funds available to meet participant transfer or cash withdrawal requests. If the Account can't fund participant requests from the Account, TIAA's general account will fund them by purchasing Account accumulation units (liquidity units). TIAA guarantees that you can redeem your accumulation units at their then current daily net asset value. Of course, you can make a cash withdrawal only if allowed by the terms of your plan. The Account pays TIAA for the liquidity guarantee through a daily deduction from net assets. See "Expense Deductions," page 17.


      An independent fiduciary (described below) monitors the Account to ensure that TIAA does not own too much of the Account and may require TIAA to redeem some of its liquidity units, particularly when the Account has uninvested cash or liquid investments available. The independent fiduciary may also propose properties for the Account to sell so that TIAA can redeem liquidity units. TIAA does not currently own liquidity units.

CONFLICTS OF INTEREST

TIAA does not accept acquisition or placement fees for the services it provides to the Account. However, TIAA employees who manage the Account's investments may also manage TIAA's general account investments. It may therefore at times face various conflicts of interest.

      For example, TIAA's general account may sometimes compete with the Real Estate Account in the purchase or sale of investments. A special TIAA Allocation Committee will seek to resolve any conflict by determining which account has cash available to make the purchase, the effect the purchase or sale will have on the diversification of each account's portfolio, the estimated future cash flow of the portfolios with regard to both purchases or sales, and other relevant legal or investment policy factors. If this analysis does not clearly determine which account should participate in a transaction, a rotation system will be used.

      Conflicts could also arise because some properties in TIAA's general account may compete for tenants with the Account's properties. We will seek to resolve this conflict by determining the tenant's preference between the two properties, how much the tenant is willing to pay for rent, and which property can best afford to pay any required costs associated with such leasing.

      Many of the personnel of TIAA involved in performing services to the Real Estate Account will have competing demands on their time. The personnel will devote such time to the affairs of the Account as TIAA's management determines, in its sole discretion exercising good faith, is necessary to properly service the Account. TIAA believes that it has sufficient personnel to discharge its responsibility to both the general account and the Real Estate Account and to avoid conflicts of interest.

INDEMNIFICATION

The Account has agreed to indemnify TIAA and its affiliates, including its officers and directors, against certain liabilities, including liabilities under the Securities Act of 1933. The Account may make such indemnification out of its assets.

ROLE OF THE INDEPENDENT FIDUCIARY

      Because TIAA's ability to purchase and sell liquidity units raises certain technical issues under ERISA, TIAA applied for and received a prohibited transaction exemption from the U.S. Department of Labor (PTE 96-76). In connection with the exemption, TIAA has appointed an independent fiduciary for the Real Estate Account, with overall responsibility for reviewing Account transactions to determine whether they are fair and in the Account's best interest.

      The Townsend Group, an institutional real estate consulting firm whose principal offices are located in Cleveland, Ohio, serves as the Account's independent fiduciary. The independent fiduciary's responsibilities include:

o reviewing and approving the Account's investment guidelines and monitoring whether the Account's investments comply with those guidelines

o     reviewing and approving valuation procedures

o approving adjustments to any property valuations that change the value of the property or the Account as a whole above or below certain prescribed levels, or that are made within three months of the annual independent appraisal

o     reviewing and approving how we value accumulation and annuity units

o     approving the appointment of all independent appraisers

o reviewing the purchase and sale of units by TIAA to ensure that we use the correct unit values

o requiring appraisals besides those normally conducted, if the independent fiduciary believes that any of the properties have changed materially, or that an additional appraisal is necessary to assure the Account has correctly valued a property

      The independent fiduciary also must monitor TIAA's ownership in the Account and supervise any winding down of the Account's operations. Its responsibilities include:

o calculating the percentage of total accumulation units that TIAA's ownership shouldn't exceed (the trigger point) and creating a method for changing the trigger point

o approving any adjustment of TIAA's interest in the Account and requiring an adjustment if TIAA's investment reaches the trigger point

o participating in any program to reduce TIAA's ownership in the Account or to facilitate winding down the Account, including selecting properties for sale, providing sales guidelines, and approving those sales that, in the independent fiduciary's opinion, are desirable

      A special subcommittee of the Investment Committee of TIAA's Board of Trustees appointed The Townsend Group as the independent fiduciary in 2000, for a three-year term, which appointment has since been renewed for an additional three-year term starting March 1, 2003. This subcommittee may renew the independent fiduciary appointment, remove the independent fiduciary, or appoint its successor. The independent fiduciary can be removed for cause by the vote of a majority of subcommittee members and will not be reappointed unless more than 60 percent of the subcommittee members approve. It can resign after at least 180 days' written notice.

      TIAA pays the independent fiduciary directly. The investment management charge paid to TIAA includes TIAA's costs for retaining the independent fiduciary. The independent fiduciary will receive less than 5 percent of its annual income (including payment for its services to the Account) from TIAA.

      When you decide as a participant or plan fiduciary to invest in the Account, after TIAA has provided you with full and fair disclosure including the disclosure in this prospectus, you are also acknowledging that you approve and accept The Townsend Group or any successor to serve as the Account's independent fiduciary.


                                        TIAA Real Estate Account  PROSPECTUS |7|

DESCRIPTION OF PROPERTIES

THE PROPERTIES -- IN GENERAL


As of December 31, 2002, the TIAA Real Estate Account owned a total of 77 real estate properties, representing 92.56% of the Account's total investment portfolio. These included 30 office properties (three of which are held in joint venture), 17 industrial properties (including one development joint venture project), 22 apartment complexes, and 8 retail properties (including the three joint ventures that each own a regional mall in which the Account owns an approximately 50% partnership interest).


In the table below you will find general information about each of the Account's portfolio properties as of December 31, 2002.


                                                                                                         ANNUAL AVG.
                                                                                                          BASE RENT
                                                         YEAR         YEAR     RENTABLE AREA   PERCENT   PER LEASED
PROPERTY                       LOCATION                  BUILT      PURCHASED    (SQ. FT.)     LEASED    SQ. FT.(1)  MARKET VALUE(2)
------------------------------------------------------------------------------------------------------------------------------------
OFFICE PROPERTIES
Mellon Financial Center at
One Boston Place(3)            Boston, MA                1970(3)       2002       782,241        96%        $39.09   $  261,896,938
780 Third Avenue               New York, NY              1984          1999       487,501        92%        $45.73   $  178,500,000
701 Brickell                   Miami, FL                 1986(4)       2002       677,667        99%        $28.27   $  172,088,618
1801 K Street, N.W.            Washington, DC            1971(4)       2000       564,359        99%        $33.34   $  162,636,836
Ten & Twenty Westport Road     Wilton, CT       1974(4); 2001          2001       538,840       100%        $25.11   $  140,000,000
Morris Corporate Center III    Parsippany, NJ            1990          2000       525,154        85%        $23.88   $   92,400,000
Corporate Boulevard            Rockville, MD        1984-1989          2002       339,786        90%        $22.95   $   68,020,401
Oak Brook Regency Towers       Oakbrook, IL              1977(4)       2002       402,318        88%        $16.65   $   66,602,200
88 Kearny Street               San Francisco, CA         1986          1999       228,470        89%        $41.72   $   65,083,257
1015 15th Street               Washington, DC            1978(4)       2001       184,825       100%        $31.24   $   51,600,000
Parkview Plaza(5)              Oakbrook, IL              1990          1997       266,020        94%        $18.79   $   50,315,694
The Farragut Building          Washington, DC            1962(4)       2002       146,792        90%        $36.27   $   46,500,000
Sawgrass Office Portfolio      Sunrise, FL          1997-2000         1997;
                                                                  1999-2000       344,009        93%        $14.61   $   45,000,000
The Pointe on Tampa Bay        Tampa, FL                 1982(4)       2002       249,215        93%        $23.45   $   41,239,643
Maitland Promenade One         Maitland, FL              1999          2000       227,814        95%        $21.08   $   37,600,000
Columbia Centre III            Rosemont, IL              1989          1997       238,696        79%        $18.89   $   33,800,000
Monument Place                 Fairfax, VA               1990          1999       221,538        91%        $20.28   $   33,500,000
BISYS Fund Services
  Building(6)                  Eaton, OH           1995; 2002    1999; 2002       155,964       100%        $ 8.41   $   34,700,000
Fairgate at Ballston(5)        Arlington, VA             1988          1997       137,117        99%        $29.67   $   30,700,000
Biltmore Commerce Center       Phoenix, AZ               1985          1999       259,792        66%        $ 6.75   $   28,394,213
10 Waterview Boulevard         Parsippany, NJ            1984          1999       209,553        60%        $16.02   $   27,000,000
Needham Corporate Center       Needham, MA               1987          2001       138,684        97%        $26.15   $   26,500,000
Tysons Executive Plaza II(7)   McLean, VA                1988          2000       252,552        97%        $25.05   $   25,632,730
Longview Executive Park(5)     Hunt Valley, MD           1988          1997       258,999        89%        $11.50   $   24,990,805
Columbus Portfolio                                                                259,626                   $12.18   $   23,600,000
 Metro South Building          Dublin, OH                1997          1999        90,726        72%                             --
 Vision Service Plan Building  Eaton, OH                 1997          1999        50,000       100%                             --
 One Metro Place               Dublin, OH                1998          2001       118,900        97%                             --
9 Hutton Centre                Santa Ana, CA             1990          2001       148,265        85%        $16.79   $   19,425,493
Five Centerpointe(5)           Lake Oswego, OR           1988          1997       113,910        70%        $21.60   $   16,002,154
Batterymarch Park II           Quincy, MA                1986          2001       104,718        88%        $21.60   $   15,000,000
371 Hoes Lane                  Piscataway, NJ            1986          1997       139,670        30%        $10.38   $   10,817,795
Northmark Business Center(5)   Blue Ash, OH              1985          1997       108,561        83%        $12.35   $    8,000,000
                                                                                                                     --------------
SUBTOTAL--OFFICE PROPERTIES                                                                                          $1,837,546,777
------------------------------------------------------------------------------------------------------------------------------------

INDUSTRIAL PROPERTIES
Dallas Industrial Portfolio    Dallas and           1997-2001   2000-2002      3,763,886         94%        $ 2.95   $  136,034,954
 (formerly Parkwest Center)    Coppell, TX
Ontario Industrial Portfolio                                                   2,698,717        100%         $3.41   $  108,000,000
 Timberland Building           Ontario, CA               1998        1998        414,435                                         --
 5200 Airport Drive            Ontario, CA               1997        1998        404,500                                         --
 1200 S. Etiwanda Ave.         Ontario, CA               1998        1998        223,170                                         --
 Park Mira Loma West           Mira Loma, CA             1998        1998        557,500
 Wineville Center Buildings    Mira Loma, CA             1999        2000      1,099,112
IDI Kentucky Portfolio                                                         1,437,022        100%         $3.20   $   50,200,000
 (formerly, Parkwest Int'l)
 Building C                    Hebron, KY                1998        1998        520,000                                         --
 Building D                    Hebron, KY                1998        1998        184,800                                         --
 Building E                    Hebron, KY                2000        2000        207,222                                         --
 Building J                    Hebron, KY                2000        2000        525,000                                         --



|8| PROSPECTUS  TIAA Real Estate Account

                                                                                                      ANNUAL AVG.
                                                                                                       BASE RENT
                                                    YEAR        YEAR     RENTABLE AREA    PERCENT     PER LEASED
PROPERTY                       LOCATION             BUILT     PURCHASED    (SQ. FT.)      LEASED       SQ. FT.(1)  MARKET VALUE(2)
------------------------------------------------------------------------------------------------------------------------------------
INDUSTRIAL PROPERTIES (CONTINUED)
Chicago Industrial Portfolio
 (consolidation of Rockrun,
 Glen Pointe and Woodcreek     Chicago and          1997-       1998;        866,064         90%          $4.14   $   40,100,000
  Business Parks)              Joliet, IL            2000        2000
Atlanta Industrial Portfolio   Lawrenceville, GA  1996-99        2000      1,145,693         92%         $ 2.63   $   38,400,000
Northpoint Commerce Center     Fullerton, CA      1990-94        2000        612,023        100%         $ 5.85   $   37,972,054
Cabot Industrial Portfolio(8)  Rancho               2000-  2000; 2001;
                               Cucamonga, CA         2002        2002      1,214,475         47%         $ 1.82   $   41,586,565
South River Road Industrial    Cranbury, NJ          1999        2001        626,071         82%         $ 3.80   $   32,800,000
Konica Photo Imaging
 Headquarters                  Mahwah, NJ            1999        1999        168,000        100%         $ 9.71   $   17,900,000
Eastgate Distribution Center   San Diego, CA         1996        1997        200,000        100%         $ 6.22   $   15,200,000
Landmark at Salt Lake City
Building #4                    Salt Lake City, UT    2000        2000        328,508        100%         $ 3.98   $   12,700,000
UPS Distribution Facility      Fernley, NV           1998        1998        256,000        100%         $ 3.54   $   11,500,000
FEDEX Distribution Facility    Crofton, MD           1998        1998        111,191        100%         $ 6.41   $    7,500,000
Interstate Crossing            Eagan, MN             1995        1996        131,380         79%         $ 5.03   $    6,304,905
Westinghouse Facility          Coral Springs, FL     1997        1997         75,630        100%         $ 8.02   $    5,300,000
Butterfield Industrial Park    El Paso, TX        1980-81        1995        183,510        100%         $ 3.00   $    4,500,000
River Road Distribution Center Fridley, MN           1995        1995        100,456        100%         $ 4.19   $    4,150,000
                                                                                                                  --------------
SUBTOTAL--INDUSTRIAL PROPERTIES                                                                                   $  570,148,478
------------------------------------------------------------------------------------------------------------------------------------

RETAIL PROPERTIES
The Florida Mall(9)            Orlando, FL           1986(4)     2002        921,370(10)     93%         $45.45   $   84,997,624(11)
Westwood Marketplace           Los Angeles, CA       1950(12)    2002        202,201        100%         $27.25   $   74,026,411
West Town Mall(9)              Knoxville, TN         1972(4)     2002        684,777(10)     97%         $29.96   $   67,216,965(11)
Miami International Mall(9)    Miami, FL             1982(4)     2002        290,299(10)     99%         $36.39   $   57,322,356(11)
Rolling Meadows                Rolling Meadows, IL   1957(4)     1997        130,909         99%         $10.69   $   12,850,000
Plantation Grove               Ocoee, FL             1995        1995         73,655        100%         $10.53   $    8,200,000
The Lynnwood Collection        Raleigh, NC           1988        1996         86,362         92%         $ 7.95   $    7,983,285
The Millbrook Collection       Raleigh, NC           1988        1996        102,221         82%         $ 6.19   $    7,000,000
                                                                                                                  --------------
SUBTOTAL--RETAIL PROPERTIES                                                                                       $   319,596,641
                                                                                                                  --------------
SUBTOTAL--COMMERCIAL PROPERTIES                                                                                   $2,727,291,896
------------------------------------------------------------------------------------------------------------------------------------

RESIDENTIAL PROPERTIES(13)
The Legacy at Westwood
Apartments                     Los Angeles, CA       2001        2002             NA         97%          NA      $   85,075,210
Longwood Towers                Brookline, MA         1926(4)     2002             NA         87%          NA      $   80,202,248
Ashford Meadows Apartments     Herndon, VA           1998        2000             NA         94%          NA      $   62,000,000
The Colorado                   New York, NY          1987        1999             NA         94%          NA      $   55,702,614
Larkspur Courts                Larkspur, CA          1991        1999             NA         94%          NA      $   55,014,500
Regents Court Apartments       San Diego, CA         2001        2002             NA         94%          NA      $   49,567,031
South Florida Apartment        Boca Raton and
Portfolio                      Plantation, FL        1986        2001             NA         95%          NA      $   46,800,000
Alexan Buckhead                Atlanta, GA           2002        2002             NA         24%(14)      NA      $   45,739,570
Doral Pointe Apartments        Miami, FL             1990        2001             NA         95%          NA      $   43,507,416
The Lodge at Willow Creek      Denver, CO            1997        1997             NA         86%          NA      $   31,000,000
Golfview Apartments            Lake Mary, FL         1998        1998             NA         95%          NA      $   26,240,000
The Legends at Chase Oaks      Plano, TX             1997        1998             NA         98%          NA      $   26,000,000
Lincoln Woods Apartments       Lafayette Hill, PA    1991        1997             NA         93%          NA      $   24,676,180
Kenwood Mews Apartments        Burbank, CA           1991        2001             NA         97%          NA      $   22,700,000
Monte Vista                    Littleton, CO         1995        1996             NA         93%          NA      $   20,499,262
Westcreek Apartments           Westlake Village, CA  1988        1997             NA         97%          NA      $   18,686,112
Indian Creek Apartments        Farmington Hills, MI  1988        1998             NA         99%          NA      $   17,700,000
Quiet Waters at Coquina Lakes  Deerfield Beach, FL   1995        2001             NA         97%          NA      $   17,600,000
Royal St. George               W. Palm Beach, FL     1995        1996             NA         94%          NA      $   17,100,000
The Fairways of Carolina       Margate, FL           1993        2001             NA         98%          NA      $   16,100,000
The Greens at Metrowest
Apartments                     Orlando, FL           1990        1995             NA         93%          NA      $   13,900,000
Bent Tree Apartments           Columbus, OH          1987        1998             NA         93%          NA      $   13,400,000
                                                                                                                  --------------
SUBTOTAL--RESIDENTIAL PROPERTIES                                                  NA                              $  789,210,143
                                                                                                                  --------------
TOTAL--ALL PROPERTIES                                                                                             $3,516,502,039
------------------------------------------------------------------------------------------------------------------------------------

(1) BASED ON TOTAL CONTRACTUAL RENT ON LEASES EXISTING AT DECEMBER 31, 2002. FOR THOSE PROPERTIES PURCHASED IN 2002, THE NUMBER WAS DERIVED BY ANNUALIZING THE RENTS CHARGED BY THE ACCOUNT SINCE ACQUIRING THE PROPERTY.
(2) MARKET VALUE REFLECTS THE VALUE DETERMINED IN ACCORDANCE WITH THE PROCEDURES DESCRIBED IN THE ACCOUNT'S PROSPECTUS AND AS STATED IN THE CONSOLIDATED STATEMENT OF INVESTMENTS.
(3) THE ACCOUNT PURCHASED A 50.25% INTEREST IN A PRIVATE REIT WHICH OWNS THIS PROPERTY. THE REMAINING 49.70% IS OWNED BY SOCIETE IMMOBILER TRANS-QUEBEC, AND .05% IS OWNED BY 100 INDIVIDUALS.
(4)   UNDERGONE EXTENSIVE RENOVATIONS SINCE ORIGINAL CONSTRUCTION.
(5)   PURCHASED THROUGH LIGHT STREET PARTNERS, L.P. (NOW 100% OWNED BY THE
      ACCOUNT).
(6) PROPERTY HELD IN 96%/4% JOINT VENTURE WITH GEORGETOWN BISYS PHASE II LLC. PHASE II WAS PURCHASED IN 2002.
(7) PROPERTY HELD IN 50%/50% JOINT VENTURE WITH TENNESSEE CONSOLIDATED RETIREMENT SYSTEM. MARKET VALUE SHOWN REFLECTS THE VALUE OF THE ACCOUNT'S INTEREST IN THE PROPERTY.
(8)   THE PROPERTY IS HELD IN AN 80%/20% JOINT VENTURE WITH CABOT INDUSTRIAL
      TRUST.
(9) EACH PROPERTY IS HELD IN AN APPROXIMATELY 50%/50% JOINT VENTURE WITH THE SIMON PROPERTY GROUP.
(10)  REFLECTS THE SQUARE FOOTAGE OWNED BY THE JOINT VENTURE.
(11)  MARKET VALUE SHOWN REPRESENTS THE ACCOUNT'S INTEREST AFTER DEBT.
(12)  TOTAL RENOVATION COMPLETED IN 2001.
(13) FOR THE AVERAGE UNIT SIZE AND ANNUAL AVERAGE RENT PER UNIT FOR EACH RESIDENTIAL PROPERTY, SEE "RESIDENTIAL PROPERTIES" BELOW.
(14) THIS PROPERTY WAS COMPLETED IN LATE 2002 AND IS CURRENTLY IN ITS LEASE-UP PHASE. AT CLOSING, AN ESCROW WAS ESTABLISHED TO PROVIDE THE ACCOUNT WITH A 7% RETURN ON THIS PROPERTY DURING THE FIRST TWELVE MONTHS OF OWNERSHIP.



                                        TIAA Real Estate Account  PROSPECTUS |9|

COMMERCIAL (NON-RESIDENTIAL) PROPERTIES


IN GENERAL: At December 31, 2002, the Account held 55 commercial
(non-residential) properties in its portfolio. Three of these properties, which are held through joint ventures, are subject to mortgages. Although the terms vary under each lease, certain expenses, such as real estate taxes and other operating expenses, are paid or reimbursed by the tenants.

      The Account had a portfolio of 30 office properties containing approximately 8.8 million square feet located in 12 states and the District of Columbia, 17 industrial properties containing 14 million square feet located in 11 states, and 8 retail properties containing approximately 2.6 million square feet located in 5 states.


      As of December 31, 2002, the overall occupancy rate of Account's real estate portfolio was 92% on a weighted average basis. Office properties were 90% leased with 770 leases, industrial properties were 92% leased with 116 leases, and retail properties were 96% leased with 521 leases. No single tenant accounts for more than 4.8% of the total rentable area of the Account's commercial properties.

      MAJOR TENANTS: The following table lists the Account's major commercial tenants based on the total space they occupy in the Account's properties.


                                                               PERCENTAGE OF
                                           PERCENTAGE OF       TOTAL RENTABLE
                                           TOTAL RENTABLE      AREA OF ACCOUNT'S
                             OCCUPIED      AREA OF ACCOUNT'S   NON-RESIDENTIAL
                             SQUARE FEET   OFFICE PORTFOLIO    PROPERTIES
--------------------------------------------------------------------------------


OFFICE PROPERTIES
The Boston Company 271,982                       3.46%              1.19%
VanKampen                       235,717          3.00%              1.03%
BISYS Fund Services             227,869          2.90%              1.00%
PHH Vehicle Management          199,563          2.54%              0.87%
Nortel                          161,811          2.06%              0.71%
Pfizer                          154,377          1.97%              0.67%
Ameritech                       151,620          1.93%              0.66%
Bank of America                 142,960          1.82%              0.62%
Deloitte & Touche               137,475          1.75%              0.60%
Louis Dreyfus                   130,361          1.66%              0.57%

INDUSTRIAL PROPERTIES
Walmart                       1,099,112          8.71%              4.80%
The Gap, Inc.                 1,045,000          8.29%              4.57%
Standard Motor Products         671,172          5.32%              2.93%
Meiko America                   557,500          4.42%              2.44%
UPS Worldwide                   422,400          3.35%              1.85%
Timberland Company              414,435          3.29%              1.81%
New Breed Transfer Corp         404,500          3.21%              1.77%
Cooper Tire & Rubber            401,226          3.18%              1.75%
Factory 2 U Stores, Inc         301,300          2.39%              1.32%
Petco                           258,000          2.05%              1.13%

RETAIL PROPERTIES
JC Penney                       196,931          8.16%              0.86%
Saks Fifth Avenue               105,672          4.38%              0.46%
Kroger                          104,674          4.33%              0.46%
Expo Design Center               98,350          4.07%              0.43%
Regal Cinema                     76,580          3.17%              0.33%
Jewel-Osco                       62,230          2.58%              0.27%
Old Navy Clothing                57,076          2.36%              0.25%
Ralph's Grocery                  52,040          2.16%              0.23%

      LEASE EXPIRATIONS: The following charts provide lease expiration information for the Account's commercial properties, categorized by property type. While many of the leases contain renewal options with varying terms, these charts assume that none of the tenants exercise their renewal options.

                                           RENTABLE       PERCENTAGE OF
                                           AREA           TOTAL RENTABLE
                                           SUBJECT TO     AREA OF ACCOUNT'S
YEAR OF                    NUMBER OF       EXPIRING       NON-RESIDENTIAL
LEASE                      LEASES          LEASES         PROPERTIES REPRESENTED
EXPIRATION                 EXPIRING        (SQ. FT.)      BY EXPIRING LEASES
--------------------------------------------------------------------------------

OFFICE PROPERTIES
2003                          137             977,489           11.1%
2004                          128           1,212,472           13.8%
2005                          126           1,184,561           13.5%
2006                          105           1,100,321           12.5%
2007                          101             924,297           10.5%
2008 and
 thereafter                   173           2,451,994           27.9%
--------------------------------------------------------------------------------
TOTAL                         770           7,851,134           89.2%
================================================================================

INDUSTRIAL PROPERTIES
2003                           14           1,539,623           11.1%
2004                           18           1,278,531            9.2%
2005                           28           2,986,752           21.5%
2006                           19             951,315            6.8%
2007                            9           1,147,000            8.2%
2008 and
 thereafter                    28           4,709,424           33.8%
--------------------------------------------------------------------------------
TOTAL                         116          12,612,645           90.6%
================================================================================

RETAIL PROPERTIES
2003                           55              97,307            3.8%
2004                           52              93,410            3.6%
2005                           73             205,850            8.0%
2006                           64             139,762            5.4%
2007                           51             124,284            4.8%
2008 and
 thereafter                   226           1,754,068           68.3%
--------------------------------------------------------------------------------
TOTAL                         521           2,414,681           94.0%
================================================================================


|10| PROSPECTUS  TIAA Real Estate Account

RESIDENTIAL PROPERTIES

The Account's residential property portfolio currently consists of 22 first class or luxury multi-family garden apartment complexes, mid-rise and high rise apartment buildings containing approximately 5,796 units located in 11 states and the District of Columbia. The overall occupancy rate for the residential properties is 94%. None of the residential properties in the portfolio is subject to a mortgage. The complexes generally contain one- to three-bedroom apartment units, with a range of amenities, such as patios or balconies, washers and dryers, and central air conditioning. Many of these apartment communities have use of on-site fitness facilities, including some with swimming pools. Rents on each of the properties tend to be comparable with competitive communities and are not subject to rent regulation. The Account is responsible for the expenses of operating the properties.

      In the table below you will find additional information regarding the residential properties in the Account's portfolio as of December 31, 2002.


                                                                      NUMBER         AVERAGE UNIT SIZE         AVG. RENT PER
PROPERTY                               LOCATION                      OF UNITS          (SQUARE FEET)           UNIT/PER MONTH
-----------------------------------------------------------------------------------------------------------------------------
The Legacy at Westwood Apartments      Los Angeles, CA                 187                1,180                   $4,070.93
Longwood Towers                        Brookline, MA                   268                  938                   $2,541.80
Ashford Meadows Apartments             Herndon, VA                     440                1,050                   $1,473.40
The Colorado                           New York, NY                    254                  622                   $2,573.11
Larkspur Courts                        Larkspur, CA                    248                1,001                   $2,015.84
Regents Court Apartments               San Diego, CA                   251                  886                   $1,535.03
South Florida Apartment Portfolio      Boca Raton, Plantation, FL      550                  889                   $1,057.59
Alexan Buckhead                        Atlanta, GA                     230                  984                   $1,532.00
Doral Pointe Apartments                Miami, FL                       440                1,150                   $1,162.93
The Lodge at Willow Creek              Denver, CO                      316                  996                   $1,219.66
Golfview Apartments                    Lake Mary, FL                   277                1,134                   $1,170.89
The Legends at Chase Oaks              Plano, TX                       346                  972                   $1,058.60
Lincoln Woods Apartments               Lafayette Hill, PA              216                  774                   $1,140.45
Kenwood Mews Apartments                Burbank, CA                     141                  942                   $1,424.00
Monte Vista                            Littleton, CO                   219                  888                   $1,099.65
Westcreek Apartments                   Westlake Village, CA            126                  951                   $1,571.71
Indian Creek Apartments                Farmington Hills, MI            196                1,139                   $1,011.11
Quiet Waters at Coquina Lakes          Deerfield Beach, FL             200                1,048                   $1,099.07
Royal St. George                       West Palm Beach, FL             224                  870                   $  983.32
The Fairways of Carolina               Margate, FL                     208                1,026                   $1,024.33
The Greens at Metrowest Apartments     Orlando, FL                     203                  920                   $  867.15
Bent Tree Apartments                   Columbus, OH                    256                  928                   $  739.73

RECENT PROPERTY PURCHASES AND SALES

ROCK RUN BUSINESS PARK--BUILDING V--JOLIET, IL

We expect that in late April 2003, the Account will purchase one warehouse building in Joliet, Illinois for approximately $18.1 million. The building, developed in 1999, contains 459,070 rentable square feet and is currently 100% leased to two tenants. The two tenants are: Unisource Worldwide, Inc. (192,390 square feet) and Madison Warehouse Corporation (266,680 square feet). Rental rates average $3.16 per square foot, slightly below the average market rent for comparable properties. The property is in the Southwest/I-55 industrial market, which has approximately 124 million square feet, with a vacancy rate of 12.2%.

THE FOLLOWING DESCRIBES A RECENT PROPERTY SALE BY THE ACCOUNT. WHEN REVIEWING THIS INFORMATION, IT IS IMPORTANT TO KEEP IN MIND THAT ANY CHANGES IN THE VALUATION OF THE PROPERTY SINCE IT WAS PURCHASED HAVE BEEN REFLECTED IN THE ACCOUNT'S DAILY UNIT VALUE OVER THE PERIOD THE ACCOUNT HELD THE PROPERTY.

      On January 9, 2003, the Account sold one industrial property building (the Westinghouse Facility) located in Coral Springs, Florida for approximately $5.4 million. The Account had purchased the building in February, 1997 at a cost of approximately $6.1 million.

      FOR A DISCUSSION OF THE ACCOUNT'S REAL ESTATE HOLDINGS AND RECENT ACQUISITIONS IN THE CONTEXT OF THE ACCOUNT'S PERFORMANCE AS A WHOLE, SEE "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS" BELOW. REAL ESTATE INVESTMENTS MADE BY THE ACCOUNT AFTER THE DATE OF THIS PROSPECTUS WILL BE DESCRIBED IN SUPPLEMENTS TO THE PROSPECTUS, AS APPROPRIATE.



                                       TIAA Real Estate Account  PROSPECTUS |11|

SELECTED FINANCIAL DATA

The following selected financial data should be considered in conjunction with the Account's consolidated financial statements and notes provided in this report.


                                                               YEAR ENDED DECEMBER 31,
                                 -------------------------------------------------------------------------------
                                      2002             2001             2000            1999            1998
----------------------------------------------------------------------------------------------------------------
INVESTMENT INCOME:
 Real estate income, net:
  Rental income                  $ 308,948,225    $ 253,839,662    $ 192,894,812   $ 129,523,631   $  78,404,412
                                 -------------    -------------    -------------   -------------   -------------
  Real estate property level
   expenses and taxes:
   Operating expenses               67,604,266       52,274,213       39,876,941      27,177,841      17,192,385
   Real estate taxes                38,410,380       29,408,054       22,604,315      15,631,453       8,755,526
                                 -------------    -------------    -------------   -------------   -------------
    Total real estate property
    level expenses and taxes       106,014,646       81,682,267       62,481,256      42,809,294      25,947,911
                                 -------------    -------------    -------------   -------------   -------------
    Real estate income, net        202,933,579      172,157,395      130,413,556      86,714,337      52,456,501
Income from real estate
 joint ventures                     14,125,306        2,392,594          756,133              --              --
Dividends and interest              26,437,901       33,687,343       31,334,291      24,932,733      23,943,728
                                 -------------    -------------    -------------   -------------   -------------
   Total investment income         243,496,786      208,237,332      162,503,980     111,647,070      76,400,229
Expenses                            23,304,336       17,191,929       13,424,566       9,278,410       6,274,594
                                 -------------    -------------    -------------   -------------   -------------
   Investment income, net          220,192,450      191,045,403      149,079,414     102,368,660      70,125,635
Net realized and unrealized
 gain on investments              (106,424,480)     (23,485,614)      54,147,449       9,834,743       7,864,659
                                 -------------    -------------    -------------   -------------   -------------
Net increase in net assets
 resulting from operations
 before minority interest and
 discontinued operations           113,767,970      167,559,789      203,226,863     112,203,403      77,990,294
Minority interest                   (1,484,585)        (811,789)              --       1,364,619      (3,487,991)
Discontinued operations              3,958,653        2,470,985        2,215,831       2,375,745       2,109,359
Participant transactions           346,079,345      657,326,121      486,196,949     383,171,774     333,936,510
                                 -------------    -------------    -------------   -------------   -------------
Net increase in net assets       $ 462,321,383    $ 826,545,106    $ 691,639,643   $ 499,115,541   $ 410,548,172
                                 =============    =============    =============   =============   =============

                                                                     JULY 3, 1995
                                                                    (COMMENCEMENT
                                        YEAR ENDED DECEMBER 31,     OF OPERATIONS)
                                    ------------------------------  TO DECEMBER 31,
                                         1997             1996            1995
----------------------------------------------------------------------------------
INVESTMENT INCOME:
 Real estate income, net:
  Rental income                     $  41,686,852    $   9,504,481   $     165,762
                                    -------------    -------------   -------------
  Real estate property level
   expenses and taxes:
   Operating expenses                   8,843,562        1,995,822          29,173
   Real estate taxes                    4,234,044        1,053,703          14,659
                                    -------------    -------------   -------------
    Total real estate property
    level expenses and taxes           13,077,606        3,049,525          43,832
                                    -------------    -------------   -------------
    Real estate income, net            28,609,246        6,454,956         121,930
Income from real estate
 joint ventures                                --               --              --
Dividends and interest                 16,486,279        6,027,486       2,828,900
                                    -------------    -------------   -------------
   Total investment income             45,095,525       12,482,442       2,950,830
Expenses                                3,526,545        1,155,796         310,433
                                    -------------    -------------   -------------
   Investment income, net              41,568,980       11,326,646       2,640,397
Net realized and unrealized
 gain on investments                   18,147,053        3,330,539          35,603
                                    -------------    -------------   -------------
Net increase in net assets
 resulting from operations
 before minority interest and
 discontinued operations               59,716,033       14,657,185       2,676,000
Minority interest                      (1,881,178)              --              --
Discontinued operations                 2,236,545        1,125,730              --
Participant transactions              356,052,262      233,653,793     117,582,345
                                    -------------    -------------   -------------
Net increase in net assets          $ 416,123,662    $ 249,436,708   $ 120,258,345
                                    =============    =============   =============


                                                                             DECEMBER 31,
                                          -------------------------------------------------------------------------------------
                                                2002             2001             2000             1999             1998
-------------------------------------------------------------------------------------------------------------------------------
Total assets                              $3,870,532,278   $3,270,384,450   $2,423,100,402   $1,719,457,715   $1,229,603,431
Total liabilities and minority interest      194,543,718       56,717,273       35,978,331       23,975,287       33,236,544
                                          --------------   --------------   --------------   --------------   --------------
Total net assets                          $3,675,988,560   $3,213,667,177   $2,387,122,071   $1,695,482,428   $1,196,366,887
                                          ==============   ==============   ==============   ==============   ==============
Accumulation units outstanding                20,346,696       18,456,445       14,604,673       11,487,360        8,833,911
                                          ==============   ==============   ==============   ==============   ==============
Accumulation unit value                   $       173.90   $       168.16   $       158.21   $       142.97   $       132.17
                                          ==============   ==============   ==============   ==============   ==============

                                                             DECEMBER 31,
                                          ------------------------------------------------
                                                1997             1996             1995
------------------------------------------------------------------------------------------
Total assets                              $  815,760,825   $  426,372,007   $  143,177,421
Total liabilities and minority interest       29,942,110       56,676,954       22,919,076
                                          --------------   --------------   --------------
Total net assets                          $  785,818,715   $  369,695,053   $  120,258,345
                                          ==============   ==============   ==============
Accumulation units outstanding                 6,313,015        3,295,786        1,172,498
                                          ==============   ==============   ==============
Accumulation unit value                   $       122.30   $       111.11   $       102.57
                                          ==============   ==============   ==============

QUARTERLY SELECTED FINANCIAL INFORMATION

The following is selected financial information for the Account for each full quarter within the past two calendar years:


                                                            2002
                                                            ----
                                                FOR THE THREE MONTHS ENDED
                              ---------------------------------------------------------------
                                 MARCH 31         JUNE 30       SEPTEMBER 30      DECEMBER 31
---------------------------------------------------------------------------------------------
Investment income, net        $ 47,812,962     $ 54,419,265     $ 55,532,867     $ 62,427,356
Net realized gain (loss)
  on investments                 4,320,393        3,091,947        1,428,243       (1,914,498)
Net unrealized gain (loss)
  on investments               (29,088,106)     (20,049,625)     (30,606,185)     (33,606,649)
Minority interest                 (119,166)        (521,681)          42,020         (885,758)
Discontinued operations          2,181,256        1,777,397               --               --
                              ------------     ------------     ------------     ------------
Net increase in net assets
  resulting from operations   $ 25,107,339     $ 38,717,303     $ 26,396,945     $ 26,020,451
                              ============     ============     ============     ============
Total return                          0.77%            1.13%            0.75%            0.72%
                              ============     ============     ============     ============

                                                           2001
                                                           ----
                                                FOR THE THREE MONTHS ENDED
                              ---------------------------------------------------------------
                                 MARCH 31         JUNE 30       SEPTEMBER 30      DECEMBER 31
---------------------------------------------------------------------------------------------
Investment income, net        $ 44,988,150     $ 47,346,855     $ 49,788,149     $ 48,922,249
Net realized gain (loss)
  on investments                   978,396          514,453          759,534       (3,522,087)
Net unrealized gain (loss)
  on investments                (4,436,522)      11,549,836       (8,110,459)     (21,218,765)
Minority interest                       --         (448,023)        (213,578)        (150,188)
Discontinued operations            276,485          585,167          697,453          911,880
                              ------------     ------------     ------------     ------------
Net increase in net assets
  resulting from operations   $ 41,806,509     $ 59,548,288     $ 42,921,099     $ 24,943,089
                              ============     ============     ============     ============
Total return                          1.67%            2.21%            1.46%            0.82%
                              ============     ============     ============     ============



|12| PROSPECTUS  TIAA Real Estate Account

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

THE FOLLOWING DISCUSSION AND ANALYSIS OF OUR FINANCIAL CONDITION AND RESULTS OF OPERATIONS SHOULD BE READ TOGETHER WITH OUR CONSOLIDATED FINANCIAL STATEMENTS AND NOTES CONTAINED IN THIS PROSPECTUS.

      As of December 31, 2002, the TIAA Real Estate Account owned a total of 77 real estate properties, representing 92.56% of the Account's total investment portfolio. These included 30 office properties (three of which are held in joint venture), 17 industrial properties (including one development joint venture project), 22 apartment complexes, and 8 retail properties (including the three joint ventures that each own a regional mall in which the Account owns an approximately 50% partnership interest). The following chart breaks down the Account's real estate assets by region and property type, based on the market values of the properties as stated in the consolidated financial statements:

                            EAST       MIDWEST     SOUTH        WEST       TOTAL
                            (26)        (12)        (21)        (18)        (77)
--------------------------------------------------------------------------------

OFFICE (30)                 34.0%        6.2%       8.4%        3.7%       52.3%

INDUSTRIAL (17)              3.1%        1.4%       5.2%        6.5%       16.2%

RESIDENTIAL (22)             6.3%        0.9%       7.2%        8.0%       22.4%

RETAIL (8)                   0.4%        0.4%       6.2%        2.1%        9.1%
                           -----       -----      -----       -----       -----

TOTAL (77)                  43.8%        8.9%      27.0%       20.3%      100.0%


( ) NUMBER OF PROPERTIES IN PARENTHESES.

The following table lists the Account's 10 largest properties by market value as of December 31, 2002:


                                                                    PROPERTY          MARKET VALUE          PERCENT OF
PROPERTY NAME                                  STATE                  TYPE              (000,000)           NET ASSETS
----------------------------------------------------------------------------------------------------------------------
Mellon Financial Center at One Boston Place      MA                 Office               $261.9*               7.12%*
780 Third Avenue                                 NY                 Office               $178.5                4.86%
701 Brickell                                     FL                 Office               $172.1                4.68%
1801 K Street, N.W.                              DC                 Office               $162.6                4.42%
Ten & Twenty Westport Road                       CT                 Office               $140.0                3.81%
Dallas Industrial Portfolio                      TX                 Industrial           $136.0                3.70%
Ontario Industrial Portfolio                     CA                 Industrial           $108.0                2.94%
Morris Corporate Center III                      NJ                 Office               $ 92.4                2.51%
The Legacy at Westwood Apartments                CA                 Residential          $ 85.1                2.31%
The Florida Mall**                               FL                 Retail               $ 85.0                2.31%

* THIS AMOUNT REFLECTS THE MARKET VALUE OF THE PROPERTY AS STATED IN THE CONSOLIDATED FINANCIAL STATEMENTS, WHICH INCLUDES MINORITY INTERESTS. THE MARKET VALUE OF THE ACCOUNT'S INTEREST IN THE PROPERTY IS $131.6 MILLION, WHICH REPRESENTS 3.58% OF THE ACCOUNT'S NET ASSETS.


** THIS PROPERTY IS HELD IN JOINT VENTURE AND IS SUBJECT TO DEBT. THE MARKET VALUE REFLECTS THE ACCOUNT'S INTEREST IN THE JOINT VENTURE AFTER DEBT.


      The Account closed 19 transactions in 2002 in the total net amount of $1.1 billion. It purchased 16 properties: seven office properties, including two joint ventures, four apartment properties, four retail properties and one industrial property for a total of $1.1 billion. In addition, the Account made a commitment of $25 million for one real estate-related fund investment and sold two properties (one office and one industrial) for a total of $26 million. The Account continues to pursue suitable real estate properties for acquisition.

      As of December 31, 2002, the Account also held investments in real estate investment trusts (REITs), representing 2.87% of the portfolio, commercial mortgage backed securities (CMBS), representing 1.16% of the portfolio, real estate limited partnerships, representing 0.31% of the portfolio and commercial paper and government bonds, representing 3.10% of the portfolio.


REAL ESTATE MARKET OUTLOOK IN GENERAL


We believe the outlook for the commercial real estate market is clouded by persistent weakness in the U.S. economy and the uncertainties of war. These uncertainties make businesses cautious about hiring and making new space commitments. Of positive note are the continued growth in U.S. GDP (gross domestic product, a basic economic indicator), the ongoing improvement in business productivity, and an increase in hiring by temporary help firms, which often precedes full-time hiring. In addition, office and warehouse construction have declined sharply, which should ultimately improve supply/demand fundamentals when employment growth resumes. Nonetheless, the timing and strength of the economic recovery are not predictable.


RESULTS OF OPERATIONS


WHEN REVIEWING THIS DISCUSSION, IT IS IMPORTANT TO NOTE THAT WHEN THE ACCOUNT OWNS A CONTROLLING INTEREST (OVER 50%) IN A JOINT VENTURE, CONSISTENT WITH GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (GAAP), THE ACCOUNT'S CONSOLIDATED FINANCIAL STATEMENTS AND ALL FINANCIAL DATA DISCUSSED IN THE REPORT REFLECT 100% OF THE MARKET VALUE OF THE JOINT VENTURE'S ASSETS. THE INTERESTS OF THE OTHER JOINT VENTURE PARTNERS ARE REFLECTED AS MINORITY INTERESTS IN THE ACCOUNT'S CONSOLIDATED FINANCIAL STATEMENTS. WHEN THE ACCOUNT DOES NOT HAVE A CONTROLLING INTEREST IN A JOINT VENTURE, THEN ONLY THE ACCOUNT'S NET INVESTMENT IN THE JOINT VENTURE IS RECORDED BY THE ACCOUNT.



                                       TIAA Real Estate Account  PROSPECTUS |13|

      NOTE ALSO THAT ALL OF THE ACCOUNT'S PROPERTIES ARE APPRAISED AND REVALUED ON A QUARTERLY BASIS, IN ACCORDANCE WITH THE VALUATION POLICIES DESCRIBED IN
NOTE 1 TO THE CONSOLIDATED FINANCIAL STATEMENTS. UNTIL A PROPERTY IS SOLD, THESE CHANGES IN PROPERTY VALUES ARE RECORDED AS UNREALIZED GAINS OR LOSSES. UPON THE SALE OF A PROPERTY, THE DIFFERENCE BETWEEN THE ACCOUNT'S THEN CURRENT COST FOR THE PROPERTY (ORIGINAL PURCHASE PRICE PLUS THE COST OF ANY CAPITAL IMPROVEMENTS
MADE) AND THE SALE PRICE IS RECORDED AS A REALIZED GAIN OR LOSS.


YEAR ENDED DECEMBER 31, 2002 COMPARED TO
YEAR ENDED DECEMBER 31, 2001

RESULTS FROM CONTINUING OPERATIONS


The Account's total net return was 3.41% for the year ended December 31, 2002 and 6.29% for 2001. The substantial decline in the Account's overall performance on a year-to-year basis reflects the continuing effects of the economic recession, which began in early 2001, and persisted throughout 2002. The decline in the 2002 performance of the Account's real estate and real estate-related assets from its 2001 performance had a negative impact on the Account's total net return. The real estate properties owned by the Account experienced continued declines in value due to deteriorating market conditions. The negative impact of the recessionary economy was reflected in lower market rental rates, higher vacancies, and increased leasing costs and tenant concessions. In 2002, the Account's real estate properties, however, continued to produce strong income returns, and at year end 2002, the non-residential property portfolio was 92% occupied overall with only 10% of the non-residential property portfolio's square footage up for renewal or re-leasing in 2003.

      The modest returns produced by the REIT markets in 2002, as well as the low interest rates earned by its short-term holdings, also negatively affected the Account's overall performance.

      The Account's net investment income after deduction of all expenses was 15.26% higher for the year ended December 31, 2002 compared to the same period in 2001 primarily due to a 14.39% increase in total net assets and an 49.16% increase in the Account's real estate holdings over the same period.


      The Account's real estate holdings, including joint venture investments, generated approximately 89% and 84% of the Account's total investment income (before deducting Account level expenses) during 2002 and 2001, respectively. The remaining portion of the Account's total investment income was generated by marketable securities investments.

      Gross real estate rental income increased approximately 22% in the year ended December 31, 2002 over the same period in 2001. This increase was primarily due to the increase in the number of properties owned by the Account from 65 properties as of December 31, 2001 to 77 properties (including joint ventures) as of December 31, 2002. Income from real estate joint ventures was $14,125,306 vs. $2,392,594, respectively for the same periods. This increase was due to an increase in the number of joint venture partnership interests owned by the Account in the year ended December 31, 2002. Interest income on the Account's marketable securities investments decreased from $24,490,376 for 2001 to $13,546,694 for 2002 due to a decline in short-term rates from 2001 to 2002 and the decrease in the amount of non-real estate assets held by the Account. Dividend income on the Account's REIT investments increased from $9,196,967 for the year ended December 31, 2001 to $12,891,207 for the year ended December 31, 2002.

      Total property level expenses for the year ended December 31, 2002 and 2001 were $106,014,646, and $81,682,267, respectively. In both years ended 2002 and 2001, 64% of the total expenses represented operating expenses and 36% represented real estate taxes. The 30% increase in property level expenses during 2002 reflected the increased number of properties in the Account, as well as an increase in operating expenses.


      The Account also incurred expenses for the years ended December 31, 2002 and 2001 of $9,495,736 and $5,896,729, respectively, for investment advisory services, $10,390,705 and $8,470,496, respectively, for administrative and distribution services and $3,417,895 and $2,824,704, respectively, for the mortality and expense risk charges and the liquidity guarantee charges. Such expenses increased primarily as a result of the larger net asset base in the Account and increased costs associated with managing and administering a larger account. The expenses for investment advisory services for the year ended December 31, 2001 also were substantially lower than those in 2002 since they included adjustments related to fourth quarter 2000 expenses.

      The Account had net realized and unrealized losses on investments of $106,424,480 and $23,485,614 for the years ended December 31, 2002 and 2001, respectively. The unrealized losses were primarily due to the continued decrease in the aggregate market value of the Account's real estate holdings amounting to $94,447,265 during 2002, as compared to unrealized losses of $26,611,066 during 2001. The Account's marketable securities in the year ended December 31, 2002 had net realized and unrealized losses totaling $6,195,855 and net realized and unrealized gains of $5,231,736 for the year ended December 31, 2001. For the year ended December 31, 2002, the Account's investments in other real estate-related investments had net unrealized losses of $5,781,360 as compared to net unrealized gains of $2,002,837 for the year ended December 31, 2001.


RESULTS FROM DISCONTINUED OPERATIONS


      In October 2001, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 144, ACCOUNTING FOR THE IMPAIRMENT OR DISPOSAL OF LONG-LIVED ASSETS ("SFAS No. 144"). The Account adopted SFAS No. 144 as of January 1, 2002. During the year ended December 31, 2002, the Account sold two real estate properties. In accordance with SFAS No. 144, the investment income and realized gain for the years ended December 31, 2002, 2001, and 2000 relating to those properties were removed from continuing operations in the accompanying financial statements and classified as discontinued operations. The income from the two properties, one sold on January 31, 2002 and one sold on April 30, 2002, for the year ended December 31, 2002 consisted of rental income of $643,564 less operating expenses of $68,031 and real estate taxes of $ 74,076, resulting in net investment income of $501,457. The income from these two properties sold in 2002 for the full year ended December 31, 2001 consisted of rental income of $2,915,653 less operating expenses of $182,266 and real estate taxes of $262,402, resulting in net investment income of $2,470,985. The net investment income represents income for the properties for one month and four months, respectively, for the year ended December 31, 2002 and twelve months in 2001. At the time of sale, the properties had a cost of $22,592,804 and the proceeds of sale were $26,050,000, resulting in a net realized gain of $3,457,196.




YEAR ENDED DECEMBER 31, 2001 COMPARED TO
YEAR ENDED DECEMBER 31, 2000

      The Account's total net return was 6.29% for the year ended December 31, 2001 and 10.66% for 2000. The 2001 performance of each of the Account's asset types, i.e., real estate, REITs and commercial paper, declined as compared to 2000, with the decline in the value of the Account's real estate having the largest impact. The Account's net investment income, after deducting all expenses, was $191,045,403 for the year ended December 31, 2001 and $149,079,414 for 2000, a 28% increase. This increase was the result of a 35% increase in net assets and an increase in the Account's real estate holdings from December 31, 2000 to December 31, 2001. The Account had net realized and unrealized losses on investments of $23,485,614 for the year ended


|14| PROSPECTUS  TIAA Real Estate Account

December 31, 2001, compared with the net realized and unrealized gains on its investments of $54,147,449 for 2000. This difference was primarily due to the decrease of $26,611,066 in the aggregate market value of the Account's real estate holdings during 2001, as compared to 2000, during which the Account's holdings experienced a $22,257,781 market value increase. The Account's net realized losses in 2001 were primarily due to the sale of certain properties identified as sales candidates because they no longer met the Account's investment objectives or were located in markets that were experiencing declining economic conditions. The Account's investments in marketable securities had modest realized and unrealized gains in 2001 totaling $5,231,736, as compared to substantial net gains of $22,145,715 in 2000.


      The Account's real estate holdings, including real estate joint ventures, generated approximately 84% of the Account's total investment income (before deducting Account level expenses) during 2001 compared with 81% during 2000. The remaining portion of the Account's total investment income was generated by investments in marketable securities.

      Gross real estate rental income was $253,839,662 for the year ended December 31, 2001 and $192,894,812 for the same period in 2000. This increase was primarily due to the increase in the number of properties owned by the Account, from 60 properties at the end of 2000 to 65 properties at the end of 2001. Interest income on the Account's short-term investments for 2001 and 2000 totaled $24,490,376 and $24,294,579, respectively. Dividend income on the Account's REIT investments totaled $9,196,967 and $7,039,712, respectively, for the same periods.

      Total property level expenses for the years ended December 31, 2001 and 2000 were $81,682,267 and $62,481,256, respectively. For both years, 64% of total expenses represented operating expenses and 36% represented real estate taxes. The increase in property level expenses during 2001 reflected the increased number of properties in the Account.

      The Account incurred expenses for the years ended December 31, 2001 and 2000 of $5,896,729 and $6,924,202, respectively, for investment advisory services, $8,470,496 and $4,392,882, respectively, for administrative and distribution services, and $2,824,704 and $2,107,482, respectively, for mortality and expense risk charges and liquidity guarantee charges. Such expenses generally increased as a result of the larger net asset base in the Account. The expenses for investment advisory services in 2001, however, decreased because they included an expense adjustment credit in the first quarter of 2001 to reflect a change in the way certain investment expenses were allocated to the Account.

LIQUIDITY AND CAPITAL RESOURCES


At year end 2002 and 2001, the Account's liquid assets (i.e., its REITs, CMBSs, commercial paper, government securities and cash) had a value of $271,568,803 and $853,769,802, respectively. The decline in the Account's liquid assets was primarily due to the Account's increased investment in real estate.

      During 2002, the Account received $395,464,695 in premiums and $64,698,804 in net participants transfers from the TIAA and CREF Accounts, while for the same time period in 2001, the Account received $254,149,962 in premiums and $486,614,583 in net participant transfers from other TIAA and CREF accounts. The slowdown in net participant transfers into the Account in 2002 is contrasted against the unprecedented volume of net participant's transfers in 2001. Real estate properties costing approximately $1.1 billion and $538.4 million were purchased during 2002 and 2001, respectively. In 2002, the Account also received approximately $26 million in proceeds from the sale of one office and one industrial property. The Account's liquid assets, exclusive of the REITs, will continue to be available to purchase additional suitable real estate properties and to meet expense needs and redemption requests (i.e., cash withdrawals or transfers). In the unlikely event that the Account's liquid assets and its cash flow from operating activities and participant transactions are not sufficient to meet its cash needs, including redemption requests, TIAA's general account will purchase liquidity units in accordance with TIAA's liquidity guarantee to the Account.

      The Account, under certain conditions more fully described in the Account's prospectus, may borrow money and assume or obtain a mortgage on a property -- i.e., to make leveraged real estate investments. Also, to meet any short-term cash needs, the Account may obtain a line of credit whose terms may require that the Account secure a loan with one or more of its properties. The Account's total borrowings may not exceed 20% of the Account's total net asset value.


EFFECTS OF INFLATION AND INCREASING OPERATING EXPENSES

Inflation, along with increased insurance and security costs, may increase property operating expenses in the future. We anticipate that these increases in operating expenses will generally be billed to tenants either through contractual lease provisions in office, industrial, and retail properties or through rent increases in apartment complexes. However, depending on how long any vacant space in a property remains unleased, the Account may not be able to recover the full amount of such increases in operating expenses.

CRITICAL ACCOUNTING POLICIES

THE CONSOLIDATED FINANCIAL STATEMENTS OF THE ACCOUNT AND ITS SUBSIDIARIES ARE PREPARED IN CONFORMITY WITH ACCOUNTING PRINCIPLES GENERALLY ACCEPTED IN THE UNITED STATES.

      In preparing the Account's consolidated financial statements, management is required to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses. Management bases its estimates on historical experience and assumptions that are believed to be reasonable under the circumstances -- the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.


      Management believes that the following policies relating to the valuation of the Account's assets reflected in the Account's consolidated financial statements affect the significant judgments, estimates and assumptions used in preparing its financial statements:

      VALUATION OF REAL ESTATE PROPERTIES: Investments in real estate properties are stated at fair value, as determined in accordance with procedures approved by the Investment Committee of the Board of Trustees. Fair value for real estate properties is defined as the most probable price for which a property will sell in a competitive market under all conditions requisite to a fair sale. Determining fair value involves subjective judgment because the actual market value of real estate can be determined only by negotiation between the parties in a sales transaction. The Account's properties are initially valued at their respective purchase prices (including acquisition costs). Subsequently, independent appraisers value each real estate property at least once a year. TIAA's appraisal staff performs a valuation of each real estate property on a quarterly basis and updates the property value if it believes that the value of the property has changed since the previous valuation or appraisal. The appraisals are performed in accordance with Uniform Standards of Professional Appraisal Practices (USPAP), the real estate appraisal industry standards created by The Appraisal Foundation. Real estate appraisals are estimates of property values based on a professional's opinion.


      VALUATION OF MORTGAGES: Mortgages are initially valued at their face amount. Fixed rate mortgages thereafter are valued quarterly by discounting


                                       TIAA Real Estate Account  PROSPECTUS |15|
payments of principal and interest to their present value using a rate at which commercial lenders would make similar mortgage loans. Floating variable rate mortgages are generally valued at their face amount, although the value may be adjusted as market conditions dictate.


      VALUATION OF REAL ESTATE JOINT VENTURES: Real estate joint ventures are valued based on the Account's equity in the net assets of the underlying entity. The underlying entity values its real estate holdings at fair value.

      VALUATION OF SECURITIES: Equity securities listed or traded on any United States national securities exchange are valued at the last sale price as of the close of the principal securities exchange on which such securities are traded or, if there is no sale, at the mean of the last bid and asked prices on such exchange. Debt instruments and short-term money market instruments for which market quotations are readily available are value based on the most recent bid price or the equivalent quoted yield for such securities (or those of comparable maturity, quality and type). All securities and limited partnership interests for which market quotations are not readily available are valued at fair value as determined in good faith under the direction of the Investment Committee of the Board of Trustees and in accordance with the responsibilities of the Board as a whole.


FORWARD-LOOKING STATEMENTS

Some statements in this report which are not historical facts may be "forward-looking statements" within the meaning of Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements about our expectations, beliefs, intentions or strategies for the future, and the assumptions underlying these forward-looking statements. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from historical experience or management's present expectations.


      Caution should be taken not to place undue reliance on management's forward-looking statements, which represent management's views only as of the date this report is filed. Neither management nor the Account undertake any obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future events or otherwise.


VALUING THE ACCOUNT'S ASSETS

We value the Account's assets as of the close of each valuation day by taking the sum of:

o the value of the Account's cash, cash equivalents, and short-term and other debt instruments

o     the value of the Account's other securities investments and other assets

o the value of the individual real properties and other real estate-related investments owned by the Account

o an estimate of the net operating income accrued by the Account from its properties and other real estate-related investments and then reducing it by the Account's liabilities, including the daily investment management fee and certain other expenses attributable to operating the Account. See "Expense Deductions," page 17.


VALUING REAL ESTATE INVESTMENTS

VALUING REAL PROPERTY: Individual real properties will be valued initially at their purchase prices. (Prices include all expenses related to purchase, such as acquisition fees, legal fees and expenses, and other closing costs.) We could use a different value in appropriate circumstances.

      After this initial valuation, an independent appraiser, approved by the independent fiduciary, will value properties at least once a year. The independent fiduciary can require additional appraisals if it believes that a property has changed materially or otherwise to assure that the Account is valued correctly.

      Quarterly, we will conduct an internal review of each of the Account's properties. We'll adjust a valuation if we believe that the value of the property has changed since the previous valuation. We'll continue to use the revised value to calculate the Account's net asset value until the next review or appraisal. However, we can adjust the value of a property in the interim to reflect what we believe are actual changes in property value.

      The Account's net asset value will include the current value of any note receivable (an amount that someone else owes the Account) from selling a real estate-related investment. We'll estimate the value of the note by applying a discount rate appropriate to then-current market conditions.


      Development properties initially will be valued at the Account's cost, and the value will be adjusted as additional development costs are incurred. Once a property receives a certificate of occupancy, within one year from the initial funding by the Account, or the property is substantially leased, whichever is earlier, the property will be appraised by an independent appraiser, approved by the independent fiduciary. We may also have the properties independently appraised earlier if circumstances warrant.


      Because of the nature of real estate assets, the Account's net asset value won't necessarily reflect the true or realizable value of its real estate assets (i.e., what the Account would get if it sold them).

      VALUING REAL PROPERTY ENCUMBERED BY DEBT: In general, when we value an Account property subject to a mortgage, the Account's net asset value will include the value of the Account's interest in the property (with the property valued as described above), less the face amount of the outstanding balance of the debt. We can adjust the property valuation if we determine that the existing debt could have a material affect on how much the Account would receive if it were to sell the property, looking at such factors as whether the debt is pre-payable, the remaining term on the debt, and then-current interest rates.

      VALUING CONVENTIONAL MORTGAGES: Individual mortgage loans made by the Account will be valued initially at their face amount. Thereafter, quarterly, we'll value the Account's fixed interest mortgage loans by discounting payments of principal and interest to their present value (using a rate at which commercial lenders would make similar mortgage loans). We'll also use this method for foreign mortgages with conventional terms. We can adjust the mortgage value more frequently if circumstances require it. Floating variable rate mortgages will generally be valued at their face amount, although we may adjust these values as market conditions dictate.

      VALUING PARTICIPATING MORTGAGES: Individual mortgages will initially be valued at their face amount. Thereafter, quarterly, we'll estimate the values of the participating mortgages by making various assumptions about occupancy rates, rental rates, expense levels, and other things. We'll use these assumptions to project the cash flow and anticipated sale proceeds from each investment over the term of the loan, or sometimes over a shorter period. To calculate sale proceeds, we'll assume that the real property underlying each investment will be sold at the end of the period used in the valuation at a price based on market assumptions for the time of the projected sale. We'll then discount the estimated cash flows and sale proceeds to their present value (using rates appropriate to then-current market conditions).

      NET OPERATING INCOME: The Account usually receives operating income from its investments intermittently, not daily. In fairness to participants, we estimate the Account's net operating income rather than applying it when we actually receive it, and assume that the Account has earned (accrued) a proportionate amount of that estimated amount daily. You bear the risk that, until we adjust the estimates when we receive actual income reports, the Account could be under- or over-valued.


|16| PROSPECTUS  TIAA Real Estate Account

      Every year, we prepare a month-by-month estimate of the revenues and expenses (estimated net operating income) for each of the Account's properties. Each day, we add the appropriate fraction of the estimated net operating income for the month to the Account's net asset value.

      Every month, the Account receives a report of the actual operating results for the prior month for each property (actual net operating income). We then recognize the actual net operating income on the accounting records of the Account and adjust the outstanding daily accrued receivable accordingly. As the Account actually receives cash from a property, we'll adjust the daily accrued receivable and other accounts appropriately.

      ADJUSTMENTS: We can adjust the value of an investment if we believe events or market conditions (such as a borrower's or tenant's default) have affected how much the Account could get if it sold the investment. We may not always be aware of each event that might require a valuation adjustment, and because our evaluation is based on subjective factors, we may not in all cases make adjustments where changing conditions could affect the value of an investment.

      The independent fiduciary will need to approve adjustments to any valuation of one or more properties that

o     is made within three months of the annual independent appraisal or

o     results in an increase or decrease of:

o more than 6 percent of the value of any of the Account's properties since the last independent annual appraisal

o     more than 2 percent in the value of the Account since the prior month or

o     more than 4 percent in the value of the Account within any quarter.

      RIGHT TO CHANGE VALUATION METHODS: If we decide that a different valuation method would reflect the value of a real estate-related investment more accurately, we may use that method if the independent fiduciary consents. Changes in TIAA's valuation methods could change the Account's net asset value and change the values at which participants purchase or redeem Account interests.


VALUING OTHER INVESTMENTS
(INCLUDING CERTAIN REAL ESTATE-RELATED INVESTMENTS)

DEBT SECURITIES AND MONEY MARKET INSTRUMENTS: We value debt securities (excluding money market instruments) for which market quotations are readily available based on the most recent bid price or the equivalent quoted yield for such securities (or those of comparable maturity, quality and type). We derive these values utilizing an independent pricing service, except when we believe the prices do not accurately reflect the security's fair value. We value money market instruments with maturities of one year or less in the same manner as debt securities, or derive them from a pricing matrix that has various types of money market instruments along one axis and various maturities along the other. All debt securities may also be valued at fair value as determined in good faith by the Investment Committee of the TIAA Board of Trustees.


      EQUITY SECURITIES: We value equity securities (including REITs) listed or traded on the New York Stock Exchange or the American Stock Exchange at their last sale price on the valuation day. If no sale is reported that day, we use the mean of the closing bid and asked prices. Equity securities listed or traded on any other exchange are valued in a comparable manner on the principal exchange where traded.

      We value equity securities traded on the NASDAQ Stock Market's National Market at their last sale price on the valuation day. If no sale is reported that day, we use the mean of the closing bid and asked prices. Other U.S. over-the-counter equity securities are valued at the mean of the closing bid and asked prices.


      MORTGAGE-BACKED SECURITIES: We value mortgage-backed securities in the same manner in which we value debt securities, as described above.


      FOREIGN SECURITIES: To value investments traded on a foreign exchange or in foreign markets, we use their closing values under the generally accepted valuation method in the country where traded, as of the valuation date. We convert this to U.S. dollars at the exchange rate in effect on the valuation day.


      INVESTMENTS LACKING CURRENT MARKET QUOTATIONS: We value securities or other assets for which current market quotations are not readily available at fair value as determined in good faith under the direction of the Investment Committee of TIAA's Board of Trustees and in accordance with the responsibilities of TIAA's Board as a whole. In evaluating fair value for the Account's interest in certain commingled investment vehicles, the Account will generally look to the value periodically assigned to interests by the issuer. When possible, the Account will seek to have input in formulating the issuer's valuation methodology.


EXPENSE DEDUCTIONS

Deductions are made each valuation day from the net assets of the Account for various services required to manage investments, administer the Account and the contracts, and to cover certain risks borne by TIAA. Services are performed at cost by TIAA and TIAA-CREF Individual & Institutional Services, Inc. ("Services"), a subsidiary of TIAA. Because services are provided at cost, we expect that expense deductions will be relatively low. TIAA guarantees that in the aggregate, the expense charges will never be more than 2.50% of average net assets per year.

      The current annual expense deductions are:

                       PERCENT OF
TYPE OF EXPENSE        NET ASSETS    SERVICES
DEDUCTION              ANNUALLY      PERFORMED
--------------------------------------------------------------------------------

Investment             0.265%        For TIAA's investment advice,portfolio
Management                           accounting, custodial services, and similar
                                     services, including independent fiduciary and appraisal fees

Administration         0.280%        For Services' administrative services, such
                                     as allocating premiums and paying annuity income

Distribution           0.045%        For Services' expenses related to
                                     distributing the  annuity contracts

Mortality and          0.070%        For TIAA's bearing certain mortality and
Expense Risk                         expense risks

Liquidity Guarantee    0.030%        For TIAA's liquidity guarantee

--------------------------------------------------------------------------------

TOTAL ANNUAL           0.690%        FOR TOTAL SERVICES TO THE ACCOUNT
EXPENSE DEDUCTION

      After the end of every quarter, we reconcile how much we deducted as discussed above with the expenses the Account actually incurred. If there is a difference, we add it to or deduct it from the Account in equal daily installments over the remaining days in the quarter. Since our at-cost deductions are based on projections of Account assets and overall expenses, the size of any adjusting payments will be directly affected by how different our projections are from the Account's actual assets or expenses. While our projections of Account asset size (and resulting expense fees) are based on our best estimates, the size of the Account's assets can be affected by many factors, including premium growth, participant transfers into or out of the Account, and any changes in the value of portfolio holdings. Historically, the adjusting payments have generally been small and have resulted in both upward and downward adjustments to the Account's expense deductions for the following quarter.

      TIAA's board can revise the deduction rates from time to time to keep deductions as close as possible to actual expenses.


                                       TIAA Real Estate Account  PROSPECTUS |17|

      Currently there are no deductions from premiums or withdrawals, but we might change this in the future. Property expenses, brokers' commissions, transfer taxes, and other portfolio expenses are charged directly to the Account.


EMPLOYER PLAN FEE WITHDRAWALS

Your employer may, in accordance with the terms of your plan, and with TIAA's approval, withdraw amounts from your Real Estate Account accumulation under your GRA or GSRA contract to pay fees associated with the administration of the plan. TIAA also reserves the right to suspend or reinstate its approval for a plan to make such withdrawals. The amount and the effective date of an employer plan fee withdrawal will be in accordance with the terms of your plan. TIAA will determine all values as of the end of the effective date. An employer plan fee withdrawal cannot be revoked after its effective date. Each employer plan fee withdrawals will be made on a pro-rata basis from all your available TIAA and CREF accounts. An employer plan fee withdrawal reduces the accumulation from which it is paid by the amount withdrawn.


THE CONTRACTS

      TIAA offers the Real Estate Account as a variable option for the annuity contracts described below. Some employer plans may not offer the Real Estate Account as an option for RA, GRA, GSRA, or Keogh contracts. The Account is not available in California.

RA (RETIREMENT ANNUITY) AND GRA (GROUP RETIREMENT ANNUITY)

RA and GRA contracts are used mainly for employee retirement plans. RA contracts are issued directly to you. GRA contracts, which are group contracts, are issued through an agreement between your employer and TIAA.

      Depending on the terms of your plan, RA and GRA premiums can be paid by your employer, you, or both. If you're paying some of or the entire periodic premium, your contributions can be in either pre-tax dollars by salary reduction or after-tax dollars by payroll deduction. You can also transfer funds from another investment choice under your employer's plan to your contract. For RAs only, you can make contributions directly to TIAA. Ask your employer for more information about these contracts.

SRA (SUPPLEMENTAL RETIREMENT ANNUITY) AND GSRA (GROUP SUPPLEMENTAL RETIREMENT ANNUITY)

These are for voluntary tax-deferred annuity (TDA) plans and 401(k) plans. SRA contracts are issued directly to you. GSRA contracts, which are group contracts, are issued through an agreement between your employer and TIAA. Your employer pays premiums in pre-tax dollars through salary reduction. Although you can't pay premiums directly, you can transfer amounts from other TDA plans.

CLASSIC IRA

Classic IRAs are individual contracts issued directly to you. You and your spouse can each open a Classic IRA with an annual contribution of up to $3,000 or by rolling over funds from another IRA or retirement plan, if you meet our eligibility requirements. If you are age 50 or older, you may contribute up to $3,500. The combined limit for your contributions to a Classic IRA and a Roth IRA for a single year is $3,000, or $3,500 if you are age 50 or older, excluding rollovers. We can't issue you a joint contract.

ROTH IRA

Roth IRAs are also individual contracts issued directly to you. You or your spouse can each open a Roth IRA with an annual contribution up to $3,000 or with a rollover from another IRA or a Classic IRA issued by TIAA if you meet our eligibility requirements. If you are age 50 or older you may contribute up to $3,500. The combined limit for your contributions to a Classic IRA and a Roth IRA for a single year is $3,000, or $3,500 if you are age 50 or older, excluding rollovers. We can't issue you a joint contract.

      Classic and Roth IRAs may together be referred to as "IRAs" in this prospectus.

GA (GROUP ANNUITY) AND INSTITUTIONALLY-OWNED GSRA

These are used exclusively for employee retirement plans and are issued directly to your employer or your plan's trustee. Your employer pays premiums directly to TIAA (you can't pay the premiums directly to TIAA) and your employer or the plan's trustee may control the allocation of contributions and transfers to and from these contracts. If a GA or GSRA contract is issued pursuant to your plan, the rules relating to transferring and withdrawing your money, receiving any annuity income or death benefits, and the timing of payments may be different, and are determined by your plan. Ask your employer or plan administrator for more information.

KEOGHS

TIAA also offers contracts for Keogh plans. If you are a self-employed individual who owns an unincorporated business, you can use our Keogh contracts for a Keogh plan, and cover common law employees, subject to our eligibility requirements.

IRA AND KEOGH ELIGIBILITY

You or your spouse can set up a TIAA Classic or Roth IRA or a Keogh if you're a current or retired employee or trustee of an eligible institution, or if you own a TIAA or CREF annuity or a TIAA individual insurance contract. To be considered a retired employee for this purpose, an individual must be at least 55 years old and have completed at least three years of service at an eligible institution. In the case of partnerships, at least half the partners must be eligible individuals and the partnership itself must be primarily engaged in education or research. Eligibility may be restricted by certain income limits on opening Roth IRA contracts.

STARTING OUT

We'll issue you a TIAA contract when we receive your completed application or enrollment form. Your premiums will be credited to the Real Estate Account as of the business day we receive them.

      If we receive premiums from your employer before your application or enrollment form, we'll generally invest the money in the CREF Money Market Account until we receive your form. (Some employer plans may require that we send such premiums back to the employer.) We'll transfer the appropriate amount from the CREF Money Market Account and credit it to the Real Estate Account as of end of the business day we receive your completed form.


      If the allocation instructions on your application or enrollment form are incomplete, violate plan restrictions, or total more than 100 percent, we'll invest premiums remitted by your employer in the CREF Money Market Account. If your allocation instructions total less than 100 percent, we'll credit the percentage that is not allocated to a specific account to the CREF Money Market Account. The balance with be invested as you instructed. After we receive a complete and correct application, we'll follow your allocation instructions for future premiums. However, any amounts that we credited to the CREF Money Market Account before we received correct instructions will be transferred to the Real Estate Account only on request, and will be credited as of the business day we receive that request.


      TIAA doesn't restrict the amount or frequency of premiums to your RA, GRA, and IRA contracts, although we may in the future. Your employer's retirement plan may limit your premium amounts, while the Internal Revenue Code limits the total annual premiums you may invest in plans qualified for favorable tax treatment. If you pay premiums directly to an RA or IRA, the premiums and any earnings are not subject to your employer's plan.


|18| PROSPECTUS  TIAA Real Estate Account

      In most cases (subject to any restriction we may impose, as described in this prospectus), TIAA will accept premiums to a contract at any time during your accumulation period. Once your first premium has been paid, your TIAA contract can't lapse or be forfeited for nonpayment of premiums. TIAA can stop accepting premiums to contracts at any time.

      Note that we cannot accept money orders or travelers checks. In addition, we will not accept a third-party check where the relationship of the payor to the account owner cannot be identified from the face of the check.


CHOOSING AMONG THE TIAA AND CREF ACCOUNTS

You can allocate all or part of your premiums to the Real Estate Account, unless your employer's plan precludes that choice. You can also allocate premiums to TIAA's traditional annuity or any of the CREF variable investment accounts, if the account is available under your employer's plan.

      You can change your allocation choices for future premiums by

o     writing to our home office

o using the TIAA-CREF Web Center's account access feature at www.tiaa-cref.org or

o     calling our Automated Telephone Service (24 hours a day) at 800-842-2252

THE RIGHT TO CANCEL YOUR CONTRACT

You can cancel your contract up to 30 days after you first receive it, unless we have begun making annuity payments from it. If you already had a TIAA contract prior to investing in the Real Estate Account, you have no 30-day right to cancel the contract. To cancel, mail or deliver the contract with a signed Notice of Cancellation (available by contacting TIAA) to our home office. We'll cancel the contract, then send the entire current accumulation to whomever sent the premiums. You bear the investment risk during this period (although some states require us to send back your entire premium without accounting for investment results).

DETERMINING THE VALUE OF YOUR INTEREST IN THE ACCOUNT--ACCUMULATION UNITS

When you pay premiums or make transfers to the Real Estate Account, you buy accumulation units. When you take a cash withdrawal, transfer from the Account, or apply funds to begin annuity income, the number of your accumulation units decrease. We calculate how many accumulation units to credit by dividing the amount you applied to the Account by its accumulation unit value at the end of the business day when we received your premium or transfer. To determine how many accumulation units to subtract for cash withdrawals and transfers, we use the accumulation unit value for the end of the business day when we receive your transaction request and all required information and documents (unless you ask for a later date).

      The accumulation unit value reflects the Account's investment experience (i.e., the real estate net operating income accrued, as well as dividends, interest and other income accrued), realized and unrealized capital gains and losses, as well as Account expense charges.

      CALCULATING ACCUMULATION UNIT VALUES: We calculate the Account's accumulation unit value at the end of each valuation day. To do that, we multiply the previous day's value by the net investment factor for the Account. The net investment factor is calculated as A divided by B, where A and B are defined as:


      A. The value of the Account's net assets at the end of the current valuation period, less premiums received during the current valuation period.

      B. The value of the Account's net assets at the end of the previous valuation period, plus the net effect of transactions made at the start of the current valuation period.


HOW TO TRANSFER AND WITHDRAW YOUR MONEY

Generally TIAA allows you to move your money to or from the Real Estate Account in the following ways:

o from the Real Estate Account to a CREF investment account or TIAA's traditional annuity

o to the Real Estate Account from a CREF investment account or TIAA's traditional annuity (transfers from TIAA's traditional annuity under RA and GRA contracts are subject to restrictions)

o     from the Real Estate Account to other companies

o     to the Real Estate Account from other companies/plans

o     by withdrawing cash

o     by setting up a program of automatic withdrawals or transfers

      These transactions generally must be for at least $1,000 at a time (or your entire Account accumulation, if less). These options may be limited by the terms of your employer's plan or by current tax law. Transfers and cash withdrawals are currently free. TIAA can place restrictions on transfers or charge fees for transfers and withdrawals in the future.


      Transfers and cash withdrawals are effective at the end of the business day we receive your request and all required documentation. You can also choose to have transfers and withdrawals take effect at the close of any future business day or the last calendar day of the current or any future month, even if it's not a business day. If you request a transfer at any time other than during a business day, it will be effective at the close of the next business day. For any transfers to TIAA's traditional annuity, the crediting rate will be the rate in effect at the close of business of the first day that you participate in TIAA's traditional annuity, which is the next business day after the effective date of the transfer.


      To request a transfer or to withdraw cash:

o     write to TIAA's home office at 730 Third Avenue, New York, NY 10017-3206

o     call us at 800 842-2252 or

o for internal transfers, using the TIAA-CREF Web Center's account access feature at www.tiaa-cref.org

      You may be required to complete and return certain forms to effect these transactions. We can suspend or terminate your ability to transact by telephone, over the Internet, or by fax at any time, for any reason.


      Before you transfer or withdraw cash, make sure you understand the possible federal and other income tax consequences. See "Taxes," page 23.


TRANSFERS TO AND FROM OTHER TIAA-CREF ACCOUNTS

Once every calendar quarter you can transfer some or all of your accumulation in the Real Estate Account to TIAA's traditional annuity, to one of the CREF accounts or to mutual funds offered under the terms of your plan. Transfers to certain CREF accounts may be restricted by your employer's plan.

      You can also transfer some or all of your accumulation in TIAA's traditional annuity, in your CREF accounts or in the mutual funds offered under the terms of your plan to the Real Estate Account, if your employer's plan offers the Account. Transfers from TIAA's traditional annuity to the Real Estate Account under RA and GRA contracts are subject to restrictions under the terms of those contracts.

      Because excessive transfer activity can hurt Account performance and other participants, we may further limit how often you transfer or otherwise modify the transfer privilege.

TRANSFERS TO OTHER COMPANIES

Generally you may transfer funds from the Real Estate Account to a company other than TIAA or CREF, subject to certain tax restrictions. This right may be


                                       TIAA Real Estate Account  PROSPECTUS |19|
limited by your employer's plan. If your employer participates in our special transfer services program, we can make automatic monthly transfers from your RA or GRA contract to another company, and the $1,000 minimum will not apply to these transfers.

TRANSFERS FROM OTHER COMPANIES/PLANS

Subject to your employer's plan, you can usually transfer or rollover money from another 403(b) or 401(a)/403(a) and governmental 457(b) retirement plan to your TIAA contract. You may also rollover before-tax amounts in a Classic IRA to 403(b) plans, 401(a)/403(a) plans or eligible governmental 457(b) plans, provided such employer plans agree to accept the rollover. Similarly, you may be able to rollover funds from 401(a), 403(a), 403(b) and governmental 457(b) plans to a TIAA Classic IRA. Funds in a private 457(b) plan can be transferred to another private 457(b) plan only. Accumulations in private 457(b) plans may not be rolled over to a qualified plan (e.g., a 401(a) plan), a 403(b) plan, a governmental 457(b) plan or an IRA.

WITHDRAWING CASH

You may withdraw cash from your SRA, GSRA, IRA, or Keogh Real Estate Account accumulation at any time during the accumulation period, provided federal tax law permits it (see below). Cash withdrawals from your RA or GRA accumulation may be limited by the terms of your employer's plan and federal tax law. Normally, you can't withdraw money from a contract if you've already begun receiving lifetime annuity income.

      Current federal tax law restricts your ability to make cash withdrawals from your accumulation under most voluntary salary reduction agreements. Withdrawals are generally available only if you reach age 59 1/2, leave your job, become disabled, or die, or if your employer terminates its retirement plan. If your employer's plan permits, you may also be able to withdraw money if you encounter hardship, as defined by the IRS, but hardship withdrawals can be from contributions only, not investment earnings. You may be subject to a 10 percent penalty tax if you make a withdrawal before you reach age 59 1/2, unless an exception applies to your situation.

      Under current federal tax law, you are not permitted to withdraw from 457(b) plans earlier than the calendar year in which you reach age 70 1/2 or leave your job or are faced with an unforeseeable emergency (as defined by law). There are generally no early withdrawal tax penalties if you withdraw under any of these circumstances (i.e., no 10% tax on distributions prior to age 59 1/2).

      Special rules and restrictions apply to Classic and Roth IRAs.

SYSTEMATIC WITHDRAWALS AND TRANSFERS

If your employer's plan allows, you can set up a program to make cash withdrawals or transfers automatically by specifying that we withdraw or transfer from your Real Estate Account accumulation any fixed number of accumulation units, dollar amount, or percentage of accumulation until you tell us to stop or until your accumulation is exhausted. Currently, the program must be set up so that at least $100 is automatically withdrawn or transferred at a time.


WITHDRAWALS TO PAY ADVISORY FEES

You can set up a program to have monies withdrawn directly from your retirement plan or IRA accumulations to pay your financial advisor, if your employer's plan allows. We reserve the right to determine the eligibility of financial advisors for this type of fee reimbursement. You will be required to complete and return certain forms to effect these withdrawals, including how and from which accounts you want these monies to be withdrawn. Before you set up this program, make sure you understand the possible tax consequences of these withdrawals. See the discussion under "Taxes" below.


POSSIBLE RESTRICTIONS ON PREMIUMS AND TRANSFERS TO THE ACCOUNT

From time to time we may stop accepting premiums for and/or transfers into the Account. We might do so if, for example, we can't find enough appropriate real estate-related investment opportunities at a particular time. Whenever reasonably possible, we will notify you before we decide to restrict premiums and/or transfers. However, because we may need to respond quickly to changing market conditions, we reserve the right to stop accepting premiums and/or transfers at any time without prior notice.

      If we decide to stop accepting premiums into the Account, amounts that would otherwise be allocated to the Account will be allocated to the CREF Money Market Account instead, unless you give us other allocation instructions. We will not transfer these amounts out of the CREF Money Market Account when the restriction period is over, unless you request that we do so. However, we will resume allocating premiums to the Account on the date we remove the restrictions.


ADDITIONAL LIMITATIONS

Federal laws designed to counter terrorism and prevent money laundering might, in certain circumstances, require us to block a participant's ability to make certain transactions and thereby refuse to accept a premium or any request for transfers or withdrawals, until instructions are received from the appropriate regulator. We may also be required to provide additional information about you and your contract to government regulators.


MARKET TIMING POLICY

There are participants who may try to profit from transferring money back and forth among the CREF accounts, the Real Estate Account, and mutual funds available under the terms of your plan, in an effort to "time" the market. As money is shifted in and out of these accounts, we incur transaction costs, including, among other things, expenses for buying and selling securities. These costs are borne by all participants, including long-term investors who do not generate the costs. To discourage this market-timing activity, participants who make more than three transfers out of any CREF account (other than the CREF Money Market Account) in a calendar month will be advised that if this transfer frequency continues, we will suspend their ability to make telephone, fax and Internet transfers.


      We have the right to modify our policy at any time without advance notice.


RECEIVING ANNUITY INCOME

THE ANNUITY PERIOD IN GENERAL

You can receive an income stream from all or part of your Real Estate Account accumulation. Unless you opt for a lifetime annuity, generally you must be at least age 59 1/2 to begin receiving annuity income payments from your annuity contract free of a 10 percent early distribution penalty tax. Your employer's plan may also restrict when you can begin income payments. Under the minimum distribution rules of the Internal Revenue Code, you generally must begin receiving some payments from your contract shortly after you reach the later of age 70 1/2 or you retire. Also, you can't begin a one-life annuity after you reach age 90, nor may you begin a two-life annuity after either you or your annuity partner reach age 90.

      Your income payments may be paid out from the Real Estate Account through a variety of income options. You can pick a different income option for different portions of your accumulation, but once you've started payments you usually can't change your income option or annuity partner for that payment stream.

      Usually income payments are monthly. You can choose quarterly, semi-annual, and annual payments as well. (TIAA has the right to not make pay-


|20| PROSPECTUS TIAA Real Estate Account ments at any interval that would cause the initial payment to be less than $100.) We'll send your payments by mail to your home address or, on your request, by mail or electronic funds transfer to your bank.

      Your initial income payments are based on the value of your accumulation on the last valuation day before the annuity starting date. Your payments change after the initial payment based on the Account's investment experience and the income change method you choose.


      There are two income change methods for annuity payments: annual and monthly. Under the annual income change method, payments from the Account change each May 1, based on the net investment results during the prior year (April 1 through March 31). Under the monthly income change method, payments from the Account change every month, based on the net investment results during the previous month. For the formulas used to calculate the amount of annuity payments, see page 22. The total value of your annuity payments may be more or less than your total premiums.


ANNUITY STARTING DATE

Generally, you pick an annuity starting date when you first apply for a TIAA contract but you can change this date at any time prior to the day before that annuity starting date. Ordinarily, annuity payments begin on your annuity starting date, provided we have received all documentation necessary for the income option you've picked. If something's missing, we'll defer your annuity starting date until we receive it. Your first annuity check may be delayed while we process your choice of income options and calculate the amount of your initial payment. Any premiums received within 70 days after payments begin may be used to provide additional annuity income. Premiums received after 70 days will remain in your accumulating annuity contract until you give us further instructions. Ordinarily, your first annuity payment can be made on any business day between the first and twentieth of any month.

INCOME OPTIONS

Both the number of annuity units you purchase and the amount of your income payments will depend on which income option you pick. Your employer's plan, tax law and ERISA may limit which income options you can use to receive income from an RA or GRA, GSRA or Keogh. Ordinarily you'll choose your income options shortly before you want payments to begin, but you can make or change your choice any time before your annuity starting date.

      All Real Estate Account income options provide variable payments, and the amount of income you receive depends in part on the investment experience of the Account. The current options are:

o One-Life Annuity with or without Guaranteed Period: Pays income as long as you live. If you opt for a guaranteed period (10, 15 or 20 years) and you die before it's over, income payments will continue to your beneficiary until the end of the period. If you don't opt for a guaranteed period, all payments end at your death--so that it's possible for you to receive only one payment if you die less than a month after payments start.

o Annuity for a Fixed Period: Pays income for any period you choose from 5 to 30 years.

o Two-Life Annuities: Pays income to you as long as you live, then continues at either the same or a reduced level for the life of your annuity partner. There are three types of two-life annuity options, all available with or without a guaranteed period--Full Benefit to Survivor, Two-Thirds Benefit to Survivor, and a Half-Benefit to Annuity Partner. Under the Two-Thirds Benefit to Survivor option, payments to you will be reduced upon the death of your annuity partner.

o Minimum Distribution Option ("MDO") Annuity: Generally available only if you must begin annuity payments under the Internal Revenue Code minimum distribution requirements. (Some employer plans allow you to elect this option earlier--contact TIAA for more information.) The option pays an amount designed to fulfill the distribution requirements under federal tax law. You must apply your entire accumulation under a contract if you want to use the MDO annuity. It is possible that income under the MDO annuity will cease during your lifetime. Prior to age 90, you can apply any remaining part of an accumulation applied to the MDO annuity to any other income option for which you're eligible. Using an MDO won't affect your right to take a cash withdrawal of any accumulation not yet distributed.

      For any of the income options described above, current federal tax law says that your guaranteed period can't exceed the joint life expectancy of you and your beneficiary or annuity partner.

      Other income options may become available in the future, subject to the terms of your retirement plan and relevant federal and state laws. For more information about any annuity option, please contact us.


      RECEIVING LUMP SUM PAYMENTS (RETIREMENT TRANSITION BENEFIT): If your employer's plan allows, you may be able to receive a single sum payment of up to 10 percent of the value of any part of an RA or GRA accumulation being converted to annuity income on the annuity starting date. Of course, if your employer's plan allows cash withdrawals, you can take a larger amount (up to 100 percent) of your Real Estate Account accumulation as a cash payment. The retirement transition benefit will be subject to current federal income tax requirements and possible early distribution penalties. See "Taxes," page 23.


      If you haven't picked an income option when the annuity starting date arrives for your RA, GRA, SRA or GSRA contract, TIAA usually will assume you want the ONE-LIFE ANNUITY WITH 10-YEAR GUARANTEED PERIOD if you're unmarried, paid from TIAA's traditional annuity. If you're married, we may assume for you a SURVIVOR ANNUITY WITH HALF-BENEFIT TO ANNUITY PARTNER WITH A 10-YEAR GUARANTEED PERIOD, with your spouse as your annuity partner, paid from TIAA's traditional annuity. If you haven't picked an income option when the annuity starting date arrives for your IRA, we may assume you want the minimum distribution option annuity.

TRANSFERS DURING THE ANNUITY PERIOD

After you begin receiving annuity income, you can transfer all or part of the future annuity income payable once each calendar quarter (i) from the Real Estate Account into a "comparable annuity" payable from a CREF account or TIAA's traditional annuity, or (ii) from a CREF account into a comparable annuity payable from the Real Estate Account. Comparable annuities are those which are payable under the same income option, and have the same first and second annuitant, and remaining guaranteed period.

      We'll process your transfer on the business day we receive your request. You can also choose to have a transfer take effect at the close of any future business day, or the last calendar day of the current or any future month, even if it's not a business day. Transfers under the annual income payment method will affect your annuity payments beginning on the May 1 following the March 31 which is on or after the effective date of the transfer. Transfers under the monthly income payment method and all transfers into TIAA's traditional annuity will affect your annuity payments beginning with the first payment due after the monthly payment valuation day that is on or after the transfer date. You can switch between the annual and monthly income change methods, and the switch will go into effect on the following March 31.

ANNUITY PAYMENTS

      The amount of annuity payments we pay you or your beneficiary (annuitant) will depend upon the number and value of the annuity units payable. The number of annuity units is first determined on the day before the annuity starting date. The amount of the annuity payments will change according to the income change method chosen.


                                       TIAA Real Estate Account  PROSPECTUS |21|

      Under the annual income change method, the value of an annuity unit for payments is redetermined on March 31 of each year--the payment valuation day. Annuity payments change beginning May 1. The change reflects the net investment experience of the Real Estate Account. The net investment experience for the twelve months following each March 31 revaluation will be reflected in the following year's value.

      Under the monthly income change method, the value of an annuity unit for payments is determined on the payment valuation day, which is the 20th day of the month preceding the payment due date or, if the 20th is not a business day, the preceding business day. The monthly changes in the value of an annuity unit reflect the net investment experience of the Real Estate Account.

      The formulas for calculating the number and value of annuity units payable are described below.

      CALCULATING THE NUMBER OF ANNUITY UNITS PAYABLE: When a participant or a beneficiary converts the value of all or a portion of his or her accumulation into an income-paying contract, the number of annuity units payable from the Real Estate Account under an income change method is determined by dividing the value of the Account accumulation to be applied to provide the annuity payments by the product of the annuity unit value for that income change method and an annuity factor. The annuity factor as of the annuity starting date is the value of an annuity in the amount of $1.00 per month beginning on the first day such annuity units are payable, and continuing for as long as such annuity units are payable.

      The annuity factor will reflect interest assumed at the effective annual rate of 4 percent, and the mortality assumptions for the person(s) on whose life (lives) the annuity payments will be based. Mortality assumptions will be based on the then-current settlement mortality schedules for this Account. Annuitants bear no mortality risk under their contracts--actual mortality experience will not reduce annuity payments after they have started. TIAA may change the mortality assumptions used to determine the number of annuity units payable for any future accumulations converted to provide annuity payments.

      The number of annuity units payable under an income change method under your contract will be reduced by the number of annuity units you transfer out of that income change method under your contract. The number of annuity units payable will be increased by any internal transfers you make to that income change method under your contract.

      VALUE OF ANNUITY UNITS: The Real Estate Account's annuity unit value is calculated separately for each income change method for each business day and for the last calendar day of each month. The annuity unit value for each income change method is determined by updating the annuity unit value from the previous valuation day to reflect the net investment performance of the Account for the current valuation period relative to the 4 percent assumed investment return. In general, your payments will increase if the performance of the Account is greater than 4 percent and decrease if the value is less than 4 percent. The value is further adjusted to take into account any changes expected to occur in the future at revaluation either once a year or once a month, assuming the Account will earn the 4 percent assumed investment return in the future.

      The initial value of the annuity unit for a new annuitant is the value determined as of the day before annuity payments start.

      For participants under the annual income change method, the value of the annuity unit for payments remains level until the following May 1. For those who have already begun receiving annuity income as of March 31, the value of the annuity unit for payments due on and after the next succeeding May 1 is equal to the annuity unit value determined as of such March 31.

      For participants under the monthly income change method, the value of the annuity unit for payments changes on the payment valuation day of each month for the payment due on the first of the following month.

      TIAA reserves the right, subject to approval by the Board of Trustees, to modify the manner in which the number and/or value of annuity units is calculated in the future.

DEATH BENEFITS

AVAILABILITY; CHOOSING BENEFICIARIES


TIAA may pay death benefits if you or your annuity partner dies during the accumulation or annuity period. When you purchase your annuity contract, you name one or more beneficiaries to receive the death benefit if you die. You can change your beneficiaries anytime before you die, and, unless you instruct otherwise, your annuity partner can do the same after your death.


YOUR SPOUSE'S RIGHTS

      Your choice of beneficiary for death benefits may, in some cases, be subject to the consent of your spouse. Similarly, if you are married at the time of your death, federal law may require a portion of the death benefit be paid to your spouse even if you have named someone else as beneficiary. If you die without having named any beneficiary, any portion of your death benefit not payable to your spouse will go to your estate.

AMOUNT OF DEATH BENEFIT

      If you die during the accumulation period, the death benefit is the amount of your accumulation. If you and your annuity partner die during the annuity period while payments are still due under a fixed-period annuity or for the remainder of a guaranteed period, the death benefit is the value of the remaining guaranteed payments.

METHODS OF PAYMENT OF DEATH BENEFITS

      Generally, you can choose for your beneficiary the method we'll use to pay the death benefit, but few participants do this. If you choose a payment method, you can also block your beneficiaries from changing it. Most people leave the choice to their beneficiaries. We can block any choice if its initial payment is less than $25. Beginning in late 2001 or 2002, if death occurs while your contract is in the accumulation stage, in most cases we'll pay the death benefit using the TIAA-CREF Savings & Investment Plan. We won't do this if you preselected another option or if the beneficiary elects another option. Some beneficiaries aren't eligible for the TIAA-CREF Savings & Investment Plan. If your beneficiary isn't eligible and doesn't specifically tell us to start paying death benefits within a year of your death, we can start making payments to them over five years using the fixed-period annuity method of payment.

      PAYMENTS DURING THE ACCUMULATION PERIOD: Currently, the available methods of payment for death benefits from funds in the accumulation period are:

o SINGLE-SUM PAYMENT, in which the entire death benefit is paid to your beneficiary at once;

o ONE-LIFE ANNUITY WITH OR WITHOUT GUARANTEED PERIOD, in which the death benefit is paid monthly for the life of the beneficiary or through the guaranteed period;

o     ANNUITY FOR A FIXED PERIOD OF 2 TO 30 YEARS;

o ACCUMULATION-UNIT DEPOSIT OPTION, which pays a lump sum at the end of a fixed period, ordinarily two to five years, during which period the accumulation units deposited participate in the Account's investment experience (generally the death benefit value must be at least $5,000); and

o MINIMUM DISTRIBUTION OPTION, which automatically pays income according to the Internal Revenue Code's minimum distribution requirements. It operates in much the same way as the MDO annuity income option. It's possible, under this method, that your beneficiary won't receive income for life.

      Death benefits are usually paid monthly (unless you chose a single-sum method of payment), but your beneficiary can switch them to quarterly, semi-annual, or annual payments.

      PAYMENTS DURING THE ANNUITY PERIOD: If you and your annuity partner die during the annuity period, your beneficiary can choose to receive any remaining guaranteed periodic payments due under your contract. Alternatively, your beneficiary can choose to receive the commuted value of


|22| PROSPECTUS TIAA Real Estate Account those payments in a single sum unless you have indicated otherwise. The amount of the commuted value will be different than the total of the periodic payments that would otherwise be paid.

      Ordinarily, death benefits are subject to federal estate tax. Generally, if taken as a lump sum, death benefits would be taxed like complete withdrawals. If taken as annuity benefits, death benefits would be taxed like annuity payments. For more information on death benefits, see the discussion under "Taxes" below, or for further detail, contact TIAA.

TAXES

This section offers general information concerning federal taxes. It doesn't cover every situation. Tax treatment varies depending on the circumstances, and state and local taxes may also be involved. For complete information on your personal tax situation, check with a qualified tax advisor.

HOW THE REAL ESTATE ACCOUNT IS TREATED FOR TAX PURPOSES

The Account is not a separate taxpayer for purposes of the Internal Revenue Code--its earnings are taxed as part of TIAA's operations. Although TIAA is not expected to owe any federal income taxes on the Account's earnings, if TIAA does incur taxes attributable to the Account, it may make a corresponding charge against the Account.

TAXES IN GENERAL

During the accumulation period, Real Estate Account premiums paid in before-tax dollars, employer contributions and earnings attributable to these amounts are not taxed until they're withdrawn. Annuity payments, single-sum withdrawals, systematic withdrawals, and death benefits are usually taxed as ordinary income. Premiums paid in after-tax dollars aren't taxable when withdrawn, but earnings attributable to these amounts are taxable. Death benefits are usually also subject to federal estate and state estate or inheritance taxation. Generally, transfers between qualified retirement plans are not taxed.

      Generally, contributions you can make under an employer's plan are limited by federal tax law. Employee voluntary salary reduction contributions to 403(b) and 401(k) plans are limited to $12,000 per year ($14,000 per year if you are age 50 or older). Certain long-term employees may be able to defer up to $15,000 per year in a 403(b) plan ($17,000 per year if you are age 50 or older). Contributions to Classic and Roth IRAs, other than rollover contributions, cannot generally exceed $3,000 per year ($3,500 per year for taxpayers age 50 or older).

      The maximum contribution limit to a 457(b) non-qualified deferred compensation plan for employees of state and local governments for 2002 is $12,000 ($14,000 if you are age 50 or older). Special catch up rules may permit a higher contribution in one or more of the last three years prior to an individual's normal retirement age under the plan.

EARLY DISTRIBUTIONS

If you want to withdraw funds or begin receiving income from any 401(a), 403(a), or 403(b) retirement plan or an IRA before you reach age 59 1/2, you may have to pay a 10 percent early distribution tax on the taxable amount. Distributions from a Roth IRA generally are not taxed, except that, once aggregate distributions exceed contributions to the Roth IRA, income tax and a 10% penalty tax may apply to distributions made (1) before age 59 1/2 (subject to certain exceptions) or (2) during the five taxable years starting with the year in which the first contribution is made to any Roth IRA. A 10 percent penalty tax may apply to amounts attributable to a conversion from an IRA if they are distributed during the five taxable years beginning with the year in which the conversion was made. You won't have to pay this tax in certain circumstances. Early distributions from 457(b) plans are not subject to a 10% penalty tax unless, in the case of a governmental 457(b) plan, the distribution includes amounts rolled over to the plan from an IRA, 401(a)/403(a), or 403(b) plan. Consult your tax advisor for more information.

MINIMUM DISTRIBUTION REQUIREMENTS

In most cases, payments must begin by April 1 of the year after the year you reach age 70 1/2 or if later, by retirement. For Classic IRAs, and with respect to 5 percent or more owners of the business covered by a Keogh plan, payments must begin by April 1 of the year after you reach age 70 1/2. Under the terms of certain retirement plans, the plan administrator may direct us to make the minimum distributions required by law even if you do not elect to receive them. In addition, if you don't begin distributions on time, you may be subject to a 50 percent excise tax on the amount you should have received but did not. Roth IRAs are generally not subject to these rules and do not require that any distributions be made prior to your death.

WITHHOLDING ON DISTRIBUTIONS

If we send an "eligible rollover" distribution directly to you, federal law requires us to withhold 20 percent from the taxable portion. If we roll over such a distribution directly to an IRA or employer plan, we do not withhold any federal income tax. The 20 percent withholding also does not apply to certain "non-eligible" distributions such as payments from IRAs, hardships withdrawals, lifetime annuity payments, substantially equal periodic payments over your life expectancy or over 10 or more years, or minimum distribution payments.

      For the taxable portion of non-eligible rollover distributions, we will usually withhold federal income taxes unless you tell us not to and you are eligible to avoid withholding. However, if you tell us not to withhold but we don't have your taxpayer identification number on file, we still are required to deduct taxes. These rules also apply to distributions from governmental 457(b) plans. In general, all amounts received under a private 457(b) plan are taxable and are subject to federal income tax withholding as wages. Nonresident aliens who pay U.S. taxes are subject to different withholding rules.


SPECIAL RULES FOR WITHDRAWALS TO PAY ADVISORY FEES

If you have arranged for us to pay advisory fees to your financial advisor from your accumulations, those partial withdrawals generally will not be treated as taxable distributions as long as:

o     the payment is for expenses that are ordinary and necessary;

o     the payment is made from a Section 401 or 403 retirement plan or an IRA;
      and

o     with respect to payments from retirement plans (not IRAs):

      o your financial advisor's payment is only made from the accumulations in your retirement plan, and not directly by you or anyone else, under the agreement with your financial advisor; and

      o once advisory fees begin to be paid from your retirement plan, you continue to pay those fees solely from your plan and not from any other source.


POSSIBLE TAX LAW CHANGES

Although the likelihood of legislative changes is uncertain, there is always the possibility that the tax treatment of your contract could change by legislation or otherwise. Consult a tax adviser with respect to legislative developments and their effect on your contract.


      We have the right to modify the contract in response to legislative changes that could otherwise diminish the favorable tax treatment that annuity contract owners currently receive. We make no guarantee regarding the tax status of any contract and do not intend the above discussion as tax advice.



                                       TIAA Real Estate Account  PROSPECTUS |23|

GENERAL MATTERS

MAKING CHOICES AND CHANGES

You may have to make certain choices or changes (e.g., changing your income option, making a cash withdrawal) by written notice satisfactory to us and received at our home office or at some other location that we have specifically designated for that purpose. When we receive a notice of a change in beneficiary or other person named to receive payments, we'll execute the change as of the date it was signed, even if the signer has died in the meantime. We execute all other changes as of the date received.

TELEPHONE AND INTERNET TRANSACTIONS

You can use our Automated Telephone Service (ATS) or the TIAA-CREF Web Center's account access feature to check your account balances, transfer to TIAA's traditional annuity or CREF, and/or allocate future premiums among the Real Estate Account, TIAA's traditional annuity, and CREF. You will be asked to enter your Personal Identification Number (PIN) and social security number for both systems. (You can establish a PIN by calling us.) Both will lead you through the transaction process and will use reasonable procedures to confirm that instructions given are genuine. If we use such procedures, we are not responsible for incorrect or fraudulent transactions. All transactions made over the ATS and Internet are electronically recorded.

      To use the ATS, you need a touch-tone phone. The toll free number for the ATS is 800 842-2252. To use the Internet, go to the account access feature of the TIAA-CREF Web Center at http://www.tiaa-cref.org.

      We can suspend or terminate your ability to transact by telephone, over the Internet, or by fax at any time, for any reason.

VOTING RIGHTS

You don't have the right to vote on the management and operation of the Account directly; however, you may send ballots to advise the TIAA Board of Overseers about voting for nominees for the TIAA Board of Trustees.

ELECTRONIC PROSPECTUS

If you received this prospectus electronically and would like a paper copy, please call 800 842-2733, extension 5509, and we will send it to you. Under certain circumstances where we are legally required to deliver a prospectus to you, we cannot send you a prospectus electronically unless you've consented.

HOUSEHOLDING

To lower costs and eliminate duplicate documents sent to your home, we may begin mailing only one copy of the Account's prospectus, prospectus supplements or any other required documents to your household, even if more than one participant lives there. If you would prefer to continue receiving your own copy of any of these documents, you may call us toll-free at 800 842-2733, extension 5509, or write us.

MISCELLANEOUS POLICIES

IF YOU'RE MARRIED: If you're married, you may be required by law or your employer's plan to get advance written consent from your spouse before we make certain transactions for you. If you're married at your annuity starting date, you may also be required by law or your employer's plan to choose an income option that provides survivor annuity income to your spouse, unless he or she waives that right in writing. There are limited exceptions to the waiver requirement.

      TEXAS OPTIONAL RETIREMENT PROGRAM RESTRICTIONS: If you're in the Texas Optional Retirement Program, you or your beneficiary can redeem some or all of your accumulation only if you retire, die, or leave your job in the state's public institutions of higher education.

      ASSIGNING YOUR CONTRACT: Generally, neither you nor your beneficiaries can assign your ownership of a TIAA retirement contract to anyone else.

      OVERPAYMENT OF PREMIUMS: If your employer mistakenly sends more premiums on your behalf than you're entitled to under your employer's retirement plan or the Internal Revenue Code, we'll refund them to your employer as long as we're requested to do so (in writing) before you start receiving annuity income. Any time there's a question about premium refunds, TIAA will rely on information from your employer. If you've withdrawn or transferred the amounts involved from your accumulation, we won't refund them.

      ERRORS OR OMISSIONS: We reserve the right to correct any errors or omissions on any form, report, or statement that we send you.

      PAYMENT TO AN ESTATE, GUARDIAN, TRUSTEE, ETC.: We reserve the right to pay in one sum the commuted value of any benefits due an estate, corporation, partnership, trustee, or other entity not a natural person. Neither TIAA nor the Account will be responsible for the conduct of any executor, trustee, guardian, or other third party to whom payment is made.

      BENEFITS BASED ON INCORRECT INFORMATION: If the amounts of benefits provided under a contract were based on information that is incorrect, benefits will be recalculated on the basis of the correct data. If the Account has overpaid or underpaid, appropriate adjustments will be made.

      PROOF OF SURVIVAL: We reserve the right to require satisfactory proof that anyone named to receive benefits under a contract is living on the date payment is due. If we have not received this proof after we request it in writing, the Account will have the right to make reduced payments or to withhold payments entirely until such proof is received.

DISTRIBUTOR

The annuity contracts are offered continuously by TIAA-CREF Individual & Institutional Services, Inc. (Services), which is registered with the SEC as a broker-dealer and is a member of the National Association of Securities Dealers, Inc. (NASD). Teachers Personal Investors Services, Inc. (TPIS), which is also registered with the SEC and is a member of the NASD, may participate in the distribution of the contracts on a limited basis. Services and TPIS are direct or indirect subsidiaries of TIAA. As already noted, distribution costs are covered by a deduction from the assets of the Account; no commissions are paid for distributing the contracts. Anyone distributing the contracts must be a registered representative of Services or TPIS, whose main offices are both at 730 Third Avenue, New York, NY 10017-3206.

STATE REGULATION

TIAA, the Real Estate Account, and the contracts are subject to regulation by the New York Insurance Department (NYID) as well as by the insurance regulatory authorities of certain other states and jurisdictions.

      TIAA and the Real Estate Account must file with the NYID both quarterly and annual statements. The Account's books and assets are subject to review and examination by the NYID at all times, and a full examination into the affairs of the Account is made at least every five years. In addition, a full examination of the Real Estate Account operations is usually conducted periodically by some other states.

LEGAL MATTERS

All matters involving state law and relating to the contracts, including TIAA's right to issue the contracts, have been passed upon by Charles H. Stamm, Executive Vice President and General Counsel of TIAA. Sutherland Asbill & Brennan LLP, Washington, D.C., have passed upon legal matters relating to the federal securities laws.


|24| PROSPECTUS  TIAA Real Estate Account

EXPERTS


Ernst & Young LLP, independent auditors, have audited our consolidated financial statements and schedule at December 31, 2002 and 2001, and for each of the three years in the period ended December 31, 2002 as set forth in their reports. Ernst & Young LLP has also audited the historical summary of gross income and direct operating expenses for the year ended December 31, 2001 of BRE/One Boston LLC, the company which owns One Boston Place. Friedman, Alpren & Green LLP, independent auditors, have audited the (i) statement of revenues and certain expenses of 20 Chapel Street, Brookline, MA (Longwood Towers) for the year ended December 31, 2001; (ii) statement of revenues and certain expenses of 9201, 9210, 9231 Corporate Blvd., Rockville, MD for the year ended December 31, 2001; and (iii) statement of revenues and certain expenses of Oak Brook Regency Towers, Oak Brook, IL for the year ended December 31, 2001. We've included these financial statements and schedule in the prospectus and elsewhere in the registration statement in reliance on Ernst & Young LLP's and Friedman, Alpren & Green LLP's respective reports, given on the authority of such firms as experts in accounting and auditing.


ADDITIONAL INFORMATION

INFORMATION AVAILABLE AT THE SEC


The Account has filed with the SEC a registration statement under the Securities Act of 1933, which contains this prospectus and additional information related to the offering described in this prospectus. The Account also files annual, quarterly, and current reports, along with other information, with the SEC, as required by the Securities Exchange Act of 1934. You may read and copy the full registration statement, and any reports and information filed with the SEC for the Account, at the SEC's public reference room at 450 Fifth Street, N.W., Room 1024, Washington, DC 20549. This information can also be obtained through the SEC's website on the Internet (http://www.sec.gov).


OTHER REPORTS TO PARTICIPANTS

TIAA will mail to each participant in the Real Estate Account periodic reports providing information relating to their accumulations in the Account, including premiums paid, number and value of accumulations, and withdrawals or transfers during the period, as well as such other information as may be required by applicable law or regulations.

      Further information may be obtained from TIAA at 730 Third Avenue, New York, NY 10017-3206.


CUSTOMER COMPLAINTS

Customer complaints may be directed to our Participant Relations Unit, P.O. Box 1259, Charlotte, NC 28201-1259, telephone 800-842-2776.


FINANCIAL STATEMENTS

The consolidated financial statements of the TIAA Real Estate Account, financial statements of certain properties purchased by the Account and condensed unaudited financial statements of TIAA follow. The full audited financial statements of TIAA, which are incorporated into this prospectus by reference, are available upon request by calling 800 842-2733 extension 5509.


      The financial statements of TIAA should be distinguished from the consolidated financial statements of the Account and should be considered only as bearing on the ability of TIAA to meet its obligations under the contracts. They should not be considered as bearing upon the assets held in the Account.


INDEX TO FINANCIAL STATEMENTS

TIAA REAL ESTATE ACCOUNT                                                    Page

AUDITED CONSOLIDATED FINANCIAL STATEMENTS:
Report of Management Responsibility                                           26
Report of the Audit Committee                                                 26
Consolidated Statements of Assets and Liabilities                             27
Consolidated Statements of Operations                                         28
Consolidated Statements of Changes in Net Assets                              29
Consolidated Statements of Cash Flows                                         29
Notes to Consolidated Financial Statements                                    30
Report of Independent Auditors                                                33
Consolidated Statement of Investments                                         33


PROFORMA CONDENSED FINANCIAL STATEMENTS:
Proforma Condensed Statement of Assets and Liabilities                        35
Proforma Condensed Statement of Operations                                    36
Notes to Proforma Condensed Financial Statements                              36

PROPERTY FINANCIAL STATEMENTS:
20 CHAPEL STREET, BROOKLINE, MA (LONGWOOD TOWERS)
  Independent Auditors' Report                                                37
  Statement of Revenues and Certain Expenses                                  37
  Notes to Statement of Revenues and Certain Expenses                         37
9201, 9210, 9231 CORPORATE BLVD., ROCKVILLE, MD
  Independent Auditors' Report                                                38
  Statement of Revenues and Certain Expenses                                  38
  Notes to Statement of Revenues and Certain Expenses                         38
OAK BROOK REGENCY TOWERS, OAK BROOK, IL
  Independent Auditors' Report                                                40
  Statement of Revenues and Certain Expenses                                  40
  Notes to Statement of Revenues and Certain Expenses                         40
BRE/ ONE BOSTON LLC(ONE BOSTON PLACE)
  Independent Auditors' Report                                                41
  Historical Summary of Gross Income and Direct Operating Expenses            41
  Notes to Financial Statements                                               41


TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA


Condensed Unaudited Statutory-Basis Financial Statements                      42
Supplemental Information to Condensed Unaudited Statutory-
  Basis Financial Statements                                                  43



                                       TIAA Real Estate Account  PROSPECTUS |25|

REPORT OF MANAGEMENT RESPONSIBILITY

To the Participants of the TIAA Real Estate Account:

      The accompanying consolidated financial statements of the TIAA Real Estate Account ("Account") of Teachers Insurance and Annuity Association of America ("TIAA") are the responsibility of TIAA's management. They have been prepared in accordance with accounting principles generally accepted in the United States and have been presented fairly and objectively in accordance with such principles.

      TIAA has established and maintains a strong system of internal controls and disclosure controls designed to provide reasonable assurance that assets are properly safeguarded and transactions are properly executed in accordance with management's authorization, and to carry out the ongoing responsibilities of management for reliable financial statements. In addition, TIAA's internal audit personnel provide a continuing review of the internal controls and operations of TIAA, including its separate account operations, and the chief audit executive regularly reports to the Audit Committee of the TIAA Board of Trustees.

      The accompanying consolidated financial statements have been audited by the independent auditing firm of Ernst & Young LLP. To maintain auditor independence and avoid even the appearance of conflict of interest, it continues to be the Account's policy that any management advisory or consulting services be obtained from a firm other than the external financial audit firm. The independent auditors' report, which follows the notes to consolidated financial statements, expresses an independent opinion on the fairness of presentation of these consolidated financial statements.

      The Audit Committee of the TIAA Board of Trustees, consisting entirely of trustees who are not officers of TIAA, meets regularly with management, representatives of Ernst & Young LLP and internal audit personnel to review matters relating to financial reporting, internal controls and auditing. In addition to the annual audit of the Account's consolidated financial statements by the independent auditing firm, the New York State Insurance Department and other state insurance departments perform periodic examinations of the Account's operations.


                                                    /s/ Herbert M. Allison

                                                         Chairman, President and
                                                         Chief Executive Officer


                                                    /s/ Richard L. Gibbs

                                                    Executive Vice President and
                                                    Principal Accounting Officer

REPORT OF THE AUDIT COMMITTEE

To the Participants of the TIAA Real Estate Account:

      The TIAA Audit Committee oversees the financial reporting process of the TIAA Real Estate Account ("Account") on behalf of TIAA's Board of Trustees. The Audit Committee operates in accordance with a formal written charter (copies are available upon request) which describes the Audit Committee's responsibilities. All members of the Audit Committee ("Committee") are independent, as defined under the listing standards of the New York Stock Exchange.

      Management has the primary responsibility for the Account's consolidated financial statements, development and maintenance of a strong system of internal controls and disclosure controls, and compliance with applicable laws and regulations. In fulfilling its oversight responsibilities, the Committee reviewed and approved the audit plans of the internal auditing group and the independent auditing firm in connection with their respective audits of the Account. The Committee also meets regularly with the internal and independent auditors, both with and without management present, to discuss the results of their examinations, their evaluation of internal controls, and the overall quality of financial reporting. The committee has direct responsibility for the appointment, compensation and oversight of the independent auditing firm. As required by its charter, the Committee will evaluate rotation of the external financial audit firm whenever circumstances warrant, but in no event will the evaluation be later than between their fifth and tenth year of service.

      The Committee reviewed and discussed the accompanying audited consolidated financial statements with management, including a discussion of the quality and appropriateness of the accounting principles and financial reporting practices followed, the reasonableness of significant judgments, and the clarity and completeness of disclosures in the consolidated financial statements. The Committee has also discussed the audited consolidated financial statements with Ernst & Young LLP, the independent auditing firm responsible for expressing an opinion on the conformity of these audited consolidated financial statements with generally accepted accounting principles.

      The discussion with Ernst & Young LLP focused on their judgments concerning the quality and appropriateness of the accounting principles and financial reporting practices followed by the Account, the clarity and completeness of the consolidated financial statements and related disclosures, and other significant matters, such as any significant changes in accounting policies, internal controls, management judgments and estimates, and the nature of any uncertainties or unusual transactions. In addition, the Committee discussed with Ernst & Young LLP the auditors' independence from management and the Account and has received a written disclosure regarding such independence, as required by the Independence Standards Board.

      Based on the review and discussions referred to above, the Committee has approved the release of the accompanying audited consolidated financial statements for publication and filing with appropriate regulatory authorities.

Willard T. Carleton, Audit Committee Chair
Leonard S. Simon, Audit Committee Member
Rosalie J. Wolf, Audit Committee Member

March 19, 2003


|26| PROSPECTUS  TIAA Real Estate Account

TIAA REAL ESTATE ACCOUNT
CONSOLIDATED STATEMENTS OF ASSETS AND LIABILITIES

                                                                      DECEMBER 31, 2002    DECEMBER 31, 2001
------------------------------------------------------------------------------------------------------------
ASSETS
Investments, at value:
 Real estate properties (cost: $3,321,279,641 and $2,276,414,478)       $3,281,332,364       $2,330,914,466
 Mortgages (cost: $- and $7,265,887)                                                --            7,265,887
 Other real estate related investments, including joint ventures
   (cost: $249,182,234 and $30,925,755)                                    246,906,005           34,430,886
 Marketable securities:
  Real estate related (cost: $163,146,056 and $301,967,699)                153,137,369          305,250,475
  Other (cost: $117,786,465 and $548,265,288)                              117,934,570          548,243,870
Cash                                                                           496,864              275,457
Other                                                                       70,725,106           44,003,409
                                                                        --------------       --------------
 TOTAL ASSETS                                                            3,870,532,278        3,270,384,450
                                                                        --------------       --------------

LIABILITIES
Accrued real estate property level expenses and taxes                       43,795,572           39,595,315
Security deposits held                                                      11,718,245            8,767,676
Other                                                                              868              618,289
                                                                        --------------       --------------
 TOTAL LIABILITIES                                                          55,514,685           48,981,280
                                                                        --------------       --------------

MINORITY INTEREST IN SUBSIDIARIES                                          139,029,033            7,735,993
                                                                        --------------       --------------

NET ASSETS
 Accumulation Fund                                                       3,538,288,326        3,103,639,556
 Annuity Fund                                                              137,700,234          110,027,621
                                                                        --------------       --------------
 TOTAL NET ASSETS                                                       $3,675,988,560       $3,213,667,177
                                                                        ==============       ==============

NUMBER OF ACCUMULATION UNITS OUTSTANDING--Notes 6 and 7                     20,346,696           18,456,445
                                                                        ==============       ==============

NET ASSET VALUE, PER ACCUMULATION UNIT--Note 6                          $       173.90       $       168.16
                                                                        ==============       ==============

SEE NOTES TO CONSOLIDATED FINANCIAL STATEMENTS.


                                       TIAA Real Estate Account  PROSPECTUS |27|

TIAA REAL ESTATE ACCOUNT
CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                                   YEARS ENDED DECEMBER 31,
                                                                       -------------------------------------------------
                                                                            2002              2001              2000
------------------------------------------------------------------------------------------------------------------------
INVESTMENT INCOME
 Real estate income, net:
  Rental income                                                        $ 308,948,225     $ 253,839,662     $ 192,894,812
                                                                       -------------     -------------     -------------
  Real estate property level expenses and taxes:
   Operating expenses                                                     67,604,266        52,274,213        39,876,941
   Real estate taxes                                                      38,410,380        29,408,054        22,604,315
                                                                       -------------     -------------     -------------
               Total real estate property level expenses and taxes       106,014,646        81,682,267        62,481,256
                                                                       -------------     -------------     -------------

                                           Real estate income, net       202,933,579       172,157,395       130,413,556
 Income from real estate joint ventures                                   14,125,306         2,392,594           756,133
 Interest                                                                 13,546,694        24,490,376        24,294,579
 Dividends                                                                12,891,207         9,196,967         7,039,712
                                                                       -------------     -------------     -------------
                                                      TOTAL INCOME       243,496,786       208,237,332       162,503,980
                                                                       -------------     -------------     -------------

 Expenses -- Note 2:
  Investment advisory charges                                              9,495,736         5,896,729         6,924,202
  Administrative and distribution charges                                 10,390,705         8,470,496         4,392,882
  Mortality and expense risk charges                                       2,430,240         1,987,604         1,414,888
  Liquidity guarantee charges                                                987,655           837,100           692,594
                                                                       -------------     -------------     -------------
                                                    TOTAL EXPENSES        23,304,336        17,191,929        13,424,566
                                                                       -------------     -------------     -------------

                                            INVESTMENT INCOME, NET       220,192,450       191,045,403       149,079,414
                                                                       -------------     -------------     -------------

REALIZED AND UNREALIZED GAIN (LOSS) ON INVESTMENTS
 Net realized gain (loss) on:
  Real estate properties                                                          --        (4,109,121)        8,382,660
  Marketable securities                                                    6,926,085         2,839,417          (106,726)
                                                                       -------------     -------------     -------------

                           Net realized gain (loss) on investments         6,926,085        (1,269,704)        8,275,934
                                                                       -------------     -------------     -------------
 Net change in unrealized appreciation (depreciation) on:
  Real estate properties                                                 (94,447,265)      (26,611,066)       22,257,781
  Other real estate related investments                                   (5,781,360)        2,002,837         1,361,293
  Marketable securities                                                  (13,121,940)        2,392,319        22,252,441
                                                                       -------------     -------------     -------------

                             Net change in unrealized appreciation
                                     (depreciation) on investments      (113,350,565)      (22,215,910)       45,871,515
                                                                       -------------     -------------     -------------

            NET REALIZED AND UNREALIZED GAIN (LOSS) ON INVESTMENTS      (106,424,480)      (23,485,614)       54,147,449
                                                                       -------------     -------------     -------------

                         NET INCREASE IN NET ASSETS RESULTING FROM
                             CONTINUING OPERATIONS BEFORE MINORITY
                              INTEREST AND DISCONTINUED OPERATIONS       113,767,970       167,559,789       203,226,863

 Minority interest in net increase in net assets resulting
   from operations                                                        (1,484,585)         (811,789)               --
                                                                       -------------     -------------     -------------

                         NET INCREASE IN NET ASSETS RESULTING FROM
                         OPERATIONS BEFORE DISCONTINUED OPERATIONS       112,283,385       166,748,000       203,226,863
                                                                       -------------     -------------     -------------
 Discontinued operations -- Note 3:
  Investment income from discontinued operations                             501,457         2,470,985         2,215,831
  Realized gain from discontinued operations                               3,457,196                --                --
                                                                       -------------     -------------     -------------
 Net increase in net assets resulting from discontinued operations         3,958,653         2,470,985         2,215,831
                                                                       -------------     -------------     -------------

              NET INCREASE IN NET ASSETS RESULTING FROM OPERATIONS     $ 116,242,038     $ 169,218,985     $ 205,442,694
                                                                       =============     =============     =============

SEE NOTES TO CONSOLIDATED FINANCIAL STATEMENTS.


|28| PROSPECTUS  TIAA Real Estate Account

TIAA REAL ESTATE ACCOUNT
CONSOLIDATED STATEMENTS OF CHANGES IN NET ASSETS

                                                                                 YEARS ENDED DECEMBER 31,
                                                                     -------------------------------------------------
                                                                          2002              2001              2000
----------------------------------------------------------------------------------------------------------------------
FROM OPERATIONS
 Investment income, net                                             $  220,192,450    $  191,045,403    $  149,079,414
 Net realized gain (loss) on investments                                 6,926,085        (1,269,704)        8,275,934
 Net change in unrealized appreciation (depreciation)
   on investments                                                     (113,350,565)      (22,215,910)       45,871,515
 Minority interest in net increase in net assets resulting
   from operations                                                      (1,484,585)         (811,789)               --
 Discontinued operations                                                 3,958,653         2,470,985         2,215,831
                                                                    --------------    --------------    --------------
                                      NET INCREASE IN NET ASSETS
                                        RESULTING FROM OPERATIONS      116,242,038       169,218,985       205,442,694
                                                                    --------------    --------------    --------------

FROM PARTICIPANT TRANSACTIONS
 Premiums                                                              395,464,695       254,149,962       161,668,073
 Net transfers from (to) TIAA                                         (158,282,438)       (6,241,427)       36,271,547
 Net transfers from CREF Accounts                                      222,981,242       492,856,010       343,338,864
 Annuity and other periodic payments                                   (18,024,403)      (13,710,081)       (9,924,802)
 Withdrawals and death benefits                                        (96,059,751)      (69,728,343)      (45,156,733)
                                                                    --------------    --------------    --------------
                             NET INCREASE IN NET ASSETS RESULTING
                                    FROM PARTICIPANT TRANSACTIONS      346,079,345       657,326,121       486,196,949
                                                                    --------------    --------------    --------------
                                       NET INCREASE IN NET ASSETS      462,321,383       826,545,106       691,639,643

NET ASSETS
 Beginning of year                                                   3,213,667,177     2,387,122,071     1,695,482,428
                                                                    --------------    --------------    --------------
 End of year                                                        $3,675,988,560    $3,213,667,177    $2,387,122,071
                                                                    ==============    ==============    ==============

SEE NOTES TO CONSOLIDATED FINANCIAL STATEMENTS.

TIAA REAL ESTATE ACCOUNT
CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                                  YEARS ENDED DECEMBER 31,
                                                                     -------------------------------------------------
                                                                          2002              2001              2000
----------------------------------------------------------------------------------------------------------------------
CASH FLOWS FROM OPERATING ACTIVITIES
 Net increase in net assets resulting from operations                $ 116,242,038     $ 169,218,985     $ 205,442,694
 Adjustments to reconcile net increase in net assets resulting from operations to net cash used in operating activities:
  Increase in investments                                             (573,204,724)     (836,986,805)     (702,336,424)
  Increase in other assets                                             (26,721,697)      (10,737,652)       (1,207,996)
  Increase in accrued real estate property level expenses
   and taxes                                                             1,713,246        15,199,279         5,970,708
  Increase in security deposits held                                     2,950,569         1,949,704         1,268,013
  Increase (decrease) in other liabilities                               1,869,590        (1,117,817)        1,736,106
  Increase in minority interest                                        131,293,040         4,707,776         3,028,217
                                                                     -------------     -------------     -------------
                            NET CASH USED IN OPERATING ACTIVITIES     (345,857,938)     (657,766,530)     (486,098,682)
                                                                     -------------     -------------     -------------

CASH FLOWS FROM PARTICIPANT TRANSACTIONS
 Premiums                                                              395,464,695       254,149,962       161,668,073
 Net transfers from (to) TIAA                                         (158,282,438)       (6,241,427)       36,271,547
 Net transfers from CREF Accounts                                      222,981,242       492,856,010       343,338,864
 Annuity and other periodic payments                                   (18,024,403)      (13,710,081)       (9,924,802)
 Withdrawals and death benefits                                        (96,059,751)      (69,728,343)      (45,156,733)
                                                                     -------------     -------------     -------------
                    NET CASH PROVIDED BY PARTICIPANT TRANSACTIONS      346,079,345       657,326,121       486,196,949
                                                                     -------------     -------------     -------------
                                  NET INCREASE (DECREASE) IN CASH          221,407          (440,409)           98,267

CASH
 Beginning of year                                                         275,457           715,866           617,599
                                                                     -------------     -------------     -------------
 End of year                                                         $     496,864     $     275,457     $     715,866
                                                                     =============     =============     =============

SEE NOTES TO CONSOLIDATED FINANCIAL STATEMENTS.


                                       TIAA Real Estate Account  PROSPECTUS |29|

TIAA REAL ESTATE ACCOUNT
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1--SIGNIFICANT ACCOUNTING POLICIES

      The TIAA Real Estate Account ("Account") is a segregated investment account of Teachers Insurance and Annuity Association of America ("TIAA") and was established by resolution of TIAA's Board of Trustees on February 22, 1995, under the insurance laws of the State of New York, for the purpose of funding variable annuity contracts issued by TIAA. The Account holds various properties in wholly-owned and majority-owned subsidiaries which are consolidated for financial statement purposes. The investment objective of the Account is a favorable long-term rate of return primarily through rental income and capital appreciation from real estate investments owned by the Account. The Account also invests in publicly-traded securities and other instruments to maintain adequate liquidity for operating expenses, capital expenditures and to make benefit payments. The financial statements were prepared in accordance with accounting principles generally accepted in the United States which may require the use of estimates made by management. Actual results may vary from those estimates. The following is a summary of the significant accounting policies consistently followed by the Account.

      BASIS OF PRESENTATION: The accompanying consolidated financial statements include the Account and its subsidiaries. All significant intercompany accounts and transactions have been eliminated in consolidation.

      VALUATION OF REAL ESTATE PROPERTIES: Investments in real estate properties are stated at fair value, as determined in accordance with procedures approved by the Investment Committee of the TIAA Board of Trustees and in accordance with the responsibilities of the Board as a whole; accordingly, the Account does not record depreciation. Fair value for real estate properties is defined as the most probable price for which a property will sell in a competitive market under all conditions requisite to a fair sale. Determination of fair value involves subjective judgement because the actual market value of real estate can be determined only by negotiation between the parties in a sales transaction. Real estate properties owned by the Account are initially valued at their respective purchase prices (including acquisition costs). Subsequently, independent appraisers value each real estate property at least once a year. The independent fiduciary, The Townsend Group, must approve all independent appraisers used by the Account. The independent fiduciary can also require additional appraisals if it believes that a property's value has changed materially or otherwise to assure that the Account is valued correctly. TIAA's appraisal staff performs a valuation review of each real estate property on a quarterly basis and updates the property value if it believes that the value of the property has changed since the previous valuation review or appraisal. The independent fiduciary reviews all appraisals and approves any valuation adjustments which exceed certain prescribed limits before such adjustments are reconciled by the Account. TIAA continues to use the revised value to calculate the Account's net asset value until the next valuation review or appraisal.

      VALUATION OF MORTGAGES: Mortgages are initially valued at their face amount. Fixed rate mortgages are, thereafter, valued quarterly by discounting payments of principal and interest to their present value using a rate at which commercial lenders would make similar mortgage loans. Floating variable rate mortgages are generally valued at their face amount, although the value may be adjusted as market conditions dictate.

      VALUATION OF REAL ESTATE JOINT VENTURES: Real estate joint ventures are stated at the Account's equity in the net assets of the underlying entity, which value their real estate holdings at fair value.

      VALUATION OF MARKETABLE SECURITIES: Equity securities listed or traded on any United States national securities exchange are valued at the last sale price as of the close of the principal securities exchange on which such securities are traded or, if there is no sale, at the mean of the last bid and asked prices on such exchange. Short-term money market instruments are stated at market value. Portfolio securities and limited partnership interests for which market quotations are not readily available are valued at fair value as determined in good faith under the direction of the Investment Committee of the TIAA Board of Trustees and in accordance with the responsibilities of the Board as a whole.

      ACCOUNTING FOR INVESTMENTS: Real estate transactions are accounted for as of the date on which the purchase or sale transactions for the real estate properties close (settlement date). Rent from real estate properties consists of all amounts earned under tenant operating leases, including base rent, recoveries of real estate taxes and other expenses and charges for miscellaneous services provided to tenants. Rental income is recognized in accordance with the billing terms of the lease agreements. The Account bears the direct expenses of the real estate properties owned. These expenses include, but are not limited to, fees to local property management companies, property taxes, utilities, maintenance, repairs, insurance and other operating and administrative costs. An estimate of the net operating income earned from each real estate property is accrued by the Account on a daily basis and such estimates are adjusted as soon as actual operating results are determined. Realized gains and losses on real estate transactions are accounted for under the specific identification method.

      Securities transactions are accounted for as of the date the securities are purchased or sold (trade date). Interest income is recorded as earned and includes accrual of discount and amortization of premium. Dividend income is recorded on the ex-dividend date. Realized gains and losses on securities transactions are accounted for on the average cost basis.

      FEDERAL INCOME TAXES: Based on provisions of the Internal Revenue Code, the Account is taxed as a segregated asset account of TIAA. The Account should incur no material federal income tax attributable to the net investment experience of the Account.

      RECENT ACCOUNTING PRONOUNCEMENTS: In October 2001, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 144, ACCOUNTING FOR THE IMPAIRMENT OR DISPOSAL OF LONG-LIVED ASSETS ("SFAS No. 144"). SFAS No. 144 provides accounting guidance for financial accounting and reporting for the impairment or disposal of long-lived assets. SFAS No. 144 supersedes SFAS No. 121, ACCOUNTING FOR THE IMPAIRMENT OF LONG-LIVED ASSETS AND FOR LONG-LIVED ASSETS TO BE DISPOSED OF. It also supersedes the accounting and reporting of APB Opinion No. 30 "Reporting the Results of Operations -- Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions" related to the disposal of a segment of a business. The Account adopted SFAS No. 144 as of January 1, 2002.

      RECLASSIFICATIONS: Certain amounts in the 2001 and 2000 consolidated financial statements have been reclassified to conform with the 2002 presentation.

NOTE 2--MANAGEMENT AGREEMENTS

      Investment advisory services for the Account are provided by TIAA employees, under the direction of TIAA's Board of Trustees and its Investment Committee, pursuant to investment management procedures adopted by TIAA for the Account. TIAA's investment management decisions for the Account are also subject to review by the Account's independent fiduciary. TIAA also provides all portfolio accounting and related services for the Account.

      Distribution and administrative services for the Account are provided by TIAA-CREF Individual & Institutional Services, Inc. ("Services") pursuant to a Distribution and Administrative Services Agreement with the Account. Services, a wholly-owned subsidiary of TIAA, is a registered broker-dealer and member of the National Association of Securities Dealers, Inc.


|30| PROSPECTUS  TIAA Real Estate Account

      TIAA also provides a liquidity guarantee to the Account, for a fee, to ensure that sufficient funds are available to meet participant transfer and cash withdrawal requests in the event that the Account's cash flows and liquid investments are insufficient to fund such requests. TIAA also receives a fee for assuming certain mortality and expense risks.

      The services provided by TIAA and Services are provided at cost. TIAA and Services receive payments from the Account on a daily basis according to formulas established each year with the objective of keeping the payments as close as possible to the Account's actual expenses. Any differences between actual expenses and the amounts paid are adjusted quarterly.

NOTE 3--REAL ESTATE PROPERTIES

      Had the Account's real estate properties which were purchased during the year ended December 31, 2002 been acquired at the beginning of the year (January 1, 2002), rental income and real estate property level expenses and taxes for the year ended December 31, 2002 would have increased by approximately $92,211,000 and $40,363,000, respectively and income from real estate joint ventures would have increased by $5,469,000. In addition, interest income for the year ended December 31, 2002 would have decreased by approximately $23,477,000. Accordingly, the total proforma effect on the Account's net investment income for the year ended December 31, 2002 would have been an increase of approximately $33,840,000, if the real estate properties acquired during the year ended December 31, 2002 had been acquired at the beginning of the year.

      During the year ended December 31, 2002 the Account sold two real estate properties. The income for these properties during 2002 (prior to the sale) consisted of rental income of $643,564 less operating expenses of $68,031 and real estate taxes of $74,076 resulting in net investment income of $501,457. At the time of sale, the properties had a cost basis of $22,592,804 and the proceeds of sale were $26,050,000, resulting in a realized gain of $3,457,196.

NOTE 4--LEASES

      The Account's real estate properties are leased to tenants under operating lease agreements which expire on various dates through 2046. Aggregate minimum annual rentals for the properties owned, excluding short-term residential leases, are as follows:

YEARS ENDING DECEMBER 31,
--------------------------------------------------------------------------------
2003                                                              $  318,638,000
2004                                                                 287,959,000
2005                                                                 248,748,000
2006                                                                 200,419,000
2007                                                                 167,190,000
Thereafter                                                           584,414,000
                                                                  --------------
TOTAL                                                             $1,807,368,000

      Certain leases provide for additional rental amounts based upon the recovery of actual operating expenses in excess of specified base amounts.

NOTE 5--INVESTMENT IN JOINT VENTURES

      The Account owns several real estate properties through joint ventures and receives distributions and allocations of profits and losses from the joint ventures based on the Account's ownership interest percentages. Several of these joint ventures have mortgages payable on the properties owned. The Account's allocated portion of the mortgages payable at December 31, 2002 is $192,588,252. The Accounts' equity in the joint ventures at December 31, 2002 is $235,169,675. A condensed summary of the financial position and results of operations of the joint ventures is shown below.

                                         DECEMBER 31, 2002     DECEMBER 31, 2001
--------------------------------------------------------------------------------
ASSETS
 Real estates properties                    $851,578,413         $ 56,686,326
 Other assets                                 32,997,030            1,435,578
                                            ------------         ------------
   Total assets                             $884,575,443         $ 58,121,904
                                            ============         ============

LIABILITIES AND EQUITY
 Mortgages payable, including
  accrued interest                          $385,456,582         $         --
 Other liabilities                            15,040,756              708,502
                                            ------------         ------------
  Total liabilities                          400,497,338              708,502
EQUITY                                       484,078,105           57,413,402
                                            ------------         ------------
  Total liabilities and equity              $884,575,443         $ 58,121,904
                                            ============         ============

                                             YEAR ENDED            YEAR ENDED
                                         DECEMBER 31, 2002     DECEMBER 31, 2001
--------------------------------------------------------------------------------


OPERATING REVENUES AND EXPENSES
 Revenues                                   $ 93,708,332         $  6,461,814
 Expenses                                     54,386,720            2,240,630
                                            ------------         ------------
  Excess of revenues over expenses          $ 39,321,612         $  4,221,184
                                            ============         ============



                                       TIAA Real Estate Account  PROSPECTUS |31|

NOTE 6--CONDENSED CONSOLIDATED FINANCIAL INFORMATION

      Selected condensed consolidated financial information for an Accumulation Unit of the Account is presented below.

                                                                                YEARS ENDED DECEMBER 31,
                                                     -----------------------------------------------------------------------------
                                                         2002             2001             2000            1999            1998
----------------------------------------------------------------------------------------------------------------------------------
PER ACCUMULATION UNIT DATA:
 Rental income                                       $    14.537      $    14.862      $    14.530     $    12.168     $    10.425
 Real estate property level expenses and taxes             4.988            4.754            4.674           3.975           3.403
                                                     -----------      -----------      -----------     -----------     -----------
                          Real estate income, net          9.549           10.108            9.856           8.193           7.022
 Income from real estate joint ventures                    0.665            0.130            0.056              --              --
 Dividends and interest                                    1.244            1.950            2.329           2.292           3.082
                                                     -----------      -----------      -----------     -----------     -----------
                                     Total income         11.458           12.188           12.241          10.485          10.104
 Expense charges (1)                                       1.097            0.995            0.998           0.853           0.808
                                                     -----------      -----------      -----------     -----------     -----------
                           Investment income, net         10.361           11.193           11.243           9.632           9.296
 Net realized and unrealized
  gain (loss) on investments                              (4.621)          (1.239)           3.995           1.164           0.579
                                                     -----------      -----------      -----------     -----------     -----------
 Net increase in Accumulation Unit Value                   5.740            9.954           15.238          10.796           9.875
 Accumulation Unit Value:
 Beginning of year                                       168.160          158.206          142.968         132.172         122.297
                                                     -----------      -----------      -----------     -----------     -----------
  End of year                                        $   173.900      $   168.160      $   158.206     $   142.968     $   132.172
                                                     ===========      ===========      ===========     ===========     ===========
 Total return                                               3.41%            6.29%           10.66%           8.17%           8.07%
 Ratios to Average Net Assets:
  Expenses (1)                                              0.67%            0.61%            0.67%           0.63%           0.64%
 Investment income, net                                     6.34%            6.81%            7.50%           7.13%           7.34%
 Portfolio turnover rate:
  Real estate properties                                    0.93%            4.61%            3.87%           4.46%              0%
  Securities                                               52.08%           40.62%           32.86%          27.68%          24.54%
 Thousands of Accumulation Units
  outstanding at end of year                              20,347           18,456           14,605          11,487           8,834

(1) EXPENSE CHARGES PER ACCUMULATION UNIT AND THE RATIO OF EXPENSES TO AVERAGE NET ASSETS EXCLUDE REAL ESTATE PROPERTY LEVEL EXPENSES AND TAXES. IF THE REAL ESTATE PROPERTY LEVEL EXPENSES AND TAXES WERE INCLUDED, THE EXPENSE CHARGE PER ACCUMULATION UNIT FOR THE YEAR ENDED DECEMBER 31, 2002 WOULD BE $6.085 ($5.749, $5.672, $4.828 AND $4.211 FOR THE YEARS ENDED DECEMBER 31,
      2001, 2000, 1999 AND 1998, RESPECTIVELY), AND THE RATIO OF EXPENSES TO AVERAGE NET ASSETS FOR THE YEAR ENDED DECEMBER 31, 2002 WOULD BE 3.72% (3.50%, 3.79%, 3.58% AND 3.32% FOR THE YEARS ENDED DECEMBER 31, 2001,
      2000, 1999 AND 1998, RESPECTIVELY).

NOTE 7--ACCUMULATION UNITS

      Changes in the number of Accumulation Units outstanding were as follows:

                                            FOR THE YEARS ENDED DECEMBER 31,
                                      ------------------------------------------

                                          2002             2001           2000
--------------------------------------------------------------------------------

ACCUMULATION UNITS:

 Credited for premiums                  2,310,355       1,542,511      1,074,708
 Credited (cancelled) for transfers,
  net disbursements and amounts
  applied to the Annuity Fund            (420,104)      2,309,261      2,042,605
 Outstanding:
  Beginning of year                    18,456,445      14,604,673     11,487,360
                                      -----------     -----------    -----------
  End of year                          20,346,696      18,456,445     14,604,673
                                      ===========     ===========    ===========


|32| PROSPECTUS  TIAA Real Estate Account

REPORT OF INDEPENDENT AUDITORS

To the Participants of the TIAA Real Estate Account and the
Board of Trustees of Teachers Insurance and Annuity Association of America:


      We have audited the accompanying consolidated statements of assets and liabilities, including the statement of investments as of December 31, 2002, of the TIAA Real Estate Account ("Account") of Teachers Insurance and Annuity Association of America ("TIAA") as of December 31, 2002 and 2001, and the related consolidated statements of operations, changes in net assets and cash flows for each of the three years in the period ended December 31, 2002. These financial statements are the responsibility of TIAA's management. Our responsibility is to express an opinion on these financial statements based on our audits.


      We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.


      In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of the Account at December 31, 2002 and 2001, and the consolidated results of its operations and the changes in its net assets and its cash flows for each of the three years in the period ended December 31, 2002, in conformity with accounting principles generally accepted in the United States.


      As discussed in Note 1 to the consolidated financial statements, TIAA Real Estate Account adopted Statement of Financial Accounting Standard No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets.


New York, New York                                   /s/ Ernst & Young LLP
February 7, 2003

TIAA REAL ESTATE ACCOUNT
CONSOLIDATED STATEMENT OF INVESTMENTS

DECEMBER 31, 2002

REAL ESTATE PROPERTIES--86.37%


LOCATION / DESCRIPTION                                                  VALUE
--------------------------------------------------------------------------------
ARIZONA:
  Biltmore Commerce Center -- Office building                       $ 28,394,213
CALIFORNIA:
  9 Hutton Centre-- Office building                                   19,425,493
  88 Kearny Street-- Office building                                  65,083,257
  Cabot Industrial Portfolio-- Industrial building                    41,586,565
  Eastgate Distribution Center-- Industrial building                  15,200,000
  Kenwood Mews Apartments-- Apartments                                22,700,000
  Larkspur Courts-- Apartments                                        55,014,500
  The Legacy at Westwood Apartments-- Apartments                      85,075,210
  Northpoint Commerce Center-- Industrial building                    37,972,054
  Ontario Industrial Portfolio-- Industrial building                 108,000,000
  Regents Court Apartments-- Apartments                               49,567,031
  Westcreek Apartments-- Apartments                                   18,686,112
  Westwood Marketplace-- Shopping Center                              74,026,411
COLORADO:
  The Lodge at Willow Creek-- Apartments                              31,000,000
  Monte Vista-- Apartments                                            20,499,262
CONNECTICUT:
  Ten & Twenty Westport Road-- Office building                       140,000,000
FLORIDA:
  701 Brickell-- Office building                                     172,088,618
  Doral Pointe Apartments-- Apartments                                43,507,416
  Golfview Apartments-- Apartments                                    26,240,000
  The Fairways of Carolina-- Apartments                               16,100,000
  The Greens at Metrowest Apartments-- Apartments                     13,900,000
  Maitland Promenade One-- Office building                            37,600,000
  Plantation Grove-- Shopping center                                   8,200,000
  The Pointe on Tampa Bay-- Office building                           41,239,643
  Quiet Waters at Coquina Lakes-- Apartments                          17,600,000
  Royal St. George-- Apartments                                       17,100,000
  Sawgrass Office Portfolio-- Office building                         45,000,000
  South Florida Apartment Portfolio-- Apartments                      46,800,000
  Westinghouse Facility-- Industrial building                          5,300,000
GEORGIA:
  Alexan Buckhead-- Apartments                                        45,739,570
  Atlanta Industrial Portfolio-- Industrial building                  38,400,000
ILLINOIS:
  Chicago Industrial Portfolio-- Industrial building                  40,100,000
  Columbia Center III-- Office building                               33,800,000
  Oak Brook Regency Towers-- Office building                          66,602,200
  Parkview Plaza-- Office building                                    50,315,694
  Rolling Meadows-- Shopping center                                   12,850,000
KENTUCKY:
  IDI Kentucky Portfolio -- Industrial building                       50,200,000
MARYLAND:
  Corporate Boulevard-- Office building                               68,020,401
  FEDEX Distribution Facility-- Industrial building                    7,500,000
  Longview Executive Park-- Office building                           24,990,805
MASSACHUSETTS:
  Batterymarch Park II-- Office building                              15,000,000
  Longwood Towers-- Apartments                                        80,202,248
  Mellon Financial Center at One Boston Place-- Office building      261,896,938
  Needham Corporate Center-- Office building                          26,500,000



                                       TIAA Real Estate Account  PROSPECTUS |33|

LOCATION / DESCRIPTION                                                VALUE
-----------------------------------------------------------------------------
MICHIGAN:
  Indian Creek Apartments-- Apartments                         $   17,700,000
MINNESOTA:
  Interstate Crossing-- Industrial building                         6,304,905
  River Road Distribution Center-- Industrial building              4,150,000
Nevada:
  UPS Distribution Facility-- Industrial building                  11,500,000
NEW JERSEY:
  10 Waterview Boulevard-- Office building                         27,000,000
  371 Hoes Lane-- Office building                                  10,817,795
  Konica Photo Imaging Headquarters-- Industrial building          17,900,000
  Morris Corporate Center III-- Office building                    92,400,000
  South River Road Industrial-- Industrial building                32,800,000
NEW YORK:
  780 Third Avenue-- Office building                              178,500,000
  The Colorado-- Apartments                                        55,702,614
NORTH CAROLINA:
  The Lynnwood Collection -- Shopping center                        7,983,285
  The Millbrook Collection -- Shopping center                       7,000,000
OHIO:
  Bent Tree Apartments-- Apartments                                13,400,000
  BISYS Fund Services Building-- Office building                   34,700,000
  Columbus Portfolio-- Office building                             23,600,000
  Northmark Business Center-- Office building                       8,000,000
OREGON:
  Five Centerpointe-- Office building                              16,002,154
PENNSYLVANIA:
  Lincoln Woods Apartments -- Apartments                           24,676,180
TEXAS:
  Butterfield Industrial Park-- Industrial building                 4,500,000(1)
  Dallas Industrial Portfolio-- Industrial building               136,034,954
  The Legends at Chase Oaks-- Apartments                           26,000,000
UTAH:
  Landmark at Salt Lake City (Building #4)-- Industrial
    building                                                       12,700,000
VIRGINIA:
  Ashford Meadows Apartments-- Apartments                          62,000,000
  Fairgate at Ballston-- Office building                           30,700,000
  Monument Place-- Office building                                 33,500,000
WASHINGTON DC:
  1015 15th Street-- Office building                               51,600,000
  1801 K Street, N.W.-- Office building                           162,636,836
  The Farragut Building-- Office building                          46,500,000
                                                               --------------

TOTAL REAL ESTATE PROPERTIES
  (Cost $3,321,279,641)                                         3,281,332,364
-----------------------------------------------------------------------------
(1) LEASEHOLD INTEREST ONLY

OTHER REAL ESTATE RELATED INVESTMENTS--6.50%

REAL ESTATE JOINT VENTURE--6.19%
-----------------------------------------------------------------------------
  Florida Mall Association, Ltd.
   The Florida Mall (49.975% Account Interest) *               $   84,997,624
  Teachers REA IV, LLC, which owns
   Tyson's Executive Plaza II (50% Account Interest)               25,632,730
  West Dade County Associates
  Miami International Mall (49.950% Account Interest) *            57,322,356
  West Town Mall Joint Venture
  West Town Mall (49.932% Account Interest) *                      67,216,965
                                                               --------------

TOTAL REAL ESTATE JOINT VENTURE
  (Cost $237,492,256)                                             235,169,675

-----------------------------------------------------------------------------

*THE MARKET VALUE REFLECTS THE ACCOUNT'S INTEREST IN THE JOINT VENTURE AFTER DEBT. LOCATION / DESCRIPTION VALUE

LOCATION / DESCRIPTION                                                VALUE
-----------------------------------------------------------------------------

LIMITED PARTNERSHIPS-- 0.31%
  MONY/Transwestern Mezzanine Realty Partners L.P.
   (19.76% Account Interest)                                     $  6,457,921
  Essex Apartment Value Fund, L.P. (10% Account Interest)           5,278,409
                                                                 ------------

TOTAL LIMITED PARTNERSHIP
  (Cost $11,689,978)                                               11,736,330
-----------------------------------------------------------------------------

TOTAL OTHER REAL ESTATE RELATED INVESTMENTS
  (Cost $249,182,234)                                             246,906,005
-----------------------------------------------------------------------------

MARKETABLE SECURITIES--7.13%

REAL ESTATE RELATED--4.03%

REAL ESTATE INVESTMENT TRUSTS--2.87%

-----------------------------------------------------------------------------
SHARES     ISSUER                                                     VALUE
-----------------------------------------------------------------------------
   75,600  Alexandria Real Estate Equities, Inc.                    3,220,560
  210,000  Apartment Investment & Management Co                     7,870,800
  335,325  Archstone-Smith Trust                                    7,893,551
  125,700  Avalonbay Communities, Inc.                              4,919,898
  306,800  Boston Properties, Inc                                  11,308,648
  154,500  Chateau Communities, Inc                                 3,553,500
  500,000  Equity Office Properties Trust.                         12,490,000
  463,800  Equity Residential Properties Trust Co.                 11,400,204
  125,000  Heritage Property Investment .                           3,121,250
  114,700  Hilton Hotels Corp                                       1,457,837
  222,800  Host Marriott Corp (New).                                1,971,780
  230,750  Kimco Realty Corp.                                       7,070,180
   47,100  Manufactured Home Communities, Inc.                      1,395,573
   56,000  Mills Corp.                                              1,643,040
  290,000  Mission West Properties, Inc.                            2,871,000
  180,000  Post Properties, Inc.                                    4,302,000
  180,000  Prologis Trust                                           4,527,000
  184,700  Public Storage, Inc.                                     5,967,657
  230,000  Reckson Associates Realty Corp                           4,841,500
  160,900  Simon Property Group, Inc.                               5,481,863
   43,700  Sun Communities, Inc                                     1,598,109
                                                                  -----------

TOTAL REAL ESTATE INVESTMENT TRUSTS
  (Cost $117,775,472)                                             108,905,950
                                                                  -----------

COMMERCIAL MORTGAGE BACKED SECURITIES--1.16%
-----------------------------------------------------------------------------
PRINCIPAL    ISSUER, CURRENT RATE AND MATURITY DATE                  VALUE
-----------------------------------------------------------------------------
$10,000,000  GSMS 2001-- Rock A2FL
              1.799% 05/03/11                                    $  9,473,810
10,000,000   MSDW Capital
              1.830% 02/03/11                                       9,669,950
8,000,000    MSDWC 2001-- FRMA C
              2.001% 07/12/16                                       7,780,528
2,378,141    MSDWC 2001-- XLF A1
              1.940% 10/07/13                                       2,378,386
10,000,000   Opryland Hotel Trust
              1.840% 04/01/04                                       9,983,850
5,000,000    Trize 2001 -- TZHA A3FL
              1.790% 03/15/13                                       4,944,895
                                                                 ------------

TOTAL COMMERCIAL MORTGAGE BACKED SECURITIES
  (Cost $45,370,584)                                               44,231,419
                                                                 ============

TOTAL REAL ESTATE RELATED
 (Cost $163,146,056)                                              153,137,369
                                                                 ============


|34| PROSPECTUS  TIAA Real Estate Account

OTHER--3.10%

COMMERCIAL PAPER--2.94%
-----------------------------------------------------------------------------
PRINCIPAL    ISSUER, CURRENT AND MATURITY DATE                        VALUE
-----------------------------------------------------------------------------
$25,000,000  General Electric Capital Corp
              1.260% 01/09/03                                    $ 24,991,500
10,000,000   Merck, Inc
              1.200% 01/02/03                                       9,999,267
1,800,000    Pharmacia Corp
              1.180% 01/02/03                                       1,799,868
25,000,000   Royal Bank of Scotland PLC
              1.320% 01/09/03                                      24,991,500
25,000,000   Salomon Smith Barney Holdings, Inc
              1.150% 01/02/03                                      24,998,167
25,000,000   UBS Finance (Delaware) Inc
              1.200% 01/02/03                                      24,998,168
                                                                 ------------
TOTAL COMMERCIAL PAPER
  (Amortized cost $111,783,643)                                   111,778,470
-----------------------------------------------------------------------------

GOVERNMENT BONDS--0.16%
-----------------------------------------------------------------------------
PRINCIPAL    ISSUER, CUOUPON AND MATURITY DATE                       VALUE
-----------------------------------------------------------------------------
 $5,610,798  Treasury Inflation Indexed
              3.625% 01/15/08                                       6,156,100
                                                               --------------

TOTAL GOVERNMENT BONDS
   (Cost $6,002,822)                                                6,156,100
                                                               --------------

TOTAL OTHER
   (Cost $117,786,465)                                            117,934,570
                                                               --------------

TOTAL MARKETABLE SECURITIES
   (Cost $280,932,521)                                            271,071,939
                                                               --------------

TOTAL INVESTMENTS--100.00%
   (Cost $3,851,394,396)                                       $3,799,310,308
                                                               ==============


SEE NOTES TO CONSOLIDATED FINANCIAL STATEMENTS.


-----------------------------------------------------------------------------


TIAA REAL ESTATE ACCOUNT
PROFORMA CONDENSED STATEMENT OF ASSETS AND LIABILITIES (UNAUDITED) DECEMBER 31, 2002

                                                                 HISTORICAL             ADJUSTMENTS                   PROFORMA
---------------------------------------------------------------------------------------------------------------------------------
ASSETS
   Investments, at value:
     Real estate properties, mortgages and other real
       estate related investments                              $3,528,238,369          $          --(a)            $3,528,238,369
     Marketable securities                                        271,071,939                     --(a)               271,071,939
   Cash                                                               496,864                     --                      496,864
   Other                                                           70,725,106                     --                   70,725,106
                                                               --------------          -------------               --------------
                                            TOTAL ASSETS        3,870,532,278                     --                3,870,532,278
                                                               --------------          -------------               --------------
LIABILITIES
   Accrued real estate property level expenses and taxes           43,795,572                     --                   43,795,572
   Security deposits held                                          11,718,245                     --                   11,718,245
   Other                                                                  868                     --                          868
                                                               --------------          -------------               --------------
                                       TOTAL LIABILITIES           55,514,685                     --                   55,514,685
                                                               --------------          -------------               --------------
                                       MINORITY INTEREST          139,029,033                     --                  139,029,033
                                                               --------------          -------------               --------------
NET ASSETS
   Accumulation Fund                                            3,538,288,326                     --                3,538,288,326
   Annuity Fund                                                   137,700,234                     --                  137,700,234
                                                               --------------          -------------               --------------
                                        TOTAL NET ASSETS       $3,675,988,560                     --               $3,675,988,560
                                                               ==============          =============               ==============

SEE NOTES TO PROFORMA CONDENSED FINANCIAL STATEMENTS.



                                       TIAA Real Estate Account  PROSPECTUS |35|

TIAA REAL ESTATE ACCOUNT
PROFORMA CONDENSED STATEMENT OF OPERATIONS (UNAUDITED)
FOR THE YEAR ENDED DECEMBER 31, 2002

                                                                  HISTORICAL           ADJUSTMENTS             PROFORMA
-------------------------------------------------------------------------------------------------------------------------
INVESTMENT INCOME
   Real estate income, net:
     Rental income                                               $308,948,225          $92,211,000 (b)       $401,159,225
                                                                 ------------          -----------           ------------
     Real estate property level expenses and taxes:
       Operating expenses                                          67,604,266           25,739,000 (b)         93,343,266
       Real estate taxes                                           38,410,380           14,624,000 (b)         53,034,380
                                                                 ------------          -----------           ------------
     Total real estate property level expenses and taxes          106,014,646           40,363,000            146,377,646
                                                                 ------------          -----------           ------------
   Real estate income, net                                        202,933,579           51,848,000            254,781,579
   Income from real estate joint venture                           14,125,306            5,469,000             19,594,306
   Interest and dividends                                          26,437,901          (23,477,000)(c)          2,960,901
                                                                 ------------          -----------           ------------
TOTAL INCOME                                                      243,496,786           33,840,000            277,336,786

EXPENSES                                                           23,304,336            1,844,000 (d)         25,148,336
                                                                 ------------          -----------           ------------
INVESTMENT INCOME--NET                                            220,192,450           31,996,000            252,188,450

NET REALIZED AND UNREALIZED LOSS ON INVESTMENTS                  (106,424,480)                  --           (106,424,480)
                                                                 ------------          -----------           ------------
NET INCREASE IN NET ASSETS RESULTING FROM
OPERATIONS BEFORE MINORITY INTEREST                               113,767,970           31,996,000            145,763,970

Minority interest in net increase in net assets
  resulting from operations                                        (1,484,585)                  --             (1,484,585)
Discontinued operations                                             3,958,653                   --              3,958,653
                                                                 ------------          -----------           ------------
NET INCREASE IN NET ASSETS RESULTING FROM OPERATIONS             $116,242,038          $31,996,000           $148,238,038
                                                                 ============          ===========           ============

SEE NOTES TO PROFORMA CONDENSED FINANCIAL STATEMENTS.

TIAA REAL ESTATE ACCOUNT
NOTES TO PROFORMA CONDENSED FINANCIAL STATEMENTS (UNAUDITED)

NOTE 1--PURPOSE AND ASSUMPTIONS

As required by the Securities and Exchange Commission under Regulation S-X
Article 11-01(5), these proforma condensed financial statements of the TIAA Real Estate Account (OAccountO) have been prepared because the Account has made significant purchases of real estate properties during the period January 1, 2002 through the date of this prospectus. Various assumptions have been made in order to prepare these proforma condensed financial statements. The proforma condensed statement of assets and liabilities has been prepared assuming real estate properties purchased during the period January 1, 2003 through the date of this prospectus were purchased as of December 31, 2002. The proforma condensed statement of operations has been prepared assuming all real estate properties purchased during the period January 1, 2002 through the date of this prospectus were purchased as of January 1, 2002.

NOTE 2--PROFORMA ADJUSTMENTS

The following proforma adjustments were made in preparing the proforma condensed financial statements to reflect the purpose described in Note 1.

PROFORMA CONDENSED STATEMENT OF ASSETS AND LIABILITIES:

(a) To record the cost of properties purchased during the period January 1, 2003 through the date of this prospectus, assuming such properties were purchased as of December 31, 2002.

PROFORMA CONDENSED STATEMENT OF OPERATIONS:

(b) To record the rental income and real estate property level expenses of the real estate properties purchased during the period January 1, 2002 through the date of this prospectus, assuming such properties were owned for the period January 1, 2002 through December 31, 2002.

(c) To record the decrease in interest and dividend income from having less cash to invest in marketable securities, assuming the real estate properties purchased during the period January 1, 2002 through the date of this prospectus had been purchased as of January 1, 2002.

(d) To record additional investment advisory charges which would have been incurred during 2002, assuming the real estate properties purchased during the period January 1, 2002 through the date of this prospectus had been purchased as of January 1, 2002.



|36| PROSPECTUS  TIAA Real Estate Account

                   20 CHAPEL STREET, BROOKLINE, MASSACHUSETTS


INDEPENDENT AUDITORS' REPORT

To the Management of Teachers Insurance and Annuity Association

      We have audited the accompanying statement of revenues and certain expenses of the property located at 20 Chapel Street, Brookline, Massachusetts (the "Property"), as described in Note 1, for the year ended December 31, 2001. This financial statement is the responsibility of the property owner's management. Our responsibility is to express an opinion on this financial statement based on our audit.

      We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

      The accompanying statement of revenues and certain expenses was prepared for the purpose of complying with Rule 3-14 of Securities and Exchange Commission Regulation S-X, and, as described in Note 1, is not intended to be a complete presentation of the Property's revenues and expenses.

      In our opinion, the financial statement referred to above presents fairly, in all material respects, the revenues and certain expenses of the Property for the year ended December 31, 2001, in conformity with accounting principles generally accepted in the United States of America.


                                             /s/ Friedman, Alpren & Green LLP

October 17, 2002

20 CHAPEL STREET, BROOKLINE, MASSACHUSETTS

STATEMENT OF REVENUES AND CERTAIN EXPENSES
(IN THOUSANDS)

YEAR ENDED DECEMBER 31, 2001 (AUDITED) AND
EIGHT MONTHS ENDED AUGUST 31, 2002 (UNAUDITED)

                                              YEAR ENDED      EIGHT MONTHS ENDED
                                           DECEMBER 31, 2001   AUGUST 31, 2002
                                               (AUDITED)         (UNAUDITED)
--------------------------------------------------------------------------------
REVENUES
 Apartment rental income                         $6,518            $4,363
 Other rental income                                614               390
 Commercial rental income                           119                78
                                                 ------            ------
                                                  7,251             4,831
                                                 ------            ------

CERTAIN EXPENSES
 Business Office                                     96                53
 Marketing                                           50                61
 Repairs and Maintenance                            713               405
 Payroll                                            650               456
 Utilities                                          489               326
 Real Estate Taxes                                  474               314
 Insurance                                           52                49
 Other operating expenses                             3                 1
                                                 ------            ------
                                                  2,527             1,665
                                                 ------            ------
   Excess of revenues over certain
    expenses                                     $4,724            $3,166
                                                 ======            ======

               THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THIS
                         COMBINED FINANCIAL STATEMENT.


NOTES TO STATEMENT OF REVENUES AND CERTAIN EXPENSES


1 -- ORGANIZATION AND BASIS OF PRESENTATION

      The property, a residential complex located at 20 Chapel Street, Brookline, Massachusetts, is owned by Avalon Bay Communities, Inc. It has 268 units, a 278-space Parking garage, a commercial space and laundry facilities on the premises. The Property's accounting records are maintained in accordance with generally accepted accounting principles.

      The accompanying financial statement is presented in conformity with Rule 3-14 of Securities and Exchange Commission Regulation S-X. Accordingly, the financial statement is not representative of the actual operations for the periods presented, as certain expenses, which may not be comparable to the expenses expected to be incurred in the future operations of the acquired property, have been excluded. Expenses excluded consist of interest, depreciation and amortization, asset management fees, leasing expenses and certain other expenses not directly related to the future operations of the Property.

      The statement of revenues and certain expenses for the eight months ended August 31, 2002 is unaudited. However, in the opinion of management, all adjustments (consisting solely of normal recurring adjustments) necessary for the fair presentation of this statement of revenues and certain expenses for the interim period, on the basis described above, have been included. The results for such an interim period are not necessarily indicative of the results for an entire year.

2 -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

USE OF ESTIMATES

      The preparation of the financial statement in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

      Avalon Bay Communities, Inc. prepares records that combine certain expenses of the Property, excluding real estate taxes, with those of another property. For purposes of this report, the Property has allocated its share of total certain expenses, excluding real estate taxes, based on its proportion of total square feet.

3 -- OPERATING LEASES

      A commercial space in the Property is rented to a tenant under an operating lease. Approximate minimum future rentals required under this lease at December 31, 2001 are as follows:

YEAR ENDING DECEMBER 31,
--------------------------------------------------------------------------------
2002                                                                    $103,382
2003                                                                     105,966
2004                                                                     108,615
2005                                                                      18,555
                                                                        --------
                                                                        $336,518
                                                                        ========


                                       TIAA Real Estate Account  PROSPECTUS |37|

          9201, 9210 AND 9231 CORPORATE BOULEVARD, ROCKVILLE, MARYLAND


INDEPENDENT AUDITORS' REPORT

To the Management of Teachers Insurance and Annuity Association

      We have audited the accompanying statement of revenues and certain expenses of the properties located at 9201, 9210 and 9231 Corporate Boulevard, Rockville, Maryland (the "Properties"), as described in Note 1, for the year ended December 31, 2001. This financial statement is the responsibility of the property owner's management. Our responsibility is to express an opinion on this financial statement based on our audit.

      We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

      The accompanying statement of revenues and certain expenses was prepared for the purpose of complying with Rule 3-14 of Securities and Exchange Commission Regulation S-X and, as described in Note 1, is not intended to be a complete presentation of the Property's revenues and expenses.

      In our opinion, the financial statement referred to above presents fairly, in all material respects, the revenues and certain expenses of the Properties for the year ended December 31, 2001, in conformity with accounting principles generally accepted in the United States of America.


                                            /s/ Friedman, Alpren & Green LLP

August 2, 2002

9201, 9210 AND 9231 CORPORATE BOULEVARD, ROCKVILLE, MARYLAND

STATEMENT OF REVENUES AND CERTAIN EXPENSES
(IN THOUSANDS)

YEAR ENDED DECEMBER 31, 2001 (AUDITED) AND
SIX MONTHS ENDED JUNE 30, 2002 (UNAUDITED)

                                               YEAR ENDED      SIX MONTHS ENDED
                                           DECEMBER 31, 2001    JUNE 30, 2002
                                               (AUDITED)         (UNAUDITED)
-------------------------------------------------------------------------------
REVENUES
 Base rent                                       $6,588            $3,874
 Escalations                                        170                72
 Utility                                            369               188
 Miscellaneous                                       24                25
                                                 ------            ------
                                                  7,151             4,159
                                                 ------            ------

EXPENSES
 Administrative                                     492               211
 Operating                                        1,056               451
 Maintenance                                      1,122               524
 Real estate taxes                                  429               217
                                                 ------            ------
                                                  3,099             1,403
                                                 ------            ------

   Excess of revenues over certain
    expenses                                     $4,052            $2,756
                                                 ======            ======

               THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THIS
                         COMBINED FINANCIAL STATEMENT.


NOTES TO STATEMENT OF REVENUES AND CERTAIN EXPENSES


1 -- ORGANIZATION AND BASIS OF PRESENTATION


      The Properties, located at 9201 (Building Two), 9210 (Building Six) and 9231 (Building Three) Corporate Boulevard, Rockville, Maryland, are part of Shady Grove Executive Center. The Properties are currently owned by Shady Grove Associates II, LLC (a Maryland limited liability company). Prior to October 30, 2001, the Properties were owned by Shady Grove Associates II (a Massachusetts joint venture).


      Building Two contains approximately 102,000 square feet of office space. The General Services Administration leases the entire building under a 10-year lease expiring in November 2005 and requiring base rent payments of approximately $1,884,000 a year, plus additional charges under escalation provisions, which are determined annually based on changes in the Consumer Price Index.

      Building Three contains approximately 122,000 square feet of office space. As of December 31, 2001, the building was fully leased to two tenants, Lockheed Martin Corporation ("Lockheed") and Manugistics, Inc. ("Manugistics"). Manugistics leased approximately 42% of the building under a lease that expired on July 31, 2002. Lockheed's original lease, which expired on December 31, 2001, was for the balance of the building. Lockheed extended its lease for a period of six years, to December 31, 2007. In addition, on August 1, 2002, Lockheed signed a lease, also to expire on December 31, 2007, for the space previously occupied by Manugistics. The current base rent under the new Lockheed lease is approximately $3,170,000 a year. The lease requires additional rent based on increases in operating expenses and real estate taxes over base period amounts.

      Building Six contains approximately 107,000 square feet of office space and, as of June 30, 2002, is approximately 93% leased to 14 tenants. The three largest tenants occupy approximately 56% of the building. The current base rent for these three tenants is approximately $1,576,000 a year, which represents approximately 60% of the base rent. The leases also contain provisions for additional rent based on increases in operating expenses and real estate taxes over base period amounts.

      The accompanying financial statement is presented in conformity with Rule 3-14 of Securities and Exchange Commission Regulation S-X. Accordingly, the financial statement is not representative of the actual operations for the periods presented, as certain expenses, which may not be comparable to the expenses expected to be incurred in the future operations of the acquired Properties, have been excluded. Expenses excluded consist of interest, depreciation and amortization, asset management fees, leasing expenses and certain other expenses not directly related to the future operations of the Properties.

      The statement of revenues and certain expenses for the six months ended June 30, 2002 is unaudited. However, in the opinion of management, all adjustments (consisting solely of normal recurring adjustments) necessary for the fair presentation of this statement of revenues and certain expenses for the interim period, on the basis described above, have been included. The results for such an interim period are not necessarily indicative of the results for an entire year.


|38| PROSPECTUS  TIAA Real Estate Account

9201, 9210 AND 9231 CORPORATE BOULEVARD, ROCKVILLE, MARYLAND


2 -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

USE OF ESTIMATES

      The preparation of the financial statement in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

REVENUE RECOGNITION

      Rental income from leases with scheduled rent increases is recognized on a straight-line basis over the lease term. Escalation rents based on payments for real estate taxes and operating expenses are estimated and accrued.

3 -- RELATED PARTY TRANSACTIONS

      Management services are provided to the Properties by affiliates of the owners. For the year ended December 31, 2001 and six months ended June 30, 2002, management fees of approximately $215,000 and $119,000, respectively, are included in administrative expenses in the accompanying statement of revenues and certain expenses.

4 -- OPERATING LEASES

      Office space in the Properties is rented to tenants under various operating leases. Approximate minimum future rentals required under these leases at December 31, 2001 (including leases entered into from January 1, 2002 through August 2, 2002) are as follows:

YEAR ENDING DECEMBER 31,                                          (IN THOUSANDS)
--------------------------------------------------------------------------------
2002                                                                     $ 7,595
2003                                                                       7,876
2004                                                                       7,840
2005                                                                       7,059
2006                                                                       4,345
Thereafter                                                                 4,949
                                                                         -------
                                                                         $39,664
                                                                         =======


                                       TIAA Real Estate Account  PROSPECTUS |39|

                  OAK BROOK REGENCY TOWERS, OAK BROOK, ILLINOIS


INDEPENDENT AUDITORS' REPORT

To the Management of Teachers Insurance and Annuity Association

      We have audited the accompanying statement of revenues and certain expenses of Oak Brook Regency Towers, Oak Brook, Illinois (the "Property"), as described in Note 1, for the year ended December 31, 2001. This financial statement is the responsibility of the property owner's management. Our responsibility is to express an opinion on this financial statement based on our audit.

      We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

      The accompanying statement of revenues and certain expenses was prepared for the purpose of complying with Rule 3-14 of Securities and Exchange Commission Regulation S-X and, as described in Note 1, is not intended to be a complete presentation of the Property's revenues and expenses.

      In our opinion, the financial statement referred to above presents fairly, in all material respects, the revenues and certain expenses of the Property for the year ended December 31, 2001, in conformity with accounting principles generally accepted in the United States of America.


                                             /s/ Friedman, Alpren & Green LLP

October 17, 2002

OAK BROOK REGENCY TOWERS, OAK BROOK, ILLINOIS

STATEMENT OF REVENUES AND CERTAIN EXPENSES
(IN THOUSANDS)

YEAR ENDED DECEMBER 31, 2001 (AUDITED) AND
NINE MONTHS ENDED SEPTEMBER 30, 2002 (UNAUDITED)

                                            YEAR ENDED        NINE MONTHS ENDED
                                        DECEMBER 31, 2001    SEPTEMBER 30, 2002
                                             (AUDITED)          (UNAUDITED)
-------------------------------------------------------------------------------
REVENUES
 Base rent                                     $6,462              $4,879
 Expense reimbursements                         2,564               2,043
 Lease cancellation                                --                 125
 Miscellaneous                                    169                 129
                                               ------              ------
                                                9,195               7,176
                                               ------              ------

CERTAIN EXPENSES
 Administrative                                   269                 191
 Operating                                      1,162                 937
 Maintenance                                      961                 815
 Real estate taxes                                575                 443
                                               ------              ------

                                                2,967               2,386
                                               ------              ------
   Excess of revenues over certain
    expenses                                   $6,228              $4,790
                                               ======              ======

               THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THIS
                         COMBINED FINANCIAL STATEMENT.


NOTES TO STATEMENT OF REVENUES AND CERTAIN EXPENSES


1 -- ORGANIZATION AND BASIS OF PRESENTATION

      Oak Brook Regency Towers consists of two 13-story office buildings located at 1415 - 1515 West 22nd Street, Oak Brook, Illinois. The Property is owned by WHOBT Real Estate Limited Partnership (a Delaware limited partnership) and contains approximately 402,000 square feet of office space and, as of December 31, 2001, was approximately 90% occupied.

      The accompanying financial statement is presented in conformity with Rule 3-14 of Securities and Exchange Commission Regulation S-X. Accordingly, the financial statement is not representative of the actual operations for the periods presented, as certain expenses, which may not be comparable to the expenses expected to be incurred in the future operations of the acquired Property, have been excluded. Expenses excluded consist of interest, depreciation and amortization, asset management fees, leasing expenses and certain other expenses not directly related to the future operations of the Property.

      The statement of revenues and certain expenses for the nine months ended September 30, 2002 is unaudited. However, in the opinion of management, all adjustments (consisting solely of normal recurring adjustments) necessary for the fair presentation of this statement of revenues and certain expenses for the interim period, on the basis described above, have been included. The results for such an interim period are not necessarily indicative of the results for an entire year.

2 -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

USE OF ESTIMATES

      Management uses estimates and assumptions in preparing financial statements. Those estimates and assumptions affect the reported revenues and expenses.

REVENUE RECOGNITION

      Rental income from leases with scheduled rent increases is recognized on a straight-line basis over the lease term. Additional rents are based on tenants' allocable shares of real estate taxes and operating expenses, which have been estimated and accrued.

3 -- MAJOR TENANT

      One tenant leases approximately 14% of the Property's square footage. Rent from this tenant represented approximately 15% of the total revenues for the year ended December 31, 2001 and for the nine months ended September 30, 2002.

4 -- OPERATING LEASES

      Office space in the property is leased to tenants under operating leases. Approximate minimum future rentals required under these leases at December 31, 2001, giving effect to leases entered into from January 1, 2002 through October 17, 2002, are as follows:

YEAR ENDING DECEMBER 31,                                          (IN THOUSANDS)
--------------------------------------------------------------------------------
2002                                                                     $ 6,216
2003                                                                       5,685
2004                                                                       4,606
2005                                                                       3,130
2006                                                                       1,502
Thereafter                                                                   826
                                                                         -------
                                                                         $21,965
                                                                         =======


|40| PROSPECTUS  TIAA Real Estate Account

BRE/ONE BOSTONLLC

REPORT OF INDEPENDENT AUDITORS

To the Board of Trustees Teachers Insurance and Annuity Association

      We have audited the accompanying Historical Summary of Gross Income and Direct Operating Expenses (the "Historical Summary") for an Office Building (the "Property") owned by BRE/One Boston LLC for the year ended December 31, 2001. This Historical Summary is the responsibility of the Property's management. Our responsibility is to express an opinion on the Historical Summary based on our audit.

      We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary. An audit also includes assessing the basis of accounting used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

      The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in the Registration Statement on Form S-1 of Teachers Insurance and Annuity Association as described in Note 1, and are not intended to be a complete presentation of the Property's revenues and expenses.

      In our opinion, the Historical Summary referred to above presents fairly, in all material respects, the gross income and direct operating expenses described in Note 1 of the Property for the period ended December 31, 2001, in conformity with accounting principles generally accepted in the United States.




                                             /s/ Ernst & Young LLP


Boston, Massachusetts
May 3, 2002


HISTORICAL SUMMARY OF GROSS INCOME AND DIRECT OPERATING
EXPENSES FOR AN OFFICE BUILDING OWNED BY BRE/ONE BOSTON LLC

FOR THE YEAR ENDED DECEMBER 31, 2001

GROSS INCOME
Rental                                                               $25,863,521
                                                                     -----------
Reimbursements from tenants                                            5,526,667
Other income                                                             640,490
                                                                     -----------
                                                                      32,030,678
                                                                     -----------
DIRECT OPERATING EXPENSES
Rental property operating expenses                                     6,540,839
Real estate taxes                                                      6,426,790
General and administrative                                             1,306,841
                                                                     -----------
                                                                      14,274,470
                                                                     -----------
Gross income in excess of direct operating expenses                  $17,756,208
                                                                     ===========

                             SEE ACCOMPANYING NOTES.

HISTORICAL SUMMARY OF GROSS INCOME AND
DIRECT OPERATING EXPENSES

NOTES TO FINANCIAL STATEMENTSDECEMBER 31, 2001

1 -- GENERAL INFORMATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES


BRE/One Boston LLC (the "Company") owns and operates an office building located in Boston, Massachusetts (the "Property"). The Members are BRE/OBP LLC ("OBP") and Walton Boston Investors III, LLC. On March 26, 2002, Teachers Insurance and Annuity Association ("Teachers") entered into an agreement to acquire a 50% interest in the Property for approximately $130 million. The acquistion is scheduled to close on May 31, 2002.

      The accompanying Historical Summary of Gross Income and Direct Operating Expenses has been prepared in accordance with Rule 3-14 of Regulation S-X of the Securities and Exchange Commission for inclusion in the Registration Statement on Form S-1 of Teachers. Accordingly, certain historical expenses which may not be comparable to the expenses expected to be incurred in the proposed future operations of the Property have been excluded. Excluded expenses consist of depreciation and amortization, and interest expense not directly related to the future operations of the Property.

RENTAL INCOME

      Tenant leases are accounted for as operating leases. Rental income is recognized on a straight line basis over the term of the related leases. During 2001, the straight line adjustment was $1,079,263.

REIMBURSEMENTS FROM TENANT

Reimbursements from tenants, principally for increases in operating expenses and real estate taxes over base year amounts, are recognized when they become billable to tenants. In 2001, the Company recorded reimbursements from tenants totaling $318,662, which related to prior years.


2 -- LEASES


The Company leases space to tenants for varying terms for which minimum annual rents are received. The leases require fixed monthly payments over the terms of the leases and reimbursements from tenants based on increases in operating expenses and real estate taxes over base year amounts.

Future minimum rents to be received from existing tenants under noncancelable operating leases at December 31, 2001 approximate the following:


            Year:
               2002                          $  28,657,427
               2003                             27,018,511
               2004                             26,321,908
               2005                             20,722,185
               2006                             17,621,492
               Thereafter                       56,995,081
                                             -------------
                                             $ 177,336,604
                                             =============


During the year ended December 31, 2001, one tenant comprised approximately 19.5% of the rental income.


3 -- OTHER INCOME


Other income consists primarily of tenant service revenue of $248,646, antenna/roof rental of $236,563 and interest of $87,607.


4 -- RELATED PARTY TRANSACTIONS


The Property is managed by an affiliate of OBP. The management fee is based on a rate of 2% of Operating Revenues Received, as defined by the agreement. Property management fees included in general and administrative expenses approximated $621,800 for the year ended December 31, 2001.


                                       TIAA Real Estate Account  PROSPECTUS |41|

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

CONDENSED UNAUDITED FINANCIAL STATEMENTS

(These condensed unaudited financial statements have been derived from audited financial statements which are available upon request)

TIAA CONDENSED BALANCE SHEETS

                                                            (in thousands)
                                                             DECEMBER 31,
                                                    ----------------------------
                                                         2002            2001
--------------------------------------------------------------------------------
ASSETS
Bonds                                               $ 96,870,101    $ 87,013,371
Mortgages                                             23,968,793      22,815,136
Real estate                                            5,643,825       5,180,411
Stocks                                                 2,184,326       2,245,072
Other long-term investments                            3,789,471       3,264,552
Cash and short-term investments                        1,787,873       2,892,904
Investment income due and accrued                      1,420 194       1,339,451
Separate account assets                                4,357,873       4,228,544
Deferred federal income tax asset                        836,682              --
Other assets                                             971,313         673,657
                                                    ------------    ------------

                 TOTAL ASSETS                       $141,830,451    $129,653,098
                                                    ------------    ------------

LIABILITIES, CAPITAL AND CONTINGENCY RESERVES
Policy and contract reserves                        $116,913,443    $107,363,466
Dividends declared for the following year              2,460,410       2,364,877
Asset Valuation Reserve                                2,263,133       2,619,461
Interest Maintenance Reserve                             410,580         308,168
Separate account liabilities                           4,357,873       4,228,544
Securities lending collateral                          3,973,109       2,619,761
Other liabilities                                      2,165,212       1,497,738
                                                    ------------    ------------

            TOTAL LIABILITIES                        132,543,760     121,002,015
                                                    ------------    ------------
Capital (2,500 shares of $1,000 par value
 common stock issued and outstanding)
 and paid-in surplus                                       3,050           3,050
Contingency reserves:
For investment losses, annuity and insurance
 mortality, and other risks                            9,283,641       8,648,033
                                                    ------------    ------------

           TOTAL CAPITAL AND
         CONTINGENCY RESERVES                          9,286,691       8,651,083
                                                    ------------    ------------

   TOTAL LIABILITIES, CAPITAL
     AND CONTINGENCY RESERVES                       $141,830,451    $129,653,098
                                                    ============    ============

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

TIAA CONDENSED UNAUDITED STATEMENTS OF OPERATIONS

                                                          (in thousands)
                                                FOR THE YEARS ENDED DECEMBER 31,
                                                --------------------------------
                                                      2002           2001
--------------------------------------------------------------------------------
INCOME
Insurance and annuity premiums, deposits,
and other considerations                           $ 4,744,018   $ 3,878,895
Transfers from CREF, net                             2,166,726     1,402,316
Annuity dividend additions                           3,244,248     3,059,734
Net investment income                                9,324,726     8,819,579
                                                   -----------   -----------

                 TOTAL INCOME                      $19,479,718   $17,160,524
                                                   -----------   -----------

DISTRIBUTION OF INCOME
Policy and contract benefits                       $ 3,396,516   $ 3,065,338
Dividends to policyholders                           4,928,434     4,766,809
Increase in policy and contract reserves             9,495,679     7,463,548
Operating expenses                                     469,952       412,789
Transfers to separate accounts, net                    309,186       615,228
Other, net                                              56,633        20,499
Federal income tax expense (benefit)                   (20,855)       26,784
Increase in contingency reserves from operations       844,173      789,5290
                                                   -----------   -----------

 TOTAL DISTRIBUTION OF INCOME                      $19,479,718   $17,160,524
                                                   -----------   -----------
Net Income:
Increase in contingency reserves from operations   $   844,173   $   789,529
Net realized capital (losses) less capital gains
 taxes, after transfers to Interest
 Maintenance Reserve                                (1,816,327)     (204,291)
                                                   -----------   -----------

                   NET INCOME                      $  (972,154)  $   585,238
                                                   ===========   ===========

CHANGES IN CAPITAL AND
 CONTINGENCY RESERVES:
Net income                                         $  (972,154)  $   585,238
Net unrealized capital gains (losses)
 on investments                                        350,449      (574,266)
Transfers to (from) the Asset Valuation Reserve        356,328       251,073
Cumulative effect of change in
 accounting principles:
Deferred federal income tax asset                    4,111,351            --
Other                                                       --       375,325
Decrease/(increase) in non-admitted assets:
Deferred federal income tax asset                   (3,274,669)           --
Other                                                   69,318       (59,749)
Change in contingency reserves as a result
 of reinsurance                                         62,739            --
Other, net                                             (67,754)      (23,943)
                                                   -----------   -----------

    NET CHANGE IN CAPITAL AND
         CONTINGENCY RESERVES                          635,608       553,678

      CAPITAL AND CONTINGENCY
RESERVES AT BEGINNING OF YEAR                        8,651,083     8,097,405
                                                   -----------   -----------

     CAPITAL AND CONTINGENCY
      RESERVES AT END OF YEAR                      $ 9,286,691   $ 8,651,083
                                                   ===========   ===========



|42| PROSPECTUS  TIAA Real Estate Account

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

SUPPLEMENTAL INFORMATION TO
CONDENSED UNAUDITED FINANCIAL STATEMENTS

      VALUATION OF INVESTMENTS: Bonds and short-term investments (debt securities with maturities of one year or less at the time of acquisition) not in default are generally stated at amortized cost; (net of any other than temporary impairments) and all other bonds and short-term investments at the lower of amortized cost (net of any other than temporary impairments) or market value. Medium to highest quality preferred stocks at cost; common stocks at market value; preferred stock investments at the lower of amortized cost or market value. For loan-backed bonds and structured securities not in default are stated at amortized cost (net of any other than temporary impairments). The retrospective adjustment method is used to value all loan-backed and structured securities except for interest only securities that have recognized losses, which are valued using the prospective method. Estimated future cash flows and expected payments are used in calculating amortization for the loan-backed and structured securities. Loan -backed and structured securities in default are valued at the lower of amortized cost (net of any other than temporary impairments) or undiscounted estimated future cash flows. Anticipated prepayments are based on life-to-date prepayment speeds, using historical cash flows and internal estimates. Mortgages are stated at amortized cost and directly-owned real estate at depreciated cost (net of encumbrances). Investments in wholly-owned subsidiaries, real estate limited partnerships and securities limited partnerships are stated at TIAA's equity in the net admitted assets of the underlying entities. Policy loans are stated at outstanding principal amounts. Separate account assets are generally stated at market value. Seed money investments in the TIAA-CREF Mutual Funds, TIAA-CREF Institutional Mutual Funds and TIAA-CREF Life Funds are stated at market value. All investments are stated net of impairments which are considered to be other than temporary, which are determined on an individual basis. Depreciation of real estate investments is generally computed over a 40-year period on the straight-line method.

ADDITIONAL INFORMATION:

                                                         2002             2001
------------------------------------------------------------------------------------
As a percentage of total bond investments:
  Below investment grade bonds                               10.2%              8.2%

As a percentage of total mortgage investments:
  Total mortgage investments in California                   19.2%             18.7%
  Total mortgage investments in office buildings             42.4%             42.0%
  Total mortgage investments in shopping centers             25.8%             25.4%

As a percentage of total real estate investments:
  Two states with highest real estate
   investment                                     California 14.6%  California 13.0%

                                                      Florida 8.7%      Florida 7.2%

  Total real estate investments
   in office buildings                                       68.7%             73.9%

      DERIVATIVE INSTRUMENTS: TIAA has filed a Derivatives Use Plan with the New York State Insurance Department. This plan details TIAA's derivative policy objectives, strategies and controls, and any restrictions placed on various derivative types. The plan also specifies the procedures and systems that TIAA has established to evaluate, monitor and report on the derivative portfolio in terms of valuation, effectiveness and counterparty credit quality. TIAA uses derivative instruments for hedging and asset replication purposes. TIAA enters into derivative directly with counterparties of high credit quality (i.e., rated AA or better at time of inception) and monitors counterparty credit quality on an ongoing basis. At December 31, 2002 and 2001, TIAA had outstanding foreign currency swap contracts with a total notional value of approximately $1,725,300,000 and $1,421,600,000 respectively; foreign currency forward contracts with total notional value of approximately $391,700,000 and $234,700,000, respectively; interest rate swap contracts with a total notional value of approximately $681,400,000 and $565,900,000, respectively; swap options outstanding with a total notional value of $198,600,000 and $0, respectively; and interest rate cap contracts with a total notional value of approximately $149,500,000 and $75,700,000, respectively.



                                       TIAA Real Estate Account  PROSPECTUS |43|

APPENDIX A--MANAGEMENT OF TIAA

The Real Estate Account has no officers or directors. The Trustees and principal executive officers of TIAA, and their principal occupations during the last five years, are as follows:

TRUSTEES

      ELIZABETH E. BAILEY, 64 John C. Hower Professor of Public Policy and Management, Wharton School, University of Pennsylvania. Director, CSX Corporation and Philip Morris Companies, Inc.

      WILLARD T. CARLETON, 68. Donald R. Diamond Professor of Finance Emeritus, College of Business and Public Administration, University of Arizona.

      ROBERT C. CLARK, 59. Dean and Royall Professor of Law, Harvard Law School, Harvard University.

      ESTELLE A. FISHBEIN, 68. Vice President and General Counsel, Johns Hopkins University.

      RUTH SIMMS HAMILTON, 65. Professor, Department of Sociology, and Director, African Diaspora Research Project, Michigan State University.

      MARJORIE FINE KNOWLES, 63 Professor of Law, Georgia State University College of Law.

      ROBERT M. O'NEIL, 68. Professor of Law, University of Virginia and Director, Thomas Jefferson Center for the Protection of Free Expression.

      LEONARD S. SIMON, 66. Vice Chairman, Charter One Financial, Inc. Formerly, Chairman, President and Chief Executive Officer, RCSB Financial, Inc. and Chairman and Chief Executive Officer, Rochester Community Savings Bank.


      RONALD L. THOMPSON, 53. Chairman and Chief Executive Officer, Midwest Stamping Co. Board member, Ryerson Tull, Inc.

      PAUL R. TREGURTHA, 67. Chairman and Chief Executive Officer, Mormac Marine Group, Inc. and Moran Transportation Company, Inc.; Vice Chairman, Interlake Steamship Company and Lakes Shipping Company; Formerly, Chairman, Meridian Aggregates, L.P. Director, FPL Group, Inc. and Fleet Boston Financial.

      WILLIAM H. WALTRIP, 65. Chairman, Technology Solutions Company. Formerly, Chairman and Chief Executive Officer, Bausch & Lomb, Inc. Board member, Bausch & Lomb, Inc., Technology Solutions Company, Thomas & Betts Corporation, and Charles River Laboratories.

      ROSALIE J. WOLF, 61. Managing Director, Offit Hall Capital Management LLC and its predecessor company, Laurel Management Company LLC. Formerly, Treasurer and Chief Investment Officer, The Rockefeller Foundation. Board member, Airborne Express, Inc., the Sanford C. Bernstein Fund, Inc. and the North European Oil Royalty Trust.


OFFICER-TRUSTEES

      HERBERT M. ALLISON, JR., 59 . Chairman, President and Chief Executive Officer, TIAA. President and Chief Executive Officer, CREF. Formerly, President and Chief Executive Officer of Alliance for LifeLong Learning, Inc., 1999 -2002. President, Chief Operating Officer and Member of the Board of Directors of Merrill Lynch & Co., Inc., 1997-1999.

      MARTIN L. LEIBOWITZ, 66. Vice Chairman and Chief Investment Officer, TIAA and CREF.

OTHER OFFICERS

      RICHARD J. ADAMSKI, 61. Vice President and Treasurer, TIAA and CREF.

      RICHARD L. GIBBS, 56. Executive Vice President, Finance and Planning, TIAA and CREF.

      E. LAVERNE JONES, 54. Vice President and Corporate Secretary, TIAA and
CREF.

APPENDIX B--SPECIAL TERMS

      ACCUMULATION: The total value of your accumulation units in the Real Estate Account.

      ACCUMULATION PERIOD: The period that begins with your first premium and continues until the entire accumulation has been applied to purchase annuity income, transferred from the Account, or paid to you or a beneficiary.

      ACCUMULATION UNIT: A share of participation in the Real Estate Account for someone in the accumulation period. The Account's accumulation unit value changes daily.

      ANNUITY UNIT: A measure used to calculate the amount of annuity payments due a participant.

      BENEFICIARY: Any person or institution named to receive benefits if you die during the accumulation period or if you (and your annuity partner, if you have one) die before the guaranteed period of your annuity ends.

      BUSINESS DAY: Any day the New York Stock Exchange (NYSE) is open for trading. A business day ends at 4 p.m. eastern time, or when trading closes on the NYSE, if earlier.

      CALENDAR DAY: Any day of the year. Calendar days end at the same time as business days.

      COMMUTED VALUE: The present value of annuity payments due under an income option or method of payment not based on life contingencies. Present value is adjusted for investment gains or losses since the annuity unit value was last calculated.

      ELIGIBLE INSTITUTION: A nonprofit institution, including any governmental institution, organized in the United States.

      ERISA: The Employee Retirement Income Security Act of 1974, as amended.

      GENERAL ACCOUNT: All of TIAA's assets other than those allocated to the Real Estate Account or to other existing or future TIAA separate accounts.

      INCOME CHANGE METHOD: The method under which you choose to have your annuity payments revalued. Under the annual income change method, your payments are revalued once each year. Under the monthly income change method, your payments are revalued every month.

      SEPARATE ACCOUNT: An investment account legally separated from the general assets of TIAA, whose income and investment gains and losses are credited to or charged against its own assets, without regard to TIAA's other income, gains or losses.

      VALUATION DAY: Any day the NYSE is open for trading, as well as the last calendar day of each month. Valuation days end as of the close of all U.S. national exchanges where securities or other investments of the Account are principally traded. Valuation days that aren't business days will end at 4 p.m. eastern time.

      VALUATION PERIOD: The time from the end of one valuation day to the end of the next.


|44| PROSPECTUS  TIAA Real Estate Account

                                     PART II

                    INFORMATION NOT REQUIRED IN A PROSPECTUS


ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

         SEC Registration Fees              $  184,000
         Costs of printing and engraving    $  500,000*
         Legal fees                         $   10,000*
         Accounting fees                    $   10,000*
                                            -----------

               TOTAL                        $  704,000*
-----------------
* - Approximate

ITEM 14.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

               Trustees, officers, and employees of TIAA may be indemnified against liabilities and expenses incurred in such capacity pursuant to Article Six of TIAA's bylaws (see Exhibit 3(B)). Article Six provides that, to the extent permitted by law, TIAA will indemnify any person made or threatened to be made a party to any action, suit or proceeding by reason of the fact that such person is or was a trustee, officer, or employee of TIAA or, while a trustee, officer, or employee of TIAA, served any other organization in any capacity at TIAA's request. To the extent permitted by law, such indemnification could include judgments, fines, amounts paid in settlement, and expenses, including attorney's fees. TIAA has in effect an insurance policy that will indemnify its trustees, officers, and employees for liabilities arising from certain forms of conduct.

               Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to trustees, officers, or employees of TIAA, pursuant to the foregoing provision or otherwise, TIAA has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in that Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a trustee, officer, or employee in the successful defense of any action, suit or proceeding) is asserted by a trustee, officer, or employee in connection with the securities being registered, TIAA will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in that Act and will be governed by the final adjudication of such issue.

ITEM 15.  RECENT SALES OF UNREGISTERED SECURITIES.

     None.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(a)  Exhibits

     (1) Distribution and Administrative Services Agreement by and between TIAA and TIAA-CREF Individual & Institutional Services, Inc.(1) (as amended and the Amendment thereto *


     (3)  (A)  Charter of TIAA (as amended) *

          (B)  Bylaws of TIAA (as amended) *

     (4) (A) Forms of RA, GRA, GSRA, SRA, IRA Real Estate Account Contract Endorsements (2) and Keogh Contract(1)

          (B)  Forms of Income-Paying Contracts(2)

     (5)  Opinion and Consent of Charles H. Stamm, Esquire *

     (10) (A) Independent Fiduciary Agreement by and among TIAA, the Registrant, and The Townsend Group 1 and Letter Agreement renewing term.*

          (B) Custodial Services Agreement by and between TIAA and Morgan Guaranty Trust Company of New York with respect to the Real Estate Account(Agreement assigned to the Bank of New York, January 1996)(2)

     (23) (A)  Opinion and Consent of Charles H. Stamm, Esquire (filed as
               Exhibit 5)

          (B)  Consent of Sutherland Asbill & Brennan LLP *

          (C)  Consent of Ernst & Young LLP *

          (D)  Consent of Friedman, Alpren & Greene LLP *

----------

(1) Previously filed and incorporated herein by reference to Post-Effective Amendment No. 6 to the Account's previous Registration Statement on Form S-1, filed April 26, 2000 (File No. 333-22809).

(2) Previously filed and incorporated herein by reference to Post-Effective Amendment No. 2 to the Account's previous Registration Statement on Form S-1 filed April 30, 1996 (File No. 33-92990).

* -  Filed herewith.

(b)  FINANCIAL STATEMENT SCHEDULES

          Schedule III -- Real Estate Owned

          All other Schedules have been omitted because they are not required under the related instructions or are inapplicable.

ITEM 17.  UNDERTAKINGS.

          The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4) To provide the full financial statements of TIAA promptly upon written or oral request.

          Following are the full audited financial statements of TIAA.

              TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

             INDEX OF AUDITED STATUTORY - BASIS FINANCIAL STATEMENTS


                                DECEMBER 31, 2002


--------------------------------------------------------------------------------
                                                                            Page
   Report of Management Responsibility......................................  2

   Report of the Audit Committee............................................  3

   Report of Independent Auditors...........................................  4

   Statutory - Basis Financial Statements:

       Balance Sheets.......................................................  5

       Statements of Operations.............................................  6

       Statements of Changes in Capital and Contingency Reserves............  7

       Statements of Cash Flows.............................................  8

       Notes to Financial Statements........................................  9

[TIAA-CREF LOGO]

                       REPORT OF MANAGEMENT RESPONSIBILITY



To the Policyholders of
   Teachers Insurance and Annuity
   Association of America:


The accompanying statutory-basis financial statements of Teachers Insurance and Annuity Association of America, ("TIAA"), are the responsibility of management. They have been prepared on the basis of statutory accounting practices, a comprehensive basis of accounting comprised of accounting practices prescribed or permitted by the New York State Insurance Department. The financial statements of TIAA have been presented fairly and objectively in accordance with such statutory accounting practices.

TIAA has established and maintains a strong system of internal controls and disclosure controls designed to provide reasonable assurance that assets are properly safeguarded and transactions are properly executed in accordance with management's authorization, and to carry out the ongoing responsibilities of management for reliable financial statements. In addition, TIAA's internal audit personnel provide a continuing review of the internal controls and operations of TIAA, and the internal auditor regularly reports to the Audit Committee of the TIAA Board of Trustees.

The independent auditing firm of Ernst & Young LLP has audited the accompanying statutory-basis financial statements of TIAA. To maintain auditor independence and avoid even the appearance of conflict of interest, it continues to be TIAA's policy that any management advisory or consulting services be obtained from a firm other than the external financial audit firm. The independent auditors' report expresses an independent opinion on the fairness of presentation of these statutory-basis financial statements.

The Audit Committee of the TIAA Board of Trustees, comprised entirely of independent, nonmanagement trustees, meets regularly with management, representatives of Ernst & Young LLP and internal auditing personnel to review matters relating to financial reporting, internal controls and auditing. In addition to the annual audit of the TIAA financial statements, the New York State Insurance Department and other state insurance departments regularly examine the financial statements of TIAA as part of their periodic corporate examinations.




                                            /s/ Herbert M. Allison, Jr.
                                            --------------------------------
                                                Chairman, President and
                                                Chief Executive Officer


                                            /s/ Richard L. Gibbs
                                            --------------------------------
                                                Executive Vice President and
                                                Principal Accounting Officer

[TIAA-CREF LOGO]


                          REPORT OF THE AUDIT COMMITTEE




To the Policyholders of
   Teachers Insurance and Annuity
   Association of America:


The Audit Committee oversees the financial reporting process of Teachers Insurance and Annuity Association of America, ("TIAA"), on behalf of the Company's Board of Trustees. The Audit Committee is a standing committee of the Board and operates in accordance with a formal written charter (copies are available upon request) which describes the Audit Committee's responsibilities.

Management has the primary responsibility for TIAA's financial statements, development and maintenance of a strong system of internal controls and disclosure controls, and compliance with applicable laws and regulations. In fulfilling its oversight responsibilities, the Committee reviewed and approved the audit plans of the internal auditing group and the independent auditing firm in connection with their respective audits. The Committee also meets regularly with the internal and independent auditors, both with and without management present, to discuss the results of their examinations, their evaluation of internal controls, and the overall quality of financial reporting. The Committee has direct responsibility for the appointment, compensation and oversight of the independent auditing firm. As required by its charter, the Committee will evaluate rotation of the external financial audit firm whenever circumstances warrant, but in no event will the evaluation be later than between their fifth and tenth years of service.

The Committee reviewed and discussed the accompanying audited financial statements with management, including a discussion of the quality and appropriateness of the accounting principles and financial reporting practices followed, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements. The Committee has also discussed the audited financial statements with Ernst & Young LLP, the independent auditing firm responsible for expressing an opinion on the conformity of these audited financial statements with statutory accounting principles.

The discussion with Ernst & Young LLP focused on their judgments concerning the quality and appropriateness of the accounting principles and financial reporting practices followed by TIAA, the clarity of the financial statements and related disclosures, and other significant matters, such as any significant changes in accounting policies, management judgments and estimates, and the nature of any uncertainties or unusual transactions. In addition, the Committee discussed with Ernst & Young LLP the auditors' independence from management, and TIAA has received a written disclosure regarding such independence, as required by the Independence Standards Board.

Based on the review and discussions referred to above, the Committee has approved the release of the accompanying audited financial statements for publication and filing with appropriate regulatory authorities.



Willard T. Carleton, Audit Committee Chair
Leonard S. Simon, Audit Committee Member
Rosalie J. Wolf, Audit Committee Member

                         REPORT OF INDEPENDENT AUDITORS




To the Board of Trustees of
   Teachers Insurance and Annuity
   Association of America:


We have audited the accompanying statutory-basis balance sheets of Teachers Insurance and Annuity Association of America, ("TIAA"), as of December 31, 2002 and 2001, and the related statutory-basis statements of operations, changes in capital and contingency reserves, and cash flows for the three years ended December 31, 2002. These financial statements are the responsibility of TIAA's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

As described in Note 2 to the financial statements, TIAA presents its financial statements in conformity with accounting practices prescribed or permitted by the New York State Insurance Department, which practices differ from accounting principles generally accepted in the United States. The variances between such practices and accounting principles generally accepted in the United States are described in Note 2. The effects on the financial statements of these variances are not reasonably determinable but are presumed to be material.

In our opinion, because of the effects of the matter described in the preceding paragraph, the financial statements referred to above do not present fairly, in conformity with accounting principles generally accepted in the United States, the financial position of TIAA at December 31, 2002 and 2001, or the results of its operations or its cash flows for the three years ended December 31, 2002.

However, in our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of TIAA at December 31, 2002 and 2001, and the results of its operations and its cash flows for each of the three years ended December 31, 2002 in conformity with accounting practices prescribed or permitted by the New York State Insurance Department.

As discussed in Note 2 to the financial statements, in 2001 TIAA changed various accounting policies to be in accordance with the revised National Association of Insurance Commissioners' Accounting Practices and Procedures Manual, as adopted by the New York State Insurance Department. Also, as discussed in Note 2 to the financial statements, in 2002 TIAA began to admit deferred federal income tax assets in accordance with the Statement of Statutory Accounting Principles Number 10.



                                                  /s/ Ernst & Young

April 23, 2003

              TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

                        STATUTORY - BASIS BALANCE SHEETS

                             (AMOUNTS IN THOUSANDS)*

                                                             DECEMBER 31,
                                                     ---------------------------
                                                         2002           2001
                                                     ------------   ------------
ASSETS
Bonds .............................................  $ 96,870,101   $ 87,013,371
Mortgages .........................................    23,968,793     22,815,136
Real Estate .......................................     5,643,825      5,180,411
Stocks ............................................     2,184,326      2,245,072
Other long-term investments .......................     3,789,471      3,264,552
Cash and short-term investments ...................     1,787,873      2,892,904
Investment income due and accrued .................     1,420,194      1,339,451
Separate account assets ...........................     4,357,873      4,228,544
Deferred federal income tax asset .................       836,682             --
Other assets ......................................       971,313        673,657
                                                     ------------   ------------
                                       TOTAL ASSETS  $141,830,451   $129,653,098
                                                     ============   ============

LIABILITIES, CAPITAL AND CONTINGENCY RESERVES
Policy and contract reserves ......................  $116,913,443   $107,363,466
Dividends declared for the following year .........     2,460,410      2,364,877
Asset Valuation Reserve ...........................     2,263,133      2,619,461
Interest Maintenance Reserve ......................       410,580        308,168
Separate account liabilities ......................     4,357,873      4,228,544
Securities lending collateral .....................     3,973,109      2,619,761
Other liabilities .................................     2,165,212      1,497,738
                                                     ------------   ------------
                                  TOTAL LIABILITIES   132,543,760    121,002,015
                                                     ------------   ------------

Capital (2,500 shares of $1,000 par value
  common stock issued and outstanding) and
  paid-in surplus .................................         3,050          3,050
Contingency Reserves:
  For investment losses, annuity and insurance
  mortality, and other risks ......................     9,283,641      8,648,033
                                                     ------------   ------------
             TOTAL CAPITAL AND CONTINGENCY RESERVES     9,286,691      8,651,083
                                                     ------------   ------------

TOTAL LIABILITIES, CAPITAL AND CONTINGENCY RESERVES  $141,830,451   $129,653,098
                                                     ============   ============


*Except number of shares and par value amount


              See notes to statutory - basis financial statements.

              TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

                   STATUTORY - BASIS STATEMENTS OF OPERATIONS

                             (AMOUNTS IN THOUSANDS)

                                                                 FOR THE YEARS ENDED DECEMBER 31,
                                                           --------------------------------------------
                                                               2002            2001            2000
                                                           ------------    ------------    ------------
INCOME
Insurance and annuity premiums
  and other considerations .............................   $  4,744,018    $  3,878,895    $  3,594,805
Transfers from CREF, net ...............................      2,166,726       1,402,316         572,211
Annuity dividend additions .............................      3,244,248       3,059,734       2,728,562
Net investment income ..................................      9,324,726       8,819,579       8,556,537
                                                           ------------    ------------    ------------

                                            TOTAL INCOME   $ 19,479,718    $ 17,160,524    $ 15,452,115
                                                           ============    ============    ============

DISTRIBUTION OF INCOME
Policy and contract benefits ...........................   $  3,396,516    $  3,065,338    $  2,976,305
Dividends to policyholders .............................      4,928,434       4,766,809       4,315,895
Increase in policy and contract reserves ...............      9,495,679       7,463,548       5,991,167
Operating expenses .....................................        469,952         412,789         356,975
Transfers to separate accounts, net ....................        309,186         615,228         527,255
Other, net .............................................         56,633          20,499         (18,442)
Federal income tax expense/(benefit) ...................        (20,855)         26,784          24,048
Increase in contingency reserves from operations .......        844,173         789,529       1,278,912
                                                           ------------    ------------    ------------

                            TOTAL DISTRIBUTION OF INCOME   $ 19,479,718    $ 17,160,524    $ 15,452,115
                                                           ============    ============    ============

NET INCOME/(LOSS)
  Increase in contingency reserves from operations .....   $    844,173    $    789,529    $  1,278,912
  Net realized capital (losses), net of capital
    gains taxes and after transfers to the Interest
    Maintenance Reserve ................................     (1,816,327)       (204,291)        (56,916)
                                                           ------------    ------------    ------------

                                       NET INCOME/(LOSS)   $   (972,154)   $    585,238    $  1,221,996
                                                           ============    ============    ============


              See notes to statutory - basis financial statements.

              TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

   STATUTORY - BASIS STATEMENTS OF CHANGES IN CAPITAL AND CONTINGENCY RESERVES

                             (AMOUNTS IN THOUSANDS)

                                                                       FOR THE YEARS ENDED DECEMBER 31,
                                                                  -----------------------------------------
                                                                      2002           2001           2000
                                                                  -----------    -----------    -----------
CHANGES IN CAPITAL AND CONTINGENCY RESERVES

Net Income/(Loss) .............................................   $  (972,154)   $   585,238    $ 1,221,996
Net unrealized capital gains/(losses) on investments ..........       350,449       (574,266)       123,349
Transfers (to)/from the Asset Valuation Reserve ...............       356,328        251,073       (232,754)
Cumulative effect of change in accounting principles:
   Deferred federal income tax asset ..........................     4,111,351             --             --
   Other ......................................................            --        375,325             --
Decrease/(increase) in non-admitted assets:
   Deferred federal income tax asset ..........................    (3,274,669)            --
   Other ......................................................        69,318        (59,749)       (40,614)
Change in contingency reserves as a result of
   reinsurance ................................................        62,739             --             --
Other, net ....................................................       (67,754)       (23,943)            --
                                                                  -----------    -----------    -----------

                 NET CHANGE IN CAPITAL AND CONTINGENCY RESERVES       635,608        553,678      1,071,977

                               CAPITAL AND CONTINGENCY RESERVES
                                           AT BEGINNING OF YEAR     8,651,083      8,097,405      7,025,428
                                                                  -----------    -----------    -----------

                               CAPITAL AND CONTINGENCY RESERVES
                                                 AT END OF YEAR   $ 9,286,691    $ 8,651,083    $ 8,097,405
                                                                  ===========    ===========    ===========


              See notes to statutory - basis financial statements.

              TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

                   STATUTORY - BASIS STATEMENTS OF CASH FLOWS

                             (AMOUNTS IN THOUSANDS)

                                                                       FOR THE YEARS ENDED DECEMBER 31,
                                                                 --------------------------------------------
                                                                     2002            2001            2000
                                                                 ------------    ------------    ------------
CASH PROVIDED
By operating activities:
 Insurance and annuity premiums
   and other considerations ..................................   $  4,766,860    $  3,881,155    $  3,510,073
 Transfers from CREF, net ....................................      2,168,251       1,402,316         572,211
 Annuity dividend additions ..................................      3,278,135       3,059,734       2,728,562
 Net investment income .......................................      9,072,530       8,629,197       8,378,040
                                                                 ------------    ------------    ------------
                                                TOTAL RECEIPTS     19,285,776      16,972,402      15,188,886

 Policy and contract benefits ................................      3,406,551       3,065,118       2,879,903
 Dividends ...................................................      4,895,768       4,599,385       4,158,047
 Operating expenses ..........................................        467,250         414,953         353,859

 Federal income tax expense/(benefit) ........................         (6,556)          4,819           2,168
 Transfers to separate accounts, net .........................        304,993         615,980         526,334
 Other, net ..................................................        951,559        (248,545)       (102,795)
                                                                 ------------    ------------    ------------
                                           TOTAL DISBURSEMENTS     10,019,565       8,451,710       7,817,516
                                                                 ------------    ------------    ------------
                         CASH PROVIDED BY OPERATING ACTIVITIES      9,266,211       8,520,692       7,371,370
                                                                 ------------    ------------    ------------

By investing activities:
  Sales and redemptions of bonds and stocks ..................     23,992,886      16,188,968      10,427,498
  Sales and repayments of mortgage principal .................      2,137,510       2,941,103       2,894,511
  Sales of real estate .......................................      1,272,931       1,216,527         708,838
  Other, net .................................................      3,074,354         632,560         691,453
                                                                 ------------    ------------    ------------
                         CASH PROVIDED BY INVESTING ACTIVITIES     30,477,681      20,979,158      14,722,300
                                                                 ------------    ------------    ------------
                                           TOTAL CASH PROVIDED     39,743,892      29,499,850      22,093,670
                                                                 ------------    ------------    ------------
DISBURSEMENTS FOR NEW INVESTMENTS
Investments acquired:
  Bonds and stocks ...........................................     34,510,180      23,415,372      16,082,049
  Mortgages ..................................................      3,503,415       3,920,058       3,508,065
  Real estate ................................................      1,417,058       1,143,375         978,864
  Other, net .................................................      1,418,270         705,364       1,738,448
                                                                 ------------    ------------    ------------
                       TOTAL DISBURSEMENTS FOR NEW INVESTMENTS     40,848,923      29,184,169      22,307,426
                                                                 ------------    ------------    ------------

                               INCREASE/(DECREASE) IN CASH AND
                                        SHORT-TERM INVESTMENTS     (1,105,031)        315,681        (213,756)

                               CASH AND SHORT-TERM INVESTMENTS
                                          AT BEGINNING OF YEAR      2,892,904       2,577,223       2,790,979
                                                                 ------------    ------------    ------------

                               CASH AND SHORT-TERM INVESTMENTS
                                                AT END OF YEAR   $  1,787,873    $  2,892,904    $  2,577,223
                                                                 ============    ============    ============


              See notes to statutory - basis financial statements.

              TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

                 NOTES TO STATUTORY - BASIS FINANCIAL STATEMENTS
                             (AMOUNTS IN THOUSANDS)

                                DECEMBER 31, 2002


NOTE 1 - ORGANIZATION

Teachers Insurance and Annuity Association of America, ("TIAA"), was established as a legal reserve life insurance company under the insurance laws of the State of New York in 1918. Its purpose is to aid and strengthen nonprofit educational and research organizations, governmental entities and other nonprofit institutions by providing retirement and insurance benefits for their employees and their families, and by counseling these organizations and their employees on benefit plans and other measures of economic security. All of the outstanding common stock of TIAA is collectively held by the TIAA Board of Overseers, a nonprofit corporation created solely for the purpose of holding the stock of TIAA. By charter, TIAA operates without profit to the corporation or its sole shareholder, the TIAA Board of Overseers.


NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES

CHANGES IN ACCOUNTING PRINCIPLES:

TIAA's statutory-basis financial statements have been prepared on the basis of statutory accounting practices prescribed or permitted by the New York State Insurance Department, ("Department"); a comprehensive basis of accounting that differs from accounting principles generally accepted in the United States, ("GAAP"). (Refer to the section titled "Accounting Principles Generally Accepted in the United States" within this note.) Accounting changes adopted to conform to the provisions of the National Association of Insurance Commissioners' ("NAIC"), Accounting Practices and Procedures Manual, ("NAIC SAP"), as adopted by the Department, are reported as changes in accounting principles. The cumulative effect of a change in accounting principles is reported as an adjustment to contingency reserves in the period of the changes in accounting principles. The cumulative effect is the difference between the amount of capital and contingency reserves at the effective date of the change and the amount of capital and contingency reserves that would have been reported at that date if the new accounting principles had been applied retroactively for all prior periods. As a result of these changes, TIAA reported changes in accounting principles as adjustments that increased contingency reserves by approximately $836,700 and $375,300 as of December 31, 2002 and January 1, 2001, respectively, as follows:

                                                    As of:        As of:
                                                 December 31,   January 1,
                                                     2002          2001
                                                 -----------   -----------
     Adjustment to the Interest
       Maintenance Reserve ....................  $        --   $   895,068

     Mortgage and Real Estate Impairments .....           --      (276,685)

     Adjustment to Accumulated Depreciation ...           --      (217,377)

     Group Disability Reserves ................           --       (22,313)

     Adjustment to Sundry Receivables .........           --        (3,368)

     Deferred Federal Income Tax Asset ........    4,111,351            --

     Deferred Federal Income Tax
       Asset - non-admitted ...................   (3,274,669)           --
                                                 -----------   -----------

         Total Contingency Reserves Adjustment:  $   836,682   $   375,325
                                                 ===========   ===========

              TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

                             (AMOUNTS IN THOUSANDS)


NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES - (CONTINUED)


DEFERRED FEDERAL INCOME TAX: On July 2, 2002, the New York State Legislature passed a bill allowing New York domiciled insurance companies to admit deferred federal income tax, ("DFIT"), assets for purposes of their statutory financial statements for years ending on or after December 31, 2002 in accordance with Statement of Statutory Accounting Principles No. 10, Income Taxes. The bill was signed by the Governor of the State of New York on September 24, 2002. Consequently, TIAA admitted a DFIT asset in the amount of approximately $836,700, which increased contingency reserves at December 31, 2002 by the same amount.

ADJUSTMENT TO INTEREST MAINTENANCE RESERVE: Prior to 2001, TIAA recorded prepayment premiums received from borrowers in connection with early repayments on bond and mortgage loan investments as realized capital gains that were credited to the Interest Maintenance Reserve, ("IMR").

As a result of changes required by NAIC SAP, prepayment premiums received subsequent to January 1, 2001 have been recorded as investment income. The adjustment to the IMR reflected in the table above represents the release to TIAA's contingency reserves of the portion of the IMR balance at January 1, 2001 that represented unamortized realized capital gains that were related to prepayment premiums received prior to 2001.

MORTGAGE AND REAL ESTATE IMPAIRMENTS: Prior to 2001, TIAA evaluated its real estate and mortgage investments on a case-by-case basis to identify potential impairments consistent with policies established by an internal monitoring committee. The committee performed an adequacy test of TIAA's investment-related reserves by considering the mortgage and real estate-related balances contained within the Asset Valuation Reserve, ("AVR"), when determining the need to establish other, specific reserves for temporary impairments. When impairments considered to be other than temporary were identified, the committee had such amounts written off as permanent reductions in the carrying values of the assets and treated such amounts as realized capital losses that were charged against the AVR.

Effective January 1, 2001, NAIC SAP established specific requirements for the establishment of valuation allowances for temporary impairments in the value of mortgage and real estate investments in addition to the investment-related reserves contained in the AVR. Additionally, a "held for sale" category for real estate investments was introduced that requires such investments to be carried at the lower of fair value or depreciated cost (i.e., carrying value).

TIAA's internal monitoring committee has modified its policies for identifying and determining impairments to comply with the new requirements under NAIC SAP. TIAA identifies real estate assets to be evaluated for impairment based on estimated fair values that are determined annually for the entire real estate portfolio, and also identifies "held for sale" real estate. The real estate-related adjustments required to implement the new standards under NAIC SAP at January 1, 2001 totaled approximately $198,300 and are reflected in the above table. TIAA identifies mortgages to be evaluated for impairment based on the expected collectibility of principal and interest according to the contractual terms of each mortgage loan. If collectibility is not considered to be probable, the mortgage is considered to be impaired. The mortgage-related adjustments required to implement the new standards under NAIC SAP at January 1, 2001 totaled approximately $78,400 and are reflected in the above table.

ACCUMULATED DEPRECIATION: Prior to January 1, 2001, TIAA utilized the sinking fund method of depreciation for real estate investments acquired between January 1, 1980 and December 31, 1990. NAIC SAP requires that all real estate be depreciated using the straight-line method. The adjustment to accumulated depreciation reflected in the previous table represents the cumulative impact of converting the affected real estate assets to the straight-line method of depreciation. This real estate-related adjustment totaled approximately $206,800. In addition, depreciation periods for EDP equipment and software were shortened to three years, resulting in an adjustment of approximately $10,600.

              TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

                             (AMOUNTS IN THOUSANDS)


NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES - (CONTINUED)

RESERVE ADJUSTMENTS: Group disability reserve adjustments are discussed in Note 13.

RECONCILIATIONS OF NET INCOME AND CONTINGENCY RESERVES: Subsequent to the filing of its New York SAP financial statements, TIAA made certain revisions, primarily relating to the estimates of other than temporary impairments for invested assets. Reconciliations of TIAA's net income and contingency reserves between the New York SAP as originally filed and these Audited Financial Statements are shown below:


                                                       Net Loss     Contingency
                                                                     Reserves
                                                     ------------   -----------

New York SAP - as filed ...........................  $   (136,821)  $ 9,668,539

Adjustments to Invested Asset Valuations ..........      (334,898)     (334,898)


Reclassification - Unrealized to Realized
  Capital Losses ..................................      (450,435)           --

Adjustments to Policy Reserves and
  Other Liabilities ...............................       (50,000)      (50,000)
                                                     ------------   -----------


Audited Financial Statements ......................  $   (972,154)  $ 9,283,641
                                                     ============   ===========

Reconciliations of TIAA's net income and contingency reserves between NAIC SAP and accounting practices prescribed or permitted by the Department are shown below:

                                                         2002           2001
                                                     ------------   ------------

Net Income/(Loss), New York Basis .................      (972,154)       585,238

New York Prescribed Practices:
    Additional Reserves for:

        Term Conversions ..........................         6,429            315
        Deferred and Payout Annuities .............       614,093        622,444
                                                     ------------   ------------

Net Income, NAIC SAP ..............................  $   (351,632)  $  1,207,997
                                                     ============   ============

Contingency Reserves, New York Basis ..............     9,283,641      8,648,033

New York Prescribed Practices:
    Additional Reserves for:

        Term Conversions ..........................         6,744            315
        Deferred and Payout Annuities .............     1,236,537        622,444

        Deferred Federal Income Tax Asset .........            --        858,366
                                                     ------------   ------------

Contingency Reserves, NAIC SAP ....................  $ 10,526,922   $ 10,129,708
                                                     ============   ============

              TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

                             (AMOUNTS IN THOUSANDS)

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES - (CONTINUED)

ACCOUNTING POLICIES:

The preparation of TIAA's financial statements requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenue and expenses. Actual results could differ from those estimates. The following is a summary of the significant accounting policies followed by TIAA:

INVESTMENTS: Investment transactions are accounted for as of the date the investments are purchased or sold (trade date). Realized capital gains and losses on investment transactions are accounted for under the specific identification method. A realized loss is recorded when an impairment is considered to be other than temporary. An impairment in an investment is considered to have occurred if an event or change in circumstance indicates that the carrying value of the asset may not be recoverable. When an impairment has been determined to have occurred, the investment is valued at fair value.
Management considers all available evidence to evaluate the fair value of its investments. Unless evidence exists to support the assertion that a decline in fair value below carrying value is temporary, a writedown accounted for as a realized loss is recorded.

VALUATION OF INVESTMENTS:

BONDS AND SHORT-TERM INVESTMENTS: Bonds and short-term investments (debt securities with maturities of one year or less at the time of acquisition) not in default are generally stated at amortized cost (net of any other than temporary impairments) and all other bonds and short-term investments at the lower of amortized cost (net of any other than temporary impairments) or market value.

LOAN-BACKED BONDS AND STRUCTURED SECURITIES: Loan-backed bonds and structured securities not in default are stated at amortized cost (net of any other than temporary impairments). The retrospective adjustment method is used to value all loan-backed and structured securities except for interest only securities or securities that have recognized losses, which are valued using the prospective method. Estimated future cash flows and expected payment periods are used in calculating amortization for loan-backed and structured securities. Loan-backed and structured securities in default are valued at the lower of amortized cost (net of any other than temporary impairments) or undiscounted estimated future cash flows.

MORTGAGES: Mortgages are stated at amortized cost (net of any other than temporary impairments) except that purchase money mortgages are stated at the lower of amortized cost (net of any other than temporary impairments) or ninety percent of appraised value.

REAL ESTATE: Investments in real estate are carried at depreciated cost (net of any other than temporary impairments). Real estate held for sale is carried at the lower of depreciated cost (net of any other than temporary impairments) or fair value less encumbrances and estimated costs to sell. TIAA utilizes the straight-line method of depreciation on real estate. Depreciation is generally computed over a forty year period.

WHOLLY-OWNED SUBSIDIARIES, REAL ESTATE LIMITED PARTNERSHIPS AND SECURITIES LIMITED PARTNERSHIPS: Investments in wholly-owned subsidiaries, real estate limited partnerships, securities limited partnerships, and limited liability companies are stated at TIAA's equity in the net admitted assets of the underlying entities.

POLICY LOANS AND SEPARATE ACCOUNT ASSETS: Policy loans are stated at outstanding principal amounts. Separate account assets are stated at market value.

SEED MONEY INVESTMENTS: Seed money investments in the TIAA-CREF Mutual Funds, TIAA-CREF Institutional Mutual Funds and TIAA-CREF Life Funds, which are included in Other Assets in the accompanying balance sheets, are stated at market value.

              TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

                             (AMOUNTS IN THOUSANDS)

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES - (CONTINUED)

SECURITIES LENDING: TIAA has a securities lending program whereby it loans securities to qualified brokers in exchange for cash collateral, generally at least equal to 102% of the market value of the securities loaned. When securities are loaned, TIAA receives additional income on the collateral and continues to receive income on the securities loaned. TIAA may bear the risk of delay in recovery of, or loss of rights in, the securities loaned should a borrower of securities fail to return the securities in a timely manner. In order to minimize this risk, TIAA monitors the credit quality of its counterparties.

FOREIGN CURRENCY TRANSACTIONS AND TRANSLATION: Investments denominated in foreign currencies and foreign currency contracts are valued in U.S. dollars, based on exchange rates at the end of the period. Investment transactions in foreign currencies are recorded at the exchange rates prevailing on the respective transaction dates. All other asset and liability accounts that are denominated in foreign currencies are adjusted to reflect exchange rates at the end of the period. Realized and unrealized gains and losses due to foreign exchange transactions, and those due to translation adjustments, are not separately reported but are collectively reflected in realized and unrealized capital gains and losses, respectively.

DERIVATIVE INSTRUMENTS: TIAA has filed a Derivatives Use Plan with the Department. This plan details TIAA's derivative policy objectives, strategies and controls and any restrictions placed on various derivative types. The plan also specifies the procedures and systems that TIAA has established to evaluate, monitor and report on the derivative portfolio in terms of valuation, effectiveness and counterparty credit quality. TIAA uses derivative instruments for hedging and asset replication purposes. TIAA enters into derivatives directly with counterparties of high credit quality (i.e., rated AA or better at the date of a transaction) and monitors counterparty credit quality on an ongoing basis. TIAA's counterparty credit risk is limited to the net positive fair value of its derivative positions, unless otherwise described below.

     FOREIGN CURRENCY SWAP CONTRACTS: TIAA enters into foreign currency swap contracts to exchange fixed and variable amounts of foreign currency at specified future dates and at specified rates (in U.S. dollars) to hedge against currency risks on investments denominated in foreign currencies. Changes in the value of the contracts related to foreign currency exchange rates are recognized at the end of the period as unrealized gains or losses. Foreign currency swap contracts incorporate a series of swap transactions which result in the exchange of TIAA's fixed and variable foreign currency cash flows into fixed amounts of U.S. dollar cash flows.

     FOREIGN CURRENCY FORWARD CONTRACTS: TIAA enters into foreign currency forward contracts to exchange fixed amounts of foreign currency at specified future dates and at specified rates (in U.S. dollars) to hedge against currency risks on investments denominated in foreign currencies. Changes in the value of the contracts related to foreign currency exchange rates are recognized at the end of the period as unrealized gains or losses. A forward contract incorporates a swap transaction, which exchanges TIAA's fixed foreign currency cash flows into a fixed amount of U.S. dollar cash flows at a future date. A foreign exchange premium/(discount) is recorded at the time a contract is opened, based on the difference between the forward exchange rate and the spot rate. TIAA amortizes the foreign exchange premium/(discount) into investment income over the life of the forward contract or at the settlement date, if the forward contract is less than a year.

     INTEREST RATE SWAP CONTRACTS: TIAA enters into interest rate swap contracts to hedge against the effect of interest rate fluctuations on certain variable interest rate bonds. These contracts allow TIAA to lock in a fixed interest rate and to transfer the risk of higher or lower interest rates. TIAA also enters into interest rate swap contracts to exchange the cash flows on certain fixed interest rate bonds into variable interest rate cash flows in connection with certain interest sensitive products. Generally, no cash is exchanged at the outset of the contract and no principal payments are made by either party. These transactions are entered into pursuant to master agreements that provide for a single net payment to be made by one counterparty at each due date. Net payments received and net payments made under interest rate swap contracts are reflected in net investment income.

              TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

                             (AMOUNTS IN THOUSANDS)

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES - (CONTINUED)

     SWAP OPTIONS: TIAA writes or (sells) swap options on selected bonds as an income generation tool. The income generated by the sale of swap options is used to purchase interest rate cap contracts (see below). Swap options give the holder the right, but not the obligation, to enter into an interest rate swap contract with TIAA where TIAA would pay a fixed interest rate and would receive a variable interest rate on a specified notional amount. When a swap option is written, the premium received is recorded as a liability. Because the swap options written by TIAA expire within one year of their inception date, the premium is recognized as investment income at the earlier of the exercise date or the expiration of the swap option. TIAA has no counterparty credit risk associated with swap options written unless the option is exercised and an interest rate swap contract is subsequently formed.

     INTEREST RATE CAP CONTRACTS: TIAA purchases interest rate cap contracts to hedge against the risk of a rising interest rate environment as part of TIAA's asset and liability management program for certain interest sensitive products. Under the terms of the interest rate cap contracts, the selling entity makes payments to TIAA on a specified notional amount if an agreed-upon index exceeds a predetermined strike rate. Interest rate cap contracts are carried at fair market value.

     CREDIT DEFAULT SWAP CONTRACTS: As part of a strategy to replicate investment grade corporate bonds in conjunction with US Treasury securities, TIAA writes or (sells) credit default swaps to earn a premium by issuing insurance to the buyer of default protection. The carrying value of credit default swaps represents the unamortized premium received for selling the default protection, which premium is amortized into investment income over the life of the swap. Under the terms of the credit default swap contracts, TIAA synthetically assumes the credit risk of a referenced asset and has the obligation to reimburse the default protection buyer for the loss in market value if the reference asset defaults, declares bankruptcy or experiences some other, specified negative credit event. TIAA has no counterparty credit risk with the buyer. TIAA also purchases credit default swaps to hedge against unexpected credit events on selective investments in the TIAA portfolio. The credit default swaps outstanding at December 31, 2002 had no carrying value.

NON-ADMITTED ASSETS: Certain investment balances and corresponding investment income due and accrued are designated as non-admitted assets by the Department, based on delinquencies, defaults, and other statutory criteria, and cannot be included in life insurance company balance sheets filed with the Department. Such investment-related non-admitted assets totaled approximately $155,310 and $492,200 at December 31, 2002 and 2001, respectively. Income on bonds in default is not accrued and, therefore, is not included in the non-admitted totals. Certain non-investment assets, such as the deferred federal income tax asset, furniture and fixtures and various receivables, are also designated as non-admitted assets. Such non-admitted assets approximated $3,431,500 at December 31, 2002 and $324,100 at December 31, 2001. The change in the non-admitted portion of the deferred federal income tax asset represents $3,274,669 of the December 31, 2002 amount. Changes in such non-admitted assets are charged or credited directly to contingency reserves.

POLICY AND CONTRACT RESERVES: TIAA offers a range of group and individual retirement annuities and group and individual life and other insurance products. Policy and contract reserves for such products are determined in accordance with standard valuation methods approved by the Department and are computed in accordance with standard actuarial formulae. The reserves established utilize assumptions for interest (at rates ranging from 1.5% to 6.8% and averaging approximately 3.0%), mortality and other risks insured. Such reserves establish a sufficient provision for all contractual benefits guaranteed under policy and contract provisions.

DIVIDENDS DECLARED FOR THE FOLLOWING YEAR: Dividends on insurance policies and pension annuity contracts in the payout phase are generally declared by the TIAA Board of Trustees ("Board") in November of each year, and such dividends are credited to policyholders in the following calendar year. Dividends on pension annuity contracts in the accumulation phase are generally declared by the Board in February of each year and such dividends on the various existing vintages of pension annuity contracts in the accumulation phase are credited to policyholders during the ensuing twelve month period beginning March 1.

             TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

                             (AMOUNTS IN THOUSANDS)


NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES - (CONTINUED)

ASSET VALUATION RESERVE: The AVR, which covers all invested asset classes, is an explicit liability reserve required by NAIC SAP and is intended to provide for potential future credit and equity losses. Reserve components of the AVR are maintained for bonds, stocks, mortgages, real estate, other invested assets and derivatives. Realized and unrealized credit and equity capital gains and losses, net of capital gains taxes, are credited to or charged against the related components of the AVR. Formula calculations determine the required contribution amounts for each component, and insurance companies may also make voluntary contributions to any component; however, the resulting ending balance cannot exceed the computed maximum reserve for that component. For the year ended December 31, 2002, a voluntary contribution of $276,291 was made to the AVR. Any computed excess amounts are eliminated through transfers to other components or adjustments down to the maximum reserve amounts. Contributions and adjustments to the AVR are reported as transfers to or from contingency reserves.

INTEREST MAINTENANCE RESERVE: The IMR is a liability reserve required by NAIC SAP which accumulates realized capital gains and losses on sales of securities resulting from interest rate fluctuations. Such capital gains and losses are amortized out of the IMR, under the grouped method of amortization, as an adjustment to net investment income over the remaining lives of the assets sold.

ACCOUNTING PRINCIPLES GENERALLY ACCEPTED IN THE UNITED STATES: The Financial Accounting Standards Board, ("FASB"), requires that financial statements that are intended to be in conformity with GAAP follow all applicable authoritative accounting pronouncements. As a result, TIAA cannot refer to financial statements prepared in accordance with statutory accounting practices as having been prepared in accordance with GAAP. The differences between accounting principles generally accepted in the United States and statutory accounting practices would have a material effect on TIAA's financial statements, and the primary differences can be summarized as follows:

Under GAAP:

  o  The formula-based AVR is eliminated as a liability reserve;

  o The IMR is eliminated and realized gains and losses resulting from interest rate fluctuations are reported as a component of net income rather than being accumulated in and subsequently amortized out of the IMR;

  o Dividends on insurance policies and annuity contracts are accrued as the necessary earnings emerge from operations rather than being accrued in the year when they are declared;

  o  The "non-admitted" asset designation is not utilized;

  o Policy acquisition costs are deferred and amortized over the lives of the policies issued rather than being charged to operations as incurred. Policy and contract reserves are based on estimates of expected mortality, morbidity, persistency and interest rather than being based on statutory mortality, morbidity and interest requirements;

  o Investments in wholly-owned subsidiaries are consolidated in the parent's financial statements rather than being carried at the parent's equity in the net assets of the subsidiaries;

  o Long-term bond investments considered to be "available for sale" are carried at fair value rather than at amortized cost;

  o Under GAAP, state taxes are included in the computation of deferred taxes, a deferred tax asset is recorded for the amount of gross deferred tax assets expected to be realized in future years, and a valuation allowance is established for deferred tax assets not realizable, rather than being limited by quantitative limitations under NAIC SAP;

  o For purposes of calculating the postretirement benefit obligation, active participants not currently eligible would also be included;

  o Derivatives are generally valued at fair value rather than being accounted for in a manner consistent with the hedged item.

              TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

                             (AMOUNTS IN THOUSANDS)

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES - (CONCLUDED)

Management believes that the effects of these differences would increase TIAA's total contingency reserves if GAAP were implemented.

RECLASSIFICATIONS: Certain amounts in the 2001 and 2000 financial statements have been reclassified to conform with the 2002 presentation.

NOTE 3 - INVESTMENTS

SECURITIES INVESTMENTS: At December 31, 2002 and 2001, the carrying values (balance sheet amounts) and estimated market values of long-term bond investments, and the gross unrealized gains and losses with respect to such market values, are shown below:

                                                               GROSS          GROSS
                                               CARRYING      UNREALIZED     UNREALIZED      ESTIMATED
                                                VALUE          GAINS          LOSSES       MARKET VALUE
                                             ------------   ------------   ------------    ------------
     DECEMBER 31, 2002
     U.S. Government .....................   $  1,784,970   $     80,198   $     (5,886)   $  1,859,282
     All Other Governments ...............        626,243         55,509         (5,556)        676,196
     States, Territories & Possessions ...        928,921        211,385             (5)      1,140,301
     Political Subdivisions of States,
       Territories & Possessions .........         18,266          4,474             --          22,740
     Special Rev. & Special Assessment,
       Non-guaranteed Agencies & Govt ....     15,081,937      1,309,246        (37,720)     16,353,463
     Public Utilities ....................      5,611,179        328,898       (136,197)      5,803,880
     Industrial & Miscellaneous ..........     72,818,585      4,665,981     (1,358,404)     76,126,162
                                             ------------   ------------   ------------    ------------
     Total ...............................   $ 96,870,101   $  6,655,691   $ (1,543,768)   $101,982,024
                                             ============   ============   ============    ============

                                                               GROSS           GROSS
                                               CARRYING      UNREALIZED      UNREALIZED     ESTIMATED
                                                VALUE          GAINS           LOSSES      MARKET VALUE
                                             ------------   ------------   ------------    ------------
     DECEMBER 31, 2001
     U.S. Government .....................   $  2,184,796   $     22,835   $    (40,801)   $  2,166,830
     All Other Governments ...............        731,135         52,354        (24,314)        759,175
     States, Territories & Possessions ...        947,180        125,793            (25)      1,072,948
     Political Subdivisions of States,
       Territories & Possessions .........         18,242          3,188             --          21,430
     Special Rev. & Special Assessment,
       Non-guaranteed Agencies & Govt ....     10,340,721        571,518        (56,744)     10,855,495
     Public Utilities ....................      5,731,512        203,242        (81,143)      5,853,611
     Industrial & Miscellaneous ..........     67,059,785      2,382,000     (1,632,348)     67,809,437
                                             ------------   ------------   ------------    ------------
     Total ...............................   $ 87,013,371   $  3,360,930   $ (1,835,375)   $ 88,538,926
                                             ============   ============   ============    ============

At December 31, 2002 and 2001, approximately 89.8% and 91.9%, respectively, of the long-term bond portfolio was comprised of investment grade securities. At December 31, 2002, outstanding forward commitments for future long-term bond and equity investments approximated $2,501,000. Of this, approximately $1,561,000 is scheduled for disbursement in 2003, $350,500 in 2004 and $589,500 in later years. The funding of bond commitments is contingent upon the continued favorable financial performance of the potential borrowers.

              TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

                             (AMOUNTS IN THOUSANDS)


NOTE 3 - INVESTMENTS - (CONTINUED)

Debt securities amounting to approximately $6,400 at both December 31, 2002 and 2001 were on deposit with governmental authorities or trustees, as required by law.

The carrying values and estimated market values of long-term bond investments at December 31, 2002, by contractual maturity, are shown below:

                                                       CARRYING      ESTIMATED
                                                        VALUE       MARKET VALUE
                                                     ------------   ------------

      Due in one year or less .....................  $  2,320,059   $  2,344,990
      Due after one year through five years .......     9,479,070      9,967,120
      Due after five years through ten years ......    18,120,724     19,106,485
      Due after ten years .........................    20,624,722     21,845,198
                                                     ------------   ------------
           Subtotal ...............................    50,544,575     53,263,793
      Mortgage-backed securities ..................    24,285,058     25,916,624
      Asset-backed securities .....................    11,780,863     11,670,012
      Commercial mortgage-backed securities .......    10,259,605     11,131,595
                                                     ------------   ------------
           Total ..................................  $ 96,870,101   $101,982,024
                                                     ============   ============

Bonds not due at a single maturity date have been included in the preceding table based on the year of final maturity. Actual maturities may differ from contractual maturities because borrowers may have the right to prepay obligations, although prepayment premiums may be applicable.

Long-term bond investments in or near default included in the preceding table, totaled $992,200 and are categorized, based on contractual maturity, as follows:
$7,900 due in one year or less, $187,700 due after one year through five years, $341,300 due after five years through ten years, $361,500 due after ten years and $93,800 of asset-backed securities.

At December 31, 2002 and 2001, the carrying values of long-term bond investments were diversified by industry classification as follows:

                                                               2002       2001
                                                              ------     ------
     Mortgage-backed securities ..........................      25.1%      25.8%
     Asset-backed securities .............................      12.2       12.3
     Manufacturing .......................................      11.8       11.5
     Commercial mortgage-backed securities ...............      10.6        9.9
     Finance and financial services ......................      10.1        9.4
     Public utilities ....................................       6.8        7.2
     Communications ......................................       4.8        5.1
     Oil and gas .........................................       3.6        3.5
     Retail and wholesale trade ..........................       2.9        3.0
     Government ..........................................       2.7        3.1
     Real estate investment trusts .......................       2.3        2.2
     Other ...............................................       7.1        7.0
                                                              ------     ------
     Total ...............................................     100.0%     100.0%
                                                              ======     ======

              TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

                             (AMOUNTS IN THOUSANDS)

NOTE 3 - INVESTMENTS - (CONTINUED)

The carrying values and estimated market values of debt securities loaned, and the cash collateral received in connection therewith, were as follows:

                                 CARRYING VALUE   MARKET VALUE   CASH COLLATERAL
                                 --------------   ------------   ---------------
     December 31, 2002 ........   $  3,563,954    $  3,846,254     $ 3,973,109
     December 31, 2001 ........   $  2,417,634    $  2,527,176     $ 2,619,761


At December 31, 2002 and 2001, TIAA had interest rate swap contracts outstanding
with  a  total   notional   value  of   approximately   $681,400  and  $565,900,
respectively.

At December 31, 2002 and 2001, TIAA had foreign currency swap contracts outstanding with a total notional value of approximately $1,725,300 and $1,421,600, respectively. The net change in unrealized gains/(losses) on foreign currency swap contracts outstanding were approximately ($132,100), $41,100, and $57,200 for the years ended December 31, 2002, 2001 and 2000, respectively.

At December 31, 2002 and 2001, TIAA had foreign currency forward contracts outstanding with a total notional value of approximately $391,700 and $234,700, respectively, and the unamortized value of the premiums was approximately $600 and $3,400, respectively. The net change in unrealized gains/(losses) on the forward contracts outstanding were approximately ($30,100), $4,600, and $5,700 for the years ended December 31, 2002, 2001 and 2000, respectively.

At December 31, 2002, TIAA had swap options outstanding with a total notional value of $198,600, and the unamortized value of the premiums was $1,200. The interest rate swap contracts created from the exercise of the swap options are reflected in the aggregate totals for the interest rate swap contracts disclosed in the related paragraph above.

At December 31, 2002 and 2001, TIAA had interest rate cap contracts outstanding with a total notional value of approximately $149,500 and $75,700, respectively, and the unamortized value of the premiums was approximately $800 and $500, respectively.

At December 31, 2002 and 2001, TIAA had credit default swap contracts outstanding with a total notional value of approximately $143,400 and $130,000, respectively.


MORTGAGE LOAN INVESTMENTS: TIAA makes mortgage loans that are principally collateralized by commercial real estate. TIAA's mortgage underwriting standards generally result in first mortgage liens on completed income-producing properties for which the loan-to-value ratio at the time of closing generally ranges between 65% and 75%. TIAA employs a system to monitor the effects of current and expected market conditions and other factors on the collectibility of mortgage loans. This system is utilized to identify and quantify any impairments in value. The coupon rates for mortgage loans issued during 2002 ranged from 5.4% to 9.0%.

              TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

                             (AMOUNTS IN THOUSANDS)

NOTE 3 - INVESTMENTS - (CONTINUED)

At December 31, 2002 and 2001, the carrying values of mortgage loan investments were diversified by property type and geographic region as follows:

                                                     2002      2001
                                                    ------    ------
     PROPERTY TYPE
     Office Buildings ...........................     42.4%     42.0%
     Shopping centers ...........................     25.8      25.4
     Industrial buildings .......................     10.8      10.2
     Mixed-use projects .........................      7.7       8.2
     Apartments .................................      6.8       6.7
     Hotel ......................................      4.9       5.1
     Other ......................................      1.6       2.4
                                                    ------    ------
     Total ......................................    100.0%    100.0%
                                                    ======    ======

                                                     2002      2001
                                                    ------    ------
     GEOGRAPHIC REGION
     Pacific ....................................     25.7%     24.5%
     South Atlantic .............................     21.9      22.5
     North Central ..............................     17.8      18.6
     Middle Atlantic ............................     10.9      10.8
     South Central ..............................      9.1       8.3
     Mountain ...................................      7.3       7.2
     New England ................................      6.6       6.9
     Other ......................................      0.7       1.2
                                                    ------    ------
     Total ......................................    100.0%    100.0%
                                                    ======    ======

At December 31, 2002 and 2001, approximately 19.2% and 18.7% of the mortgage portfolio was invested in California and is included in the Pacific region shown above.

At December 31, 2002, the contractual maturity schedule of mortgage loans is shown below:

                                                                    CARRYING
                                                                      VALUE
                                                                  -----------
     Due in one year or less ..................................   $   665,313
     Due after one year through five years ....................     7,968,015
     Due after five years through ten years ...................    12,884,212
     Due after ten years ......................................     2,451,253
                                                                  -----------
     Total ....................................................   $23,968,793
                                                                  ===========

Actual maturities may differ from contractual maturities because borrowers may have the right to prepay mortgage loans, although prepayment premiums may be applicable.

At December 31, 2002, outstanding forward commitments for future mortgage loan investments approximated $1,192,200. Of this, approximately $1,045,700 is scheduled for disbursement in 2003 and $146,500 in later years. The funding of mortgage loan commitments is generally contingent upon the underlying properties meeting specified requirements, including construction, leasing and occupancy.

              TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

                             (AMOUNTS IN THOUSANDS)

NOTE 3 - INVESTMENTS - (CONTINUED)

At December 31, 2002 and 2001, the aggregate carrying values of mortgages with restructured or modified terms were approximately $347,000 and $370,900, respectively. For the years ended December 31, 2002, 2001 and 2000, the investment income earned on such mortgages was approximately $26,300, $29,800, and $44,000, respectively, which would have been approximately $36,600, $38,200, and $63,000, respectively, if they had performed in accordance with their original terms. When restructuring mortgage loans, TIAA generally requires participation features, yield maintenance stipulations, and/or the establishment of property-specific escrow accounts funded by the borrowers.

Approximately $406,900 and $179,000 of the mortgage total on the balance sheet at December 31, 2002 and 2001, respectively represent amounts due from related parties that are collateralized by real estate owned by TIAA investment subsidiaries and affiliates.

REAL ESTATE INVESTMENTS: TIAA makes investments in commercial real estate directly, through wholly-owned subsidiaries and through real estate limited partnerships. TIAA employs a system to monitor the effects of current and expected market conditions and other factors on the realizability of real estate investments. This system is utilized to identify and quantify any impairments in value. At December 31, 2002 and 2001, the real estate investments of $5,643,800 and $5,180,400, respectively are net of third party mortgage encumbrances, which totaled approximately $967,000 and $633,100, respectively.

At December 31, 2002 and 2001, the carrying values of real estate investments were diversified by property type and geographic region as follows:

                                                           2002      2001
                                                          ------    ------
     PROPERTY TYPE
     Office buildings .................................     68.7%     73.9%
     Mixed-use projects ...............................      7.2       3.2
     Shopping centers .................................      7.0       8.4
     Industrial buildings .............................      4.6       2.8
     Income-producing land underlying improved
       real estate ....................................      2.4       2.7
     Land held for future development .................      1.8       2.0
     Apartments .......................................      1.0       0.0
     Other ............................................      7.3       7.0
                                                          ------    ------
     Total ............................................    100.0%    100.0%
                                                          ======    ======

                                                            2002      2001
                                                          ------    ------
     GEOGRAPHIC REGION
     South Atlantic ...................................     36.5%     33.0%
     North Central ....................................     16.5      22.7
     Pacific ..........................................     12.1      12.9
     South Central ....................................      9.4       8.0
     Middle Atlantic ..................................      5.4       5.4
     Mountain .........................................      2.8       3.2
     New England ......................................      0.9       1.0
     Other ............................................     16.4      13.8
                                                          ------    ------
     Total ............................................    100.0%    100.0%
                                                          ======    ======

              TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

                             (AMOUNTS IN THOUSANDS)

NOTE 3 - INVESTMENTS - (CONCLUDED)

At December 31, 2002 and 2001, approximately 14.6% and 13.0% of the real estate portfolio was invested in Florida and approximately 8.7% and 7.2% was invested in Texas. Florida is included in the South Atlantic region and Texas is included in the South Central region.

At December 31, 2002, outstanding obligations for future real estate investments approximated $170,300. Pursuant to these obligations, it is estimated that approximately $123,100 will be disbursed in 2003 and $47,200 in later years. The funding of real estate investment obligations is contingent upon the properties meeting specified requirements, including construction, leasing and occupancy.

Depreciation expense on real estate investments for the years ended December 31, 2002, 2001 and 2000, was approximately $151,000, $157,500, and $164,800, respectively; the amount of accumulated depreciation at December 31, 2002 and 2001 was approximately $1,081,900 and $1,139,400, respectively.

INVESTMENT SUBSIDIARIES AND AFFILIATES: TIAA's investment subsidiaries and affiliates, which are created for legal or other business reasons, are primarily involved in real estate and securities investment activities for TIAA. At December 31, 2002 and 2001, the carrying values of TIAA's equity interests in investment subsidiaries and affiliates, were approximately $3,643,700 and $4,175,400, respectively. TIAA's share of total assets, liabilities and net income of investment subsidiaries and affiliates at December 31, 2002 and 2001, and for the years then ended, were approximately as follows:

                                                      2002          2001
                                                  -----------   -----------
     Assets ...................................   $ 5,467,608   $ 4,924,503
     Liabilities ..............................     2,191,671     1,155,321
     Non-admitted assets/other adjustments ....       367,788       406,209
                                                  -----------   -----------
     Carrying value ...........................   $ 3,643,725   $ 4,175,391
                                                  ===========   ===========
     Net income ...............................   $   303,881   $   224,246


The carrying values shown above are reflected in the Bonds, Mortgages, Real Estate, Stock, and Other Long-Term Investments captions in the accompanying balance sheet. The carrying values shown above do not include investment subsidiaries and affiliates that held an interest in securitizations that are disclosed in Note 5.

As of December 31, 2002 and 2001, the net amount due from investment subsidiaries and affiliates was $62,200 and $57,100, respectively.

              TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

                             (AMOUNTS IN THOUSANDS)

NOTE 4 - INVESTMENT INCOME AND CAPITAL GAINS AND LOSSES

NET INVESTMENT INCOME: For the years ended December 31, 2002, 2001 and 2000, the components of net investment income, were as follows:

                                               2002        2001         2000
                                            ----------  ----------  -----------
     GROSS INVESTMENT INCOME:
       Bonds .............................. $6,957,865  $6,555,484  $ 6,158,291
       Mortgages ..........................  1,791,517   1,791,063    1,664,705
       Real estate (net of property
         expense taxes and depreciation) ..    417,904     312,221      523,965
       Stocks .............................    147,820     123,062      101,520
       Other long-term investments ........     83,158      97,335      138,414
       Cash and short-term investments ....     22,100      47,625       32,816
       Other ..............................      5,043      12,686         (650)
                                            ----------  ----------  -----------
     Total ................................  9,425,407   8,939,476    8,619,061

     Less investment expenses .............    187,935     185,335      215,773
                                            ----------  ----------  -----------
     Net investment income before
        amortization of net IMR gains .....  9,237,472   8,754,141    8,403,288
     Plus amortization of net IMR gains ...     87,254      65,438      153,249
                                            ----------  ----------  -----------
     Net investment income ................ $9,324,726  $8,819,579  $ 8,556,537
                                            ==========  ==========  ===========


Future rental income expected to be received during the next five years under existing real estate leases in effect as of December 31, 2002 is approximately $545,300 in 2003, $503,800 in 2004, $424,300, in 2005, $341,200 in 2006, and
$286,400 in 2007.

The net earned rates of investment income on total invested assets (computed as net investment income before amortization of net IMR gains divided by mean invested assets) were 7.57%, 7.69%, and 7.91% in 2002, 2001 and 2000, respectively.


REALIZED CAPITAL GAINS AND LOSSES: For the years ended December 31, 2002, 2001 and 2000, the net realized capital gains/(losses) on sales, redemptions and writedowns of investments were as follows:

                                             2002          2001         2000
                                         -----------   -----------   ----------
     Bonds ............................  $(1,130,208)  $  (173,653)  $   67,169
     Mortgages ........................     (144,886)      (31,806)     (18,621)
     Real estate ......................       52,076        64,557      (14,420)
     Stocks ...........................       16,838        64,677       29,163
     Other long-term investments ......     (421,168)       22,686       40,798

     Cash and short-term investments ..          687        (1,043)         860
                                         -----------   -----------   ----------
     Total ............................  $(1,626,661)  $   (54,582)  $  104,949
                                         ===========   ===========   ==========

              TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

                             (AMOUNTS IN THOUSANDS)

NOTE 4 - INVESTMENT INCOME AND CAPITAL GAINS AND LOSSES - (CONCLUDED)

Writedowns of investments resulting from impairments, which are considered to be other than temporary, and from mortgage foreclosures, reflected in the preceding table as realized capital (losses), were as follows:

                                            2002          2001         2000
                                         ----------    ----------   ----------
     Other than temporary impairments:

       Bonds .......................... $(1,196,548)   $(246,641)   $        --
       Mortgages ......................    (107,989)     (25,882)       (63,467)

       Real estate ....................     (18,367)          --        (50,000)

       Stocks .........................     (86,595)          --             --

       Other long-term investments ....    (429,326)     (19,693)            --
                                        -----------    ----------   ----------
     Total ............................ $(1,838,825)   $(292,216)   $  (113,467)
                                        ===========    ==========   ==========


     Mortgage foreclosures ............  $       --    $       --   $      (214)
                                         ==========    ==========   ==========

Proceeds from sales and redemptions of long-term bond investments during 2002, 2001 and 2000 were approximately $22,142,400, $15,334,400, and $10,199,200, respectively. Gross gains of approximately $361,000, $234,600, and $187,100, and gross losses, excluding impairments considered to be other than temporary, of approximately $294,700, $161,600, and $120,000 were realized on these sales and redemptions during 2002, 2001 and 2000, respectively.

UNREALIZED CAPITAL GAINS AND LOSSES: For the years ended December 31, 2002, 2001 and 2000, the net changes in unrealized capital gains/(losses) on investments, resulting in a net increase/(decrease) in the valuation of investments, were as follows:

                                              2002         2001         2000
                                           ----------   ----------   ----------
     Bonds ..............................  $  446,892   $ (229,205)  $  (54,132)
     Mortgages ..........................      54,436       17,375      (70,888)
     Real Estate ........................      96,166       29,638       (2,771)
     Stocks .............................    (108,912)      55,602       75,817
     Other long-term investments ........    (138,133)    (447,676)     175,323
                                           ----------   ----------   ----------
     Total ..............................  $  350,449   $ (574,266)  $  123,349
                                           ==========   ==========   ==========


NOTE 5 - SECURITIZATIONS

When TIAA sells bonds and mortgage loans in a securitization transaction, it may retain interest-only strips, one or more subordinated tranches, equity interest, or servicing rights, all of which are retained interests in the securitized receivables. TIAA's ownership of the related retained interests in securitization transactions may be held directly by TIAA or indirectly through an investment subsidiary. The retained interests are associated with a Special Purpose Entity/Qualified Special Purpose Entities, ("SPE/QSPEs"), which are trusts or other legal entities that were formed for the sole purpose of acquiring and owning the underlying receivable assets and issuing the related debt and equity (i.e., the securitization transaction). The debt and equity issued by the SPE/QSPEs formed for the securitization transactions described below are non-recourse to TIAA. Investors in the securitizations have no recourse to TIAA's other assets if the loans that were securitized fail to pay when due. Gain or loss on a securitization transaction, net of transaction costs, is, in part, determined by allocating the previous carrying amount of the financial assets involved in the transfer between the assets sold and the retained interests, based on their

              TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

                             (AMOUNTS IN THOUSANDS)


NOTE 5 - SECURITIZATIONS - (CONTINUED)

relative fair values at the date of the transfer. Quoted market prices are used, if available. However, quotes are generally not available for retained interests, so TIAA generally estimates fair value based on the present value of future expected cash flows using management's best estimates of future credit losses, forward yield curves, and discount rates that are commensurate with the risks involved.

During 2002, TIAA entered into two securitization transactions in which it sold bonds with a total principal balance of approximately $776,200 and recognized a gain of approximately $20,000. TIAA retained subordinated interests with a fair value of approximately $81,000 at the time the transactions closed.

During 2001, TIAA entered into a securitization transaction in which it sold bonds with a total principal balance of approximately $1,500,000 and recognized a loss of approximately $5,800. TIAA retained subordinated interests with a fair value of approximately $870,000 at the time the transaction closed.

The table below summarizes cash flows received from securitization trusts:

                                                              FOR THE YEARS
                                                            ENDED DECEMBER 31,
                                                         -----------------------
                                                            2002         2001
                                                         ----------   ----------
     Proceeds from new securitizations ................. $  690,598   $  601,984
     Asset Management fees and Servicing fees:
        Received by TIAA ...............................      2,155        3,156
        Received by TIAA's affiliates ..................      1,778           --
     Other cash flows received on retained interests ...    111,404       97,865

The  following  table  summarizes  TIAA's  retained   interests  in  securitized
financial assets on December 31, 2002:

                                                       Sensitivity Analysis of
                                                        Fair Value Assumptions
                Type of      Carrying                 --------------------------
     Issue    Collateral      Value     Fair Value    10% Adverse    20% Adverse
     -----    ----------    ---------   ----------    -----------    -----------
      2002    Bonds         $  75,855   $  78,223     $  (1,902)     $  (3,832)
      2001    Bonds           832,874     927,060       (34,502)       (44,049)
      2000    Bonds           130,268     138,807       (11,177)       (21,122)
      1999    Mortgages       408,673     448,606        (5,140)       (10,223)

The fair values of the retained interests on December 31, 2002 were determined using either independent pricing services or analysts employed by TIAA. The key assumptions applied discount rates based upon the current yield curve, spreads, and expected cash flows specific to the type of interest retained for each securitization. The sensitivity analysis includes an adverse change in each assumption used to determine fair value.

At December 31, 2002 and 2001, the carrying values of TIAA's investments in subsidiaries that held an interest in these securitizations were approximately $605,700 and $634,700, respectively. Total assets and liabilities of these TIAA subsidiaries were as follows:

                                                          2002          2001
                                                     ------------  ------------
     Assets .......................................  $  1,108,623  $  1,144,571
     Liabilities ..................................       502,902       507,955
     Non-admitted assets/other adjustments ........            --        (1,933)
                                                     ------------  ------------
     Carrying value ...............................  $    605,721  $    634,683
                                                     ============  ============

             TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

                             (AMOUNTS IN THOUSANDS)


NOTE 5 - SECURITIZATIONS - (CONCLUDED)

The following table presents quantitative information about principal balances, delinquencies and net credit losses for total loans owned or managed by TIAA:

                                                            PRINCIPAL AMOUNT OF
                                TOTAL PRINCIPAL            LOANS 60 DAYS OR MORE
                                AMOUNT OF LOANS                  PAST DUE                   NET CREDIT LOSS
                          ---------------------------   ---------------------------   ---------------------------
                                               AT DECEMBER 31,                              AT DECEMBER 31,
                          ---------------------------------------------------------   ---------------------------
TYPE OF LOAN                  2002           2001           2002           2001           2002           2001
                          ------------   ------------   ------------   ------------   ------------   ------------
Bonds .................   $102,298,471   $ 90,554,720   $  1,036,626   $    397,471   $  1,199,226   $    246,641


Mortgages .............     24,639,366     23,477,201         82,780         12,190        107,989         25,882
                          ------------   ------------   ------------   ------------   ------------   ------------
TOTAL LOANS MANAGED
  OR SECURITIZED ......    126,937,837    114,031,921   $  1,119,406   $    409,661   $  1,307,215   $    272,523
                                                        ============   ============   ============   ============
Less:

  Loans securitized ...      2,900,464      2,339,714
                          ------------   ------------
LOANS HELD IN
  PORTFOLIO ...........   $124,037,373   $111,692,207
                          ============   ============


NOTE 6 - DISCLOSURES ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS

The estimated fair value amounts of financial instruments presented in the following tables have been determined by TIAA using market information available as of December 31, 2002 and 2001, and appropriate valuation methodologies. However, considerable judgment is necessarily required to interpret market data in developing the estimates of fair value for financial instruments for which there are no available market value quotations. The estimates presented are not necessarily indicative of the amounts TIAA could have realized in a market exchange. The use of different market assumptions and/or estimation methodologies may have a material effect on the estimated fair value amounts.

                                                       NOTIONAL      CARRYING      ESTIMATED
         DECEMBER 31, 2002                              VALUE         VALUE        FAIR VALUE
     ---------------------------------------------   -----------   ------------   -------------
     Assets
       Bonds .....................................                 $ 96,870,101   $ 101,982,024
       Mortgages .................................                   23,968,793      26,675,433
       Common Stocks .............................                    1,158,914       1,158,914
       Preferred Stocks ..........................                    1,025,412       1,043,444
       Cash and short-term investments ...........                    1,787,873       1,787,873
       Policy loans ..............................                      495,251         495,251
       Seed money investments ....................                      837,392         837,392
     Liabilities
       Teachers Personal Annuity-Fixed Account ...                    2,044,779       2,044,779
     Other Financial Instruments

       Foreign currency swap contracts ...........   $ 1,725,263        (49,504)         18,935

       Foreign currency forward swaps ............       391,654        (29,578)        (25,711)

       Interest rate swap contracts ..............       681,355            618          23,290

       Swap options ..............................       198,600         (1,151)         (6,627)

       Interest rate cap contracts ...............       149,450            570             570

       Credit default swap contracts .............       143,417             --          (3,171)

              TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

                             (AMOUNTS IN THOUSANDS)


NOTE 6 - DISCLOSURES ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS - (CONTINUED)

                                                      NOTIONAL        CARRYING       ESTIMATED
     DECEMBER 31, 2001                                  VALUE          VALUE        FAIR VALUE
     ---------------------------------------------   ------------   ------------   ------------
     Assets
       Bonds .....................................                  $ 87,013,371   $ 88,538,926
       Mortgages .................................                    22,815,136     23,981,263
       Common Stocks .............................                     1,225,461      1,225,461
       Preferred Stocks ..........................                     1,019,611      1,023,314
       Cash and short-term investments ...........                     2,892,904      2,892,904
       Policy loans ..............................                       507,418        507,418
       Seed money investments ....................                       325,569        325,569
     Liabilities
       Teachers Personal Annuity-Fixed Account ...                     1,739,230      1,739,230
     Other Financial Instruments
       Foreign currency swap contracts ...........   $  1,421,613        121,374        143,112

       Foreign currency forward swaps ............        234,686          8,006         10,531

       Interest rate swap contracts ..............        565,855             --           (659)

       Swap options ..............................             --             --             --

       Interest rate cap contracts ...............         75,650            474             70

       Credit default swap contracts .............        130,000             --         (1,550)

BONDS: The fair values for publicly traded long-term bond investments are determined using quoted market prices. For privately placed long-term bond investments without a readily ascertainable market value, such values are determined with the assistance of an independent pricing service utilizing a discounted cash flow methodology based on coupon rates, maturity provisions and assigned credit ratings.

The aggregate carrying values and estimated fair values of publicly traded and privately placed bonds at December 31, 2002 and 2001 are as follows:

                                             2002                         2001
                                  --------------------------   -------------------------
                                    CARRYING     ESTIMATED       CARRYING      ESTIMATED
                                     VALUE       FAIR VALUE       VALUE       FAIR VALUE
                                  -----------   ------------   -----------   -----------
     Publicly traded bonds ....   $65,453,501   $ 69,510,316   $55,673,764   $56,904,176
     Privately placed bonds ...    31,416,600     32,471,708    31,339,607    31,634,750
                                  -----------   ------------   -----------   -----------
     Total ....................   $96,870,101   $101,982,024   $87,013,371   $88,538,926
                                  ===========   ============   ===========   ===========

MORTGAGES: The fair values of mortgages are generally determined with the assistance of an independent pricing service utilizing a discounted cash flow methodology based on coupon rates, maturity provisions and assigned credit ratings.

COMMON STOCKS,  CASH AND SHORT-TERM  INVESTMENTS,  POLICY LOANS,  AND SEED MONEY
INVESTMENTS: The carrying values are reasonable estimates of their fair values.

PREFERRED STOCKS: The fair values of preferred stocks are determined using quoted market prices or valuations from the NAIC.

              TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

                              (AMOUNTS IN THOUSAND)


NOTE 6 - DISCLOSURES ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS - (CONCLUDED)

TEACHERS  PERSONAL  ANNUITY  -  FIXED  ACCOUNT:   The  carrying  values  of  the
liabilities are reasonable estimates of their fair values.

FOREIGN CURRENCY SWAP CONTRACTS: The fair values of foreign currency swap contracts, which are used for hedging purposes, are the estimated net gains that TIAA would record if the foreign currency swaps were liquidated at year-end. The fair values of foreign currency swap contracts are estimated internally based on future cash flows and anticipated foreign exchange relationships, and such values are reviewed for reasonableness with values from TIAA's counterparties.

FOREIGN CURRENCY FORWARD CONTRACTS: The fair values of foreign currency forward contracts, which are used for hedging purposes, are the estimated net gains that TIAA would record if the foreign currency forward contracts were liquidated at year-end. The fair values of the foreign currency forward contracts are estimated internally based on future cash flows and anticipated foreign exchange relationships, and such values are reviewed for reasonableness with estimates from TIAA's counterparties.

INTEREST RATE SWAP CONTRACTS: The fair values of interest rate swap contracts, which are used for hedging purposes, are the estimated net gains that TIAA would record if the interest rate swaps were liquidated at year-end. The fair values of interest rate swap contracts are estimated internally based on anticipated interest rates and estimated future cash flows, and such values are reviewed for reasonableness with estimates from TIAA's counterparties.

SWAP OPTIONS: The fair values of swap options are the estimated amounts that TIAA would receive/(pay) if the swap options were liquidated at year-end. The fair values of the swap options are estimated by external parties, including TIAA's counterparties, and such values are reviewed internally for reasonableness based on anticipated interest rates and estimated future cash flows.

INTEREST RATE CAP CONTRACTS: The fair values of interest rate cap contracts, which are used for hedging purposes, are the estimated amounts that TIAA would receive if the interest rate cap contracts were liquidated at year-end. The fair values of the interest rate cap contracts are estimated by external parties, including TIAA's counterparties, and such values are reviewed internally for reasonableness based on anticipated interest rates and estimated future cash flows.

CREDIT DEFAULT SWAP CONTRACTS: The fair values of credit default swap contracts, which are used for asset replication purposes, are the estimated amounts that TIAA would receive/(pay) if the credit default swap contracts were liquidated at year-end. The fair value of credit default swap contracts for hedging purposes represents the net present value of the expected differences between the future premium payments and the market credit spreads reflecting the default risk of the underlying asset. The fair values of credit default swap contracts are estimated by external parties, including TIAA's counterparties, and such values are reviewed internally for reasonableness based on anticipated interest rates, estimated future cash flows, and anticipated credit market conditions.

STOCK WARRANTS: The fair values of stock warrants represent the excess, if any, of the market values of the related stocks over the exercise prices associated with the stock warrants. The stock warrants have no carrying value.

COMMITMENTS TO EXTEND CREDIT OR PURCHASE INVESTMENTS: TIAA generally does not charge commitment fees on these agreements, and the related interest rates reflect market levels at the time of the commitments.

INSURANCE AND ANNUITY CONTRACTS: TIAA's insurance and annuity contracts, other than the Teachers Personal Annuity - Fixed Account disclosed above, entail mortality risks and are, therefore, exempt from the fair value disclosure requirements related to financial instruments.

              TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

                             (AMOUNTS IN THOUSANDS)


NOTE 7 - OPERATING SUBSIDIARIES

TIAA's operating subsidiaries primarily consist of TIAA-CREF Enterprises, Inc., ("Enterprises") and TIAA Financial Services, LLC, ("TFS"), which are wholly-owned subsidiaries of TIAA. Enterprises consists of TIAA-CREF Life Insurance Company, Inc., ("TIAA-CREF Life"), Teachers Advisors, Inc., ("Advisors"), Teachers Personal Investors Services, ("TPIS"), TIAA-CREF Trust Company, FSB, ("Trust Company"), TIAA-CREF Tuition Financing, Inc., ("TFI"), and TCT Holdings, Inc., ("TCT"), which are wholly-owned subsidiaries of Enterprises. TFS consists of TIAA Global Markets, Inc., ("TGM"), TIAA Advisory Services, LLC, ("TAS"), and TIAA Realty Capital Management, LLC, ("TRCM").

At December 31, 2002 and 2001, the carrying values of TIAA's equity interests in unconsolidated subsidiaries, were approximately $377,800 and $214,200, respectively. Total assets, liabilities and net/(loss) of operating subsidiaries at December 31, 2002 and 2001, and for the years then ended, were approximately as follows:

                                                         2002           2001
                                                     -----------    -----------

     Assets ......................................   $ 3,240,453    $ 1,011,447
     Liabilities .................................     2,876,479        792,235
     Non-admitted assets/other adjustments .......        13,863         (5,041)
                                                     -----------    -----------
     Carrying value ..............................   $   377,837    $   214,171
                                                     ===========    ===========
     Net /(loss) .................................   $   (51,858)   $   (59,625)
                                                     ===========    ===========

As of December 31, 2001, TIAA had an Adjustable Rate Payment-in-Kind Note Receivable from Enterprises in the principal amount plus accrued interest of $148,800. On August 1, 2002, TIAA made a capital contribution to Enterprises, and Enterprises simultaneously repaid the outstanding balance of the note (including accrued interest) of $197,800.

TIAA had a revolving line of credit extended to TGM, with an outstanding principal amount plus accrued interest of $66,500 at December 31, 2002.

TIAA had a net amount due from operating subsidiaries of $81,700 and $28,200, as of December 31, 2002 and 2001, respectively.


NOTE 8 - SEPARATE ACCOUNTS

The TIAA Separate Account VA-1, ("VA-1"), is a segregated investment account and was organized on February 16, 1994 under the insurance laws of the State of New York for the purpose of issuing and funding variable annuity contracts. VA-1 was registered with the Securities and Exchange Commission, ("the Commission"), effective November 1, 1994 as an open-end, diversified management investment company under the Investment Company Act of 1940. Currently, VA-1 consists of a single investment portfolio, the Stock Index Account, ("SIA"). SIA was established on October 3, 1994 and invests in a diversified portfolio of equity securities selected to track the overall United States stock market.

The TIAA Real Estate Account, ("REA"), is a segregated investment account and was organized on February 22, 1995 under the insurance laws of the State of New York for the purpose of funding variable annuity contracts. REA was registered with the Commission under the Securities Act of 1933 effective October 2, 1995. REA's target is to invest between 70% and 95% of its assets directly in real estate or in real estate-related investments, with the remainder of its assets invested in publicly traded securities to maintain adequate liquidity.

              TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

                             (AMOUNTS IN THOUSANDS)


NOTE 8 - SEPARATE ACCOUNTS - (CONCLUDED)

Other than the guarantees disclosed in Note 16, TIAA does not make any guarantees to policyholders on its separate accounts. Both accounts offer full or partial withdrawal at market value with no surrender charges. The assets and liabilities of these accounts (which represent participant account values) are generally carried at market value (directly held real estate is carried at appraised value).


NOTE 9 - MUTUAL FUNDS

As of December 31, 2002 and 2001, TIAA's investment in the affiliated mutual funds described below was approximately $837,400 and $325,600, respectively. This amount is reported in the caption "other long term investments" in the accompanying balance sheet. Shares of the mutual funds are distributed by TPIS and investment advisory services are provided by Advisors.

     TIAA-CREF Mutual Funds, ("the Retail Funds"), consist of eleven investment funds which are offered to the general public. As of December 31, 2002, the Retail Funds had approximately $2,800,000 in net assets.

     TIAA-CREF Institutional Mutual Funds, ("the Institutional Funds"), a family of twenty-three funds, are currently used primarily as investment vehicles for the TFI tuition savings business and the Trust Company. As of December 31, 2002, the Institutional Funds had approximately $3,900,000 in net assets.

     TIAA-CREF Life Funds, ("the Life Funds"), a family of eight funds, are utilized by TIAA-CREF Life as funding vehicles for its variable annuity and variable insurance products. As of December 31, 2002, the Life Funds had approximately $297,700 in net assets.


NOTE 10 - MANAGEMENT AGREEMENTS

Services necessary for the operation of College Retirement Equities Fund, ("CREF"), are provided, at cost, by two subsidiaries of TIAA, TIAA-CREF Investment Management, LLC, ("Investment Management"), and TIAA-CREF Individual & Institutional Services, Inc., ("Services"), which provide investment advisory, administrative and distribution services for CREF. Such services are provided in accordance with an Investment Management Services Agreement between CREF and Investment Management, and in accordance with a Principal Underwriting and Administrative Services Agreement between CREF and Services. Investment Management is registered with the Commission as an investment adviser; Services is registered with the Commission as a broker-dealer and is a member of the National Association of Securities Dealers, Inc., ("NASD"). Investment Management and Services receive management fee payments from each CREF account on a daily basis according to formulae established each year with the objective of keeping the management fees as close as possible to each account's actual expenses. Any differences between the actual expenses incurred and the management fees received are adjusted quarterly. Such fees and the equivalent allocated expenses, which amounted to approximately $568,300, $555,100, and $561,400 in 2002, 2001 and 2000, respectively, are not included in the statements of operations and had no effect on TIAA's operations.

              TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

                             (AMOUNTS IN THOUSANDS)


NOTE 10 - MANAGEMENT AGREEMENTS - (CONCLUDED)

Advisors provides investment advisory services for VA-1 in accordance with an Investment Management Agreement between TIAA, Advisors and VA-1. TIAA provides all administrative services for VA-1 in accordance with an Administrative Services Agreement with VA-1. TPIS distributes contracts for VA-1.

TIAA  provides   administrative   services  to  the  Trust  Company,   under  an
Administrative Services Agreement. Expense charges for administrative services provided by TIAA to the Trust Company are billed quarterly.

All services necessary for the operation of REA are provided, at cost, by TIAA and Services. TIAA provides investment management services for REA. Distribution and administrative services are provided in accordance with a Distribution and Administrative Services Agreement between REA and Services. TIAA and Services receive management fee payments from REA on a daily basis according to formulas established each year with the objective of keeping the management fees as close as possible to REA's actual expenses. Any differences between actual expenses and daily charges are adjusted quarterly.

All services necessary for the operation of the New York State College Choice Tuition Savings Program are provided by TIAA in accordance with a Management Agreement between TIAA, the Comptroller of the State of New York and the New York Higher Education Services Corporation. TPIS distributes contracts for the Tuition Savings Program in accordance with a Distribution Agreement between TIAA and TPIS.

TIAA provides investment services for TIAA-CREF Life, in accordance with an Investment Management Agreement between TIAA and TIAA-CREF Life. Administrative services for TIAA-CREF Life are provided by TIAA in accordance with an Administrative Services Agreement between TIAA and TIAA-CREF Life.


NOTE 11 - FEDERAL INCOME TAXES

TIAA is a non-profit organization, and through December 31, 1997, was exempt from federal income taxation under the Internal Revenue Code, ("Code"). Any non-pension income, however, was subject to federal income taxation as unrelated business income. Effective January 1, 1998, as a result of federal legislation, TIAA is no longer exempt from federal income taxation and is taxed as a stock life insurance company.

The components of TIAA's net deferred tax asset were as follows:

                                                                    2002
                                                                 ----------
     Gross deferred tax assets ...............................   $4,115,184
     Gross deferred tax liabilities ..........................        3,833
     Deferred tax assets non-admitted ........................    3,274,669

     Change in non-admitted deferred tax assets ..............   $3,274,669

TIAA's gross deferred tax assets were primarily attributable to differences between tax basis and statutory basis reserves, the provision for policyholder dividends payable in the following year, and net operating loss carryforwards. Gross deferred tax liabilities were primarily due to investment income due and accrued.

TIAA had no deferred tax liabilities that have not been recognized.

              TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

                             (AMOUNTS IN THOUSANDS)


NOTE 11 - FEDERAL INCOME TAXES - (CONTINUED)

The components of TIAA's income taxes incurred and the change in deferred tax assets and liabilities were as follows:

                                                                FOR THE YEAR
                                                                    ENDED
                                                                DECEMBER 31,
                                                                    2002
                                                                ------------
     Current tax/(benefit) ...................................   $ (20,885)

     Change in deferred tax assets ...........................     840,515
     Change in deferred tax liabilities ......................       3,833
                                                                 ---------
     Net change in deferred taxes ............................   $ 836,682

TIAA was subject to the domestic federal statutory rate of 35%. TIAA's effective federal tax rate was (2.5%) for 2002, 3.3% for 2001 and 1.8% for 2000. The lower effective rate was attributable to differences between statutory income and taxable income, as is illustrated below:

                                                               FOR THE YEARS ENDED DECEMBER 31,
                                                         -------------------------------------------
                                                             2002            2001            2000
                                                         -----------     -----------     -----------
     Net gain from operations ........................       823,318     $   816,314     $ 1,302,960
     Statutory rate ..................................            35%             35%             35%
                                                         -----------     -----------     -----------
     Tax at statutory rate ...........................   $   288,161     $   285,710     $   456,036
     Market discount deferred ........................       (63,876)        (41,877)        (28,067)
     Dividends from subsidiaries .....................       (49,675)        (18,749)       (112,167)
     Prepayment premiums & mortgage writedowns .......       (57,234)        (17,422)         (3,500)
     Amortization of interest maintenance reserve ....       (30,539)        (22,903)        (53,637)
     Differences between tax & statutory reserves ....       (19,332)         23,565          30,820
     Net income from partnerships ....................       (16,325)         14,308          (9,996)
     Adjustment to policyholder dividend liability ...        10,827          58,468          54,758

     Alternative minimum tax .........................            --          18,114          19,822

     Effect of tax law change on prior year's tax ....       (18,114)             --              --
     Other adjustments ...............................       (18,847)         35,232          15,238
     Net operating loss carryforward utilized ........       (45,901)       (307,662)       (345,259)
                                                         -----------     -----------     -----------
     Federal income tax expense/(benefit) ............   $   (20,855)    $    26,784     $    24,048
                                                         ===========     ===========     ===========


TIAA reported a tax loss for 2001, and expects to report a tax loss for 2002 as a result of net operating losses attributable to required increases in policy and contract reserves. These reserve increases will reverse over time, thereby increasing TIAA's taxable income in future years. As of December 31, 2002, TIAA had operating loss carryforwards of $4,000,000, as follows:

                      YEAR         OPERATING        YEAR OF
                    INCURRED          LOSS         EXPIRATION
                      ----         ----------         ----
                      1998         $3,985,275         2013
                      1999             38,827         2014

TIAA did not incur federal income taxes in the current or preceding years that are available for recoupment in the event of future net losses

              TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

                             (AMOUNTS IN THOUSANDS)


NOTE 11 - FEDERAL INCOME TAXES - (CONCLUDED)

Beginning with 1998, TIAA has filed a consolidated federal income tax return with its subsidiary affiliates. The consolidated group has entered into a tax sharing agreement that follows the current reimbursement method, whereby members of the group will generally be reimbursed for their losses on a pro-rata basis by other members of the group to the extent that they have taxable income, subject to limitations imposed under the Code. Amounts due from the subsidiaries for federal income taxes were $2,700 and $3,300 at December 31, 2002 and 2001, respectively.


NOTE 12 - PENSION PLAN AND POSTRETIREMENT BENEFITS

TIAA maintains a qualified, noncontributory defined contribution pension plan covering substantially all employees. All employee pension plan liabilities are fully funded through retirement annuity contracts. Contributions are made semi-monthly to each participant's contract based on a percentage of salary, with the applicable percentage varying by attained age. All contributions are fully vested after five years of service. Forfeitures arising from terminations prior to vesting are used to reduce future employer contributions. The accompanying statements of operations include contributions to the pension plan of approximately $35,100, $31,000, and $25,500 in 2002, 2001 and 2000,
respectively. This includes supplemental contributions made to company-owned annuity contracts under a non-qualified deferred compensation plan.

In addition to the pension plan, TIAA provides certain other postretirement life and health insurance benefits to eligible retired employees who meet prescribed age and service requirements. The postretirement benefit obligation for retirees and fully eligible employees was approximately $44,900 at December 31, 2002. The postretirement benefit obligation for non-vested employees was approximately $49,700 at December 31, 2002. The unrecognized transition obligation was $7,800 and $8,600 at December 31, 2002 and 2001, respectively. The cost of such benefits reflected in the accompanying statements of operations was approximately $3,300, $3,300, and $2,900 for 2002, 2001 and 2000, respectively.
The discount rate used in determining the postretirement benefit obligations was 6.75% per year and the medical care cost trend rate was 9.0% per year in 2002, decreasing by 0.5% -- 1.0% in each future year, to an ultimate rate of 5.0% per year in 2008. As the plan is not pre-funded, the value of plan assets is zero. The accrued postretirement benefit liability was $39,500 and $35,000 as of December 31, 2002 and 2001, respectively.

The medical care cost trend rate assumption has a significant effect on the amounts reported. To illustrate, increasing the assumed medical care cost trend rates by one percentage point in each year would increase the postretirement benefit obligation as of December 31, 2002 by approximately $7,000 and the eligibility cost and interest cost components of net periodic postretirement benefit expense for 2002 by approximately $1,100.

TIAA also maintains a non-qualified deferred compensation plan for non-employee trustees and members of the TIAA Board of Overseers. The plan provides an award equal to 50% of the annual stipend that is invested annually in company-owned annuity contracts. Payout of accumulations is normally made in a lump sum following the trustee's or member's separation from the Board.

              TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

                             (AMOUNTS IN THOUSANDS)


NOTE 13 - POLICY AND CONTRACT RESERVES

At December 31, 2002 and 2001, TIAA's general account annuity reserves are summarized as follows:

                                                                  2002                      2001
                                                          ----------------------    ----------------------
                                                             AMOUNT      PERCENT       AMOUNT      PERCENT
                                                          ------------   -------    ------------   -------
     Subject to discretionary withdrawal:
       At book value without adjustment ...............   $ 18,104,197      15.6%   $ 13,914,090      13.1%
       At market value ................................             --        --              --        --
     Not subject to discretionary withdrawal ..........     98,202,616      84.4      92,243,761      86.9
                                                          ------------   -------    ------------   -------
     Total annuity reserves ...........................    116,306,813     100.0%    106,157,851     100.0%
                                                                         =======                   =======
     Reconciliation to total policy &
       contract reserves shown on the
       balance sheet:
       Reserves on other life policies & contracts ....        405,404                   445,385
       Reserves on accident & health policies .........        201,226                   760,230
                                                          ------------              ------------
     Total policy and contract reserves ...............   $116,913,443              $107,363,466
                                                          ============              ============


As of December 31, 2002, the reserve to cover premium deficiencies in certain group disability insurance blocks of business was approximately $1,900 on a gross basis. The reserve to cover future claims settlement expenses for the group disability business was approximately $23,000 on a gross basis. However, both of these reserves have been completely reinsured, and are therefore $ 0 on a net basis at December 31, 2002. TIAA continues to hold the additional long-term care insurance reserves in the amount of $10,000 that were established in accordance with regulatory actuarial asset and reserve adequacy requirements on December 31, 2001. On December 31, 2002, additional reserves in the amount of approximately $800 were established to cover premium deficiencies in the individual major medical block of business.

On January 1, 2001, in accordance with statutory accounting requirements, additional reserves in the amount of approximately $22,300 were established to cover premium deficiencies in certain group disability insurance blocks of business. At December 31, 2001, the reserve was approximately $10,000. In addition, at December 31, 2001, additional reserves amounting to approximately $22,000 were established to cover future claims settlement expenses for the group disability insurance business, and additional long-term care insurance reserves in the amount of $10,000 were established in accordance with regulatory actuarial asset and reserve adequacy requirements.


NOTE 14 - REINSURANCE

TIAA entered into an indemnity reinsurance agreement dated October 1, 2002 with Standard Insurance Company, ("Standard"), to reinsure on a 100% coinsurance basis all the liabilities associated with its group life and group disability blocks of business. The agreement was approved by the Department on September 30, 2002. At closing Standard paid TIAA $75,000 as a ceding commission, and TIAA transferred cash equal to the liabilities of $723,100 to Standard. The ceding commission was recorded as an increase in surplus, net of direct expenses of $8,100 associated with the transaction pursuant to SSAP #61 - Life, Deposit-Type and Accident and Health Reinsurance, SSAP #24 - Discontinued Operations and Extraordinary Items, and Appendix 791 - Life and Health Reinsurance Agreements. The net ceding commission of $66,900 will be amortized into income in subsequent periods.

              TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

                             (AMOUNTS IN THOUSANDS)


NOTE 15 - COMMERCIAL PAPER/LIQUIDITY FACILITY

TIAA began issuing commercial paper in May 1999 under a maximum authorized program of $2,000,000. TIAA had outstanding obligations at December 31, 2002 and 2001 of $100,600 and $ 0, respectively. Interest expense totaled approximately $26, $ 0, and $50,500 during 2002, 2001 and 2000, respectively. The interest rate on outstanding obligations was 1.35%. TIAA maintains a short-term revolving credit liquidity facility of approximately $1,000,000 to support the commercial paper program. This liquidity facility has not been utilized.


NOTE 16 - CONTINGENCIES AND GUARANTEES

SUBSIDIARY AND AFFILIATE GUARANTEES: TIAA guarantees the debt obligations of TGM. TGM aggregate debt obligations to third parties as of December 31, 2002 was $1,011,800. The carrying value of TGM's total assets at December 31, 2002, that can be used to satisfy TGM's obligations was $1,181,200.

TIAA  has  a  financial  support  agreement  with  TIAA-CREF  Life.  Under  this agreement, TIAA will provide support so that TIAA-CREF Life will have the greater of capital and surplus of $250,000 or the amount of capital and surplus necessary to maintain TIAA-CREF Life's capital and surplus at a level not less than 150% of the NAIC Risk Based Capital model or such other amount as necessary to maintain TIAA-CREF Life's financial strength rating, at least the same as TIAA's ratings at all times. This agreement is not an evidence of indebtedness or an obligation or liability of TIAA and does not provide any creditor of TIAA-CREF Life with recourse to TIAA. TIAA made a $10,000 additional capital contribution to TIAA-CREF Life during 2002 pursuant to this agreement. TIAA-CREF Life maintains a $100,000 unsecured credit facility arrangement with TIAA, a portion of which is on a committed basis. As of December 31, 2002, $30,000 of this facility was maintained on a committed basis for which TIAA-CREF Life paid a commitment fee of 3 bps. In 2002, there were two drawdowns totaling $8,600 that were repaid by December 31, 2002.

TIAA also provides guarantees to the CREF accounts, for which it is compensated, for certain mortality and expense risks pursuant to an Immediate Annuity Purchase Rate Guarantee Agreement. TIAA provides a $1,000,000 uncommitted line of credit to CREF, TIAA-CREF Mutual Funds and TIAA-CREF Institutional Mutual Funds. Loans under this revolving credit facility have a maximum of 60 days and are made solely at the discretion of TIAA to fund shareholder redemption requests or other temporary or emergency needs of the Funds. It is the intent of TIAA and the Funds to use this facility as a supplemental liquidity facility, which would only be used after the Funds have exhausted the availability of its current $2,250,000, committed credit facility that it maintains with a group of banks.

SEPARATE ACCOUNT GUARANTEES: TIAA provides mortality and expense guarantees to the VA-1, for which it is compensated. TIAA guarantees that at death, the total death benefit payable from the fixed and variable accounts will be at least a return of total premiums paid less any previous withdrawals. TIAA also guarantees that expense charges to VA-1 participants will never rise above the maximum amount stipulated in the contract.

TIAA provides mortality, expense and liquidity guarantees to the REA, and is compensated for these guarantees. TIAA guarantees that once REA participants begin receiving lifetime annuity income benefits, monthly payments will never be reduced as a result of adverse mortality experience. TIAA also guarantees that expense charges to REA participants will never rise above the maximum amount stipulated in the contract. TIAA provides REA with a liquidity guarantee to ensure it has funds available to meet participant transfer or cash withdrawal requests. If REA cannot fund participant requests, TIAA's general account will fund them by purchasing Accumulation Units. TIAA guarantees that participants will be able to redeem their Accumulation Units at their then current daily net asset value.

              TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

          NOTES TO STATUTORY - BASIS FINANCIAL STATEMENTS - (CONCLUDED)
                             (AMOUNTS IN THOUSANDS)


NOTE 16 - CONTINGENCIES AND GUARANTEES - (CONCLUDED)

OTHER CONTINGENCIES AND GUARANTEES: Pursuant to a forward sale agreement with Lehman Brothers International, in connection with a future securitization transaction, TIAA is obligated to bear the pricing risk of the underlying warehoused securities and associated hedges entered into by Lehman Brothers, in the event that the proposed securitization transaction fails to close. TIAA also is entitled to earn the difference between the financing rate and the interest accrued on the warehoused securities during the warehousing period, known as the carry. TIAA anticipates that the transaction will close in early 2003. At December 31, 2002, the potential net loss on the related securities and hedges was $6,100 and $5,100, respectively. TIAA was also entitled to a warehouse carry amount of $2,200 as of December 31, 2002.

TIAA replicates investment grade corporate bonds in conjunction with US Treasury securities by writing credit default swaps to earn a premium by issuing insurance to the buyer of default protection. The fair value of credit default swaps at December 31, 2002 was ($4,100).

In the ordinary conduct of certain of its investment activities, TIAA provides standard indemnities covering a variety of potential exposures. For instance, TIAA provides indemnifications in connection with site access agreements relating to due diligence review for real estate acquisitions; and TIAA provides indemnification to underwriters in connection with the issuance of securities by or on behalf of TIAA, or its subsidiaries. It is the opinion of TIAA's management that such indemnities do not materially affect TIAA's financial position, results of operations or liquidity.

Subsequent to filing its annual statement with the Department, TIAA recorded an additional liability of $35,000 for the aggregate amount of various contingencies, which is reflected in these financial statements. It is the opinion of management that any liabilities which might arise from litigation, state guaranty fund assessments, tax and other matters, over and above amounts already provided for in the financial statements, are not considered material in relation to TIAA's financial position or the results of its operations.

Unless specifically stated, TIAA is unable to determine the maximum potential future payments under the above stated guarantees and indemnifications.


NOTE 17 - SUBSEQUENT EVENTS

In January 2003, TGM issued $1,250,000 of senior notes due in 2006-2008. This debt is rated AAA by Standard & Poor's Rating Services, Aaa by Moody's Investors Services, Inc., and AAA by Fitch Ratings, and is guaranteed by TIAA.

                                   SIGNATURES


               Pursuant to the requirements of the Securities Act of 1933, the registrant, TIAA Real Estate Account, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York, on the 29th day of April, 2003.

                            TIAA REAL ESTATE ACCOUNT

                                 By: TEACHERS INSURANCE AND ANNUITY
                                     ASSOCIATION OF AMERICA

                                     By:  /s/ Lisa Snow
                                         ---------------------------------
                                              Lisa Snow
                                              Vice President and
                                              Chief Counsel, Corporate Law



               Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons, trustees and officers of Teachers Insurance and Annuity Association of America, in the capacities and on the dates indicated.


Signature                       Title                                    Date
---------                       -----                                    ----
 /s/ Herbert M. Allison, Jr.    Chairman, President and                  4/29/03
----------------------------    Chief Executive Officer
Herbert M. Allison, Jr.         (Principal Executive Officer)
                                and Trustee

 /s/ Martin L. Leibowitz        Vice Chairman, Chief Investment          4/29/03
----------------------------    Officer and Trustee
Martin L. Leibowitz

 /s/ Richard L. Gibbs           Executive Vice President                 4/29/03
----------------------------    (Principal Financial and
Richard L. Gibbs                Accounting Officer)

Signature of Trustee           Date         Signature of Trustee        Date

/s/ Elizabeth E. Bailey        4/29/03      /s/ Robert M. O'Neil        4/29/03
---------------------------                 ------------------------
Elizabeth E. Bailey                         Robert M. O'Neil


/s/ Willard T. Carleton        4/29/03      /s/ Leonard S. Simon        4/29/03
---------------------------                 ------------------------
Willard T. Carleton                         Leonard S. Simon


/s/ Robert C. Clark            4/29/03      /s/ Ronald L. Thompson      4/29/03
---------------------------                 ------------------------
Robert C. Clark                             Ronald L. Thompson


                                            /s/ Paul R. Tregurtha       4/29/03
----------------------------                ------------------------
Estelle A. Fishbein                         Paul R. Tregurtha


/s/ Ruth Simms Hamilton        4/29/03      /s/ William H. Waltrip      4/29/03
---------------------------                 ------------------------
Ruth Simms Hamilton                         William H. Waltrip


/s/ Marjorie Fine Knowles      4/29/03      /s/ Rosalie J. Wolf         4/29/03
---------------------------                 ------------------------
Marjorie Fine Knowles                       Rosalie J. Wolf

                         REPORT OF INDEPENDENT AUDITORS


To the Participants of the TIAA Real Estate Account and the Board of Trustees of Teachers Insurance and Annuity Association of America:

We have audited the consolidated financial statements of the TIAA Real Estate Account ("Account") of Teachers Insurance and Annuity Association of America ("TIAA") as of December 31, 2002 and 2001, and for each of the three years in the period ended December 31, 2002 and have issued our report thereon dated February 7, 2003 included elsewhere in this Registration Statement. Our audits also included the financial statement schedule listed in Item 16(b) of this Registration Statement. This schedule is the responsibility of TIAA's management. Our responsibility is to express an opinion based on our audits.

In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

                                                   /s/ Ernst & Young LLP


New York, New York
February 7, 2003

                            TIAA REAL ESTATE ACCOUNT
                        SCHEDULE III - REAL ESTATE OWNED
                                DECEMBER 31, 2002

                                                                  COSTS CAPITALIZED
                                                                    SUBSEQUENT TO
                                                                     ACQUISITION
                                                  INITIAL COST       (INCLUDING           VALUE AT          YEAR
                                        ENCUM-     TO ACQUIRE     UNREALIZED GAINS      DECEMBER 31,    CONSTRUCTION       DATE
          DESCRIPTION                   BRANCES     PROPERTY         AND LOSSES)            2002          COMPLETED      ACQUIRED
----------------------------------     ---------  ------------    -----------------     ------------    ------------   ------------
River Road Distribution Center           $-0-      $4,174,182         ($24,182)          $4,150,000         1995         11/22/95
Industrial Building
Fridley, Minnesota

The Greens At Metrowest Apartments        -0-      12,522,047         1,377,953          13,900,000         1990         12/15/95
Apartments
Orlando, Florida

Butterfield Industrial Park               -0-       4,456,125            43,875           4,500,000         1981         12/22/95
Industrial Building
El Paso, Texas (1)

Plantation Grove Shopping Center          -0-       7,350,129           849,871           8,200,000         1995         12/28/95
Shopping Center
Ocoee, Florida

The Millbrook Collection                  -0-       6,774,711           225,289           7,000,000         1988         03/29/96
Shopping Center
Raleigh, North Carolina

The Lynnwood Collection                   -0-       6,708,120         1,275,165           7,983,285         1988         03/29/96
Shopping Center
Raleigh, North Carolina

Monte Vista                               -0-      17,663,849         2,835,413          20,499,262         1995         06/21/96
Apartments
Littleton, Colorado

                                                                  COSTS CAPITALIZED
                                                                    SUBSEQUENT TO
                                                                     ACQUISITION
                                                  INITIAL COST       (INCLUDING           VALUE AT          YEAR
                                        ENCUM-     TO ACQUIRE     UNREALIZED GAINS      DECEMBER 31,    CONSTRUCTION       DATE
          DESCRIPTION                   BRANCES     PROPERTY         AND LOSSES)            2002          COMPLETED      ACQUIRED
----------------------------------     ---------  ------------    -----------------     ------------    ------------   ------------
Royal St. George                         $-0-      $16,072,612       $  1,027,388       $ 17,100,000        1995        12/20/96
Apartments
West Palm Beach, Florida

Interstate Crossing                       -0-        6,454,888           (149,982)         6,304,906        1995        12/31/96
Industrial Building
Eagan, Minnesota

Westcreek Apartments                      -0-       13,488,279          5,197,833         18,686,112        1988        01/02/97
Apartments
Westlake Village, California

Westinghouse Facility                     -0-        6,089,473           (789,473)         5,300,000        1997        02/05/97
Industrial Building
Coral Springs, Florida

Rolling Meadows Shopping Center           -0-       12,930,463            (80,463)        12,850,000        1957        05/28/97
Shopping Center
Rolling Meadows, Illinois

Eastgate Distribution Center              -0-       11,952,402          3,247,598         15,200,000        1996        05/29/97
Industrial Building
San Diego, California

Five Centerpointe                         -0-       15,656,341            345,813         16,002,154        1988        04/21/97
Office Building
Lake Oswego, Oregon

Longview Executive Park                   -0-       23,628,567          1,362,237         24,990,804        1988        04/21/97
Office Building
Longview, Maryland

                                                                  COSTS CAPITALIZED
                                                                    SUBSEQUENT TO
                                                                     ACQUISITION
                                                  INITIAL COST       (INCLUDING           VALUE AT          YEAR
                                        ENCUM-     TO ACQUIRE     UNREALIZED GAINS      DECEMBER 31,    CONSTRUCTION       DATE
          DESCRIPTION                   BRANCES     PROPERTY         AND LOSSES)            2002          COMPLETED      ACQUIRED
----------------------------------     ---------  ------------    -----------------     ------------    ------------   ------------
Northmark Business Center                $-0-      $8,812,644          ($812,644)        $8,000,000        1985         04/21/97
Office Building
Blue Ash, Ohio

Fairgate at Ballston                      -0-      26,977,436          3,722,564         30,700,000        1988         04/21/97
Office Building
Arlington, Virginia

Parkview Plaza                            -0-      49,412,494            903,200         50,315,694        1990         04/29/97
Office Building
Oakbrook Terrace, Illinois

Lincoln Woods Apartments                  -0-      21,464,483           3,211,697        24,676,180        1991         10/20/97
Apartments
Lafayette Hill, Pennsylvania

371 Hoes Lane                             -0-      15,499,306          (4,681,511)       10,817,795        1986         12/15/97
Office Building
Piscataway, New Jersey

Columbia Centre III                       -0-      38,580,069          (4,780,069)       33,800,000        1989         12/23/97
Office Building
Rosemont, Illinois

The Lodge at Willow Creek                 -0-      27,562,882           3,437,118        31,000,000        1997         12/24/97
Apartments
Douglas County, Colorado

The Legends at Chase Oaks                 -0-      29,701,668          (3,701,668)       26,000,000        1997         03/31/98
Apartments
Plano, Texas

                                                                  COSTS CAPITALIZED
                                                                    SUBSEQUENT TO
                                                                     ACQUISITION
                                                  INITIAL COST       (INCLUDING           VALUE AT          YEAR
                                        ENCUM-     TO ACQUIRE     UNREALIZED GAINS      DECEMBER 31,    CONSTRUCTION       DATE
          DESCRIPTION                   BRANCES     PROPERTY         AND LOSSES)            2002          COMPLETED      ACQUIRED
----------------------------------     ---------  ------------    -----------------     ------------    ------------   ------------
Chicago Industrial Portfolio             $-0-      $41,953,686         ($1,853,686)      $40,100,000        1997         06/30/98
Industrial Building
Joliet, Illinois

Golfview Apartments                       -0-       28,066,591          (1,826,591)       26,240,000        1998         07/31/98
Apartments
Lake Mary, Florida

Indian Creek Apartments                   -0-       17,002,932             697,068        17,700,000        1988         10/08/98
Apartments
Farmington Hills, Michigan

Bent Tree Apartments                      -0-       14,420,590          (1,020,590)       13,400,000        1987         10/22/98
Apartments
Columbus, Ohio

UPS Distribution Facility                 -0-       10,989,393             510,607        11,500,000        1998         11/13/98
Industrial Building
Fernly, Nevada

Ontario Industrial Portfolio              -0-      105,364,400           2,635,600       108,000,000        1997         12/17/98
Industrial Building
Ontario, California

IDI Kentucky Portfolio                    -0-       53,030,599          (2,830,599)       50,200,000        1998         12/17/98
Industrial Building
Hebron, Kentucky

FEDEX Distribution Facility               -0-        7,828,025            (328,025)        7,500,000        1998         12/18/98
Industrial Building
Crofton, Maryland

                                                                  COSTS CAPITALIZED
                                                                    SUBSEQUENT TO
                                                                     ACQUISITION
                                                  INITIAL COST       (INCLUDING           VALUE AT          YEAR
                                        ENCUM-     TO ACQUIRE     UNREALIZED GAINS      DECEMBER 31,    CONSTRUCTION       DATE
          DESCRIPTION                   BRANCES     PROPERTY         AND LOSSES)            2002          COMPLETED      ACQUIRED
----------------------------------     ---------  ------------    -----------------     ------------    ------------   ------------
Biltmore Commerce Center                 $-0-      $37,323,058         ($8,928,845)      $28,394,213        1985         02/23/99
Office Building
Phoenix, Arizona

The Colorado                              -0-       52,687,840           3,014,774        55,702,614        1987         04/14/99
Apartments
New York, New York

Sawgrass Office Portfolio                 -0-       52,933,368          (7,933,368)       45,000,000        1998         05/11/99
Office Building
Sunrise, Florida

780 Third Avenue                          -0-      161,511,019          16,988,981       178,500,000        1984         07/08/99
Office Building
New York, New York

Monument Place                            -0-       34,597,698          (1,097,698)       33,500,000        1990         07/15/99
Office Building
Fairfax, Virginia

88 Kearney Street                         -0-       65,795,171            (711,914)       65,083,257        1986         07/22/99
Office Building
San Francisco, California

10 Waterview Boulevard                    -0-       31,063,636          (4,063,636)       27,000,000        1984         07/27/99
Office Building
Parsippany, New Jersey

Larkspur Courts                           -0-       53,038,988           1,975,512        55,014,500        1991         08/17/99
Apartments
Larkspur, California

                                                                  COSTS CAPITALIZED
                                                                    SUBSEQUENT TO
                                                                     ACQUISITION
                                                  INITIAL COST       (INCLUDING           VALUE AT          YEAR
                                        ENCUM-     TO ACQUIRE     UNREALIZED GAINS      DECEMBER 31,    CONSTRUCTION       DATE
          DESCRIPTION                   BRANCES     PROPERTY         AND LOSSES)            2002          COMPLETED      ACQUIRED
----------------------------------     ---------  ------------    -----------------     ------------    ------------   ------------
Columbus Portfolio                       $-0-      30,227,305         ($6,627,305)      $ 23,600,000        1997         11/30/99
Office Building
Columbus, Ohio

Konica Photo Imaging Headquarters         -0-      17,049,875             850,125         17,900,000        1999         12/21/99
Industrial Building
Mahwah, New Jersey

Atlanta Industrial Portfolio              -0-      39,816,868          (1,416,868)        38,400,000        1999         04/04/00
Industrial Building
Atlanta, Georgia

1801 K Street, N.W.                       -0-      40,719,040          21,917,796        162,636,836        1971         05/15/00
Office Building
Washington, DC

Northpoint Commerce Center                -0-      38,818,013            (845,959)        37,972,054        1994         06/15/00
Industrial Building
Fullerton, California

Morris Corporate Center III               -0-     103,119,739         (10,719,739)        92,400,000        1990         07/12/00
Office Building
Parsippany, New Jersey

Ashford Meadows Apartments                -0-      64,171,626          (2,171,626)        62,000,000        1998         09/28/00
Apartments
Herndon, Virginia

Landmark at Salt Lake City (Building #4)  -0-      14,411,088          (1,711,088)        12,700,000        2000         11/03/00
Industrial Building
Salt Lake City, Utah

                                                                  COSTS CAPITALIZED
                                                                    SUBSEQUENT TO
                                                                     ACQUISITION
                                                  INITIAL COST       (INCLUDING           VALUE AT          YEAR
                                        ENCUM-     TO ACQUIRE     UNREALIZED GAINS      DECEMBER 31,    CONSTRUCTION       DATE
          DESCRIPTION                   BRANCES     PROPERTY         AND LOSSES)            2002          COMPLETED      ACQUIRED
----------------------------------     ---------  ------------    -----------------     ------------    ------------   ------------
Cabot Industrial Portfolio               $-0-     $ 38,659,380       $  2,927,185       $ 41,586,565        2000         11/17/00
Industrial Building
Rancho Cucamonga, California

Maitland Promenade One                    -0-       36,520,162          1,079,838         37,600,000        1999         12/14/00
Office Building
Maitland, Florida

Dallas Industrial Portfolio               -0-      138,389,123         (2,354,169)       136,034,954        1997         12/19/00
Industrial Building
Coppell, Texas

BISYS Fund Services Building              -0-       32,332,485          2,367,515         34,700,000        2001         11/30/99
Office Building
Columbus, Ohio

Batterymarch Park II                      -0-       17,824,765         (2,824,765)        15,000,000        1986         05/31/01
Office Building
Quincy, Massachusetts

South River Road Industrial               -0-       33,700,429           (900,429)        32,800,000        1999         06/25/01
Industrial Building
Cranbury, New Jersey

Needham Corporate Center                  -0-       28,150,986         (1,650,986)        26,500,000        1987         07/30/01
Office Building
Needham, Massachusetts

South Florida Apt Portfolio               -0-       44,114,457          2,685,543         46,800,000        1986         08/24/01
Apartments
Boca Raton, Florida

                                                                  COSTS CAPITALIZED
                                                                    SUBSEQUENT TO
                                                                     ACQUISITION
                                                  INITIAL COST       (INCLUDING           VALUE AT          YEAR
                                        ENCUM-     TO ACQUIRE     UNREALIZED GAINS      DECEMBER 31,    CONSTRUCTION       DATE
          DESCRIPTION                   BRANCES     PROPERTY         AND LOSSES)            2002          COMPLETED      ACQUIRED
----------------------------------     ---------  ------------    -----------------     ------------    ------------   ------------
The Fairways of Carolina                 $-0-     $ 17,286,931       ($1,186,931)       $ 16,100,000        1993         08/24/01
Apartments
Margate, Florida

Quiet Waters at Coquina Lakes             -0-       19,094,415        (1,494,415)         17,600,000        1995         08/24/01
Apartments
Deerfield Beach, Florida

9 Hutton Centre                           -0-       20,448,764        (1,023,272)         19,425,493        1981         10/30/01
Office Building
Santa Ana, California

Doral Pointe Apartments                   -0-       45,341,796        (1,834,379)         43,507,416        1990         11/06/01
Apartments
Miami, Florida

1015 15th Street                          -0-       48,749,491         2,850,509          51,600,000        1978         11/09/01
Office Building
Washington D.C.

Kenwood Mews Apartments                   -0-       22,686,216            13,784          22,700,000        1991         11/30/01
Apartments
Burbank, California

Ten & Twenty Westport Road                -0-      140,178,508          (178,508)        140,000,000        2001         12/28/01
Office Building
Wilton, Connecticut

The Farragut Building                     -0-       46,170,678            329,323         46,500,000        1962         05/16/02
Office Building
Washington, DC

                                                                  COSTS CAPITALIZED
                                                                    SUBSEQUENT TO
                                                                     ACQUISITION
                                                  INITIAL COST       (INCLUDING           VALUE AT          YEAR
                                        ENCUM-     TO ACQUIRE     UNREALIZED GAINS      DECEMBER 31,    CONSTRUCTION       DATE
          DESCRIPTION                   BRANCES     PROPERTY         AND LOSSES)            2002          COMPLETED      ACQUIRED
----------------------------------     ---------  ------------    -----------------     ------------    ------------   ------------
The Legacy at Westwood Apartments        $-0-     $ 85,075,210          $0              $ 85,075,210        2001         09/09/02
Apartments
Los Angeles, California

Westwood Marketplace                      -0-       74,026,411           0                74,026,411        1950         09/26/02
Shopping Center
Los Angeles, California

The Point on Tampa Bay                    -0-       41,239,643           0                41,239,643        1982         10/09/02
Office Building
Tampa, Florida

Corporate Boulevard                       -0-       68,020,401           0                68,020,401        1989         10/31/02
Office Building
Rockville, Maryland

Regents Court Apartments                  -0-       49,567,031           0                49,567,031        2001         11/15/02
Apartments
San Diego, California

Oak Brook Regency Towers                  -0-       66,602,200           0                66,602,200        1977         11/26/02
Office Building
Oakbrook, Illinois

701 Brickell                              -0-      172,088,618           0               172,088,618        1986         11/27/02
Office Building
Miami, Florida

Mellon Financial Center at                -0-      261,896,938           0               261,896,938        1970         12/03/02
  One Boston Place
Office Building
Boston, Massachusetts

                                                                 COSTS CAPITALIZED
                                                                   SUBSEQUENT TO
                                                                    ACQUISITION
                                                 INITIAL COST       (INCLUDING            VALUE AT          YEAR
                                     ENCUM-       TO ACQUIRE     UNREALIZED GAINS       DECEMBER 31,    CONSTRUCTION       DATE
          DESCRIPTION                BRANCES       PROPERTY         AND LOSSES)             2002          COMPLETED      ACQUIRED
--------------------------------    ---------    ------------    -----------------      ------------    ------------   ------------
Longwood Towers                       $-0-      $   80,202,248             $0             $80,202,248       1926         12/12/02
Apartments
Brookline, Massachusetts

Alexan Buckhead                        -0-          45,739,570              0              45,739,570       2002         12/30/02
Apartments
Atlanta, Georgia
                                     -----      --------------        -----------      --------------
                                     $ -0-      $3,273,980,574        $ 7,351,791      $3,281,332,364
                                     =====      ==============        ===========      ==============

(1) Leasehold interest only



Reconciliation of investment property owned:
Balance at beginning of period                             $2,330,914,466
Acquisitions (including properties
  under construction)                                       1,051,818,027
Dispositions                                                  (25,923,370)
  (Initial Cost 20,003,383, costs capitalized 5,919,987)
Capital improvements and carrying costs
  (including unrealized gains and losses)                     (75,476,759)
                                                           --------------

Balance at end of period                                   $3,281,332,364
                                                           ==============

                                  Exhibit Index

(1) Amendment to Distribution and Administrative Services Agreement by and between TIAA and TIAA-CREF Individual & Institutional Services, Inc.

(3)    (A)    Charter of TIAA (as amended)

       (B)    Bylaws of TIAA (as amended)

(5)    Opinion and Consent of Charles H. Stamm, Esquire

(10)   (A)    Letter Agreement renewing term of Independent Fiduciary Agreement

(23)   (B)    Consent of Sutherland Asbill & Brennan LLP

       (C)    Consent of Ernst & Young LLP

       (D)    Consent of Friedman, Alpren & Green LLP